UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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EPR Properties

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NOTICE OF 2021 ANNUAL MEETING

OF SHAREHOLDERS

Meeting Information

Date:	May 28, 2021
Time:	11:00 a.m.
Location:	EPR Properties
909 Walnut Street, Suite 200
Kansas City, Missouri 64106

April 16, 2021

Dear Shareholders:

The 2021 annual meeting of shareholders of EPR Properties will be held at our offices at 909 Walnut Street, Suite 200, Kansas City, Missouri 64106 on May 28, 2021 at 11:00 a.m. (local time). At the meeting, our shareholders will vote:

•

To elect Thomas M. Bloch, Barrett Brady, Peter C. Brown, James B. Connor, Robert J. Druten, Jack A. Newman, Jr., Virginia E. Shanks, Gregory K. Silvers and Robin P. Sterneck as trustees to serve for a one-year term (Proposal No. 1);

•	To approve our named executive officers’ compensation in an advisory vote (Proposal No. 2);

•	To approve amendments to our 2016 Equity Incentive Plan, including an increase to the number of authorized shares issuable under the plan (Proposal No. 3); and

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2021 (Proposal No. 4).

Shareholders will also transact any other business that may properly come before the meeting.

All holders of record of our common shares at the close of business on March 8, 2021 are entitled to vote at the meeting or any postponement or adjournment of the meeting.

We are pleased to continue to take advantage of the Securities and Exchange Commission rules that allow companies to furnish their proxy materials to their shareholders over the Internet. As a result, we are mailing to our shareholders a notice instead of a printed copy of this proxy statement and our 2020 annual report to shareholders. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those shareholders can receive a printed copy of our proxy materials, including this proxy statement, our 2020 annual report to shareholders and a form of proxy card or voting instruction form. Continuing to employ this distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

You are cordially invited to attend the meeting in person. Whether or not you intend to be present at the meeting, our Board of Trustees asks that you vote as promptly as possible. You may vote by proxy over the Internet or by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction form. Please review the instructions on each of your voting options described in this proxy statement, as well as in the notice you received in the mail. Your vote is important and all shareholders are encouraged to attend the meeting and vote in person or by proxy.

BY ORDER OF THE BOARD OF TRUSTEES

Craig L. Evans

Executive Vice President, General Counsel and Secretary

Special Note Regarding Possible Changes to our Annual Meeting. We are monitoring developments relating to the coronavirus (COVID-19) and how they may affect our 2021 annual meeting of shareholders. If we determine that any changes to our 2021 annual meeting of shareholders are necessary or appropriate, which may include changing the date and time of the meeting, including additional procedures for or limitations on meeting attendees, changing the location of the meeting or holding the meeting by remote communication, we will announce the changes, including how to participate in the meeting, in advance. Please monitor our website at www.eprkc.com for updated information.

909 Walnut, Suite 200      Kansas City, MO 64106      816.472.1700      Toll Free: 888 EPR REIT      Fax: 816.472.5794      www.eprkc.com

Proxy Statement EPR Properties 909 Walnut Street, Suite 200 Kansas City, Missouri 64106

This proxy statement (this “Proxy Statement”) provides information about the 2021 annual meeting of shareholders (the “Annual Meeting”) of EPR Properties (“we,” “us” or the “Company”) to be held at our offices at 909 Walnut Street, Suite 200, Kansas City, Missouri 64106, on May 28, 2021, beginning at 11:00 a.m. (local time), and at any postponements or adjournments of the meeting.

The Notice Regarding the Availability of Proxy Materials and this Proxy Statement and form of proxy are being distributed and made available on or about April 16, 2021.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting Information:

Time and Date:	11:00 a.m. (local time) on Friday, May 28, 2021

Place:	EPR Properties 909 Walnut Street, Suite 200 Kansas City, Missouri 64106

Record Date:	March 8, 2021

Voting:	Only shareholders of record at the close of business on March 8, 2021 are entitled to notice of, and to vote at, the Annual Meeting.

How to Vote:	If you are a shareholder of record, you may vote over the Internet, or by telephone or by mail if you received a printed set of proxy materials, or in person at the Annual Meeting. If you are a beneficial owner of our common shares of beneficial interest held in “street name,” you may vote at the Annual Meeting if you obtain a proxy from your bank, broker or other nominee that holds your shares. You may also vote over the Internet, or by telephone or by mail if you received a printed set of proxy materials.

Attending the Annual Meeting:

All shareholders as of the close of business on the record date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in “street name” through a broker, bank or other nominee, you will need to bring a legal proxy from your broker, bank or other nominee (the shareholder of record).

We currently intend to hold our Annual Meeting in person. However, we are monitoring developments relating to the coronavirus (COVID-19) and how they may affect our Annual Meeting. In the event we determine it is not possible or advisable to hold our Annual Meeting as currently proposed, we will publicly announce alternative arrangements for the meeting, which may include additional procedures or limitations on meeting attendees, holding the meeting in a different location or holding the meeting solely by means of remote communication (i.e., a virtual-only meeting). Please monitor our website at www.eprkc.com for updated information. If you are planning to attend our Annual Meeting, please check our website prior to the meeting date.

2021 Proxy Statement	Page 1

Annual Meeting Agenda and Voting Recommendations:

Proposal		Board’s Voting Recommendation	Page
No. 1	Election of Trustees	“FOR” each trustee nominee	16

The Company is asking shareholders to elect nine trustee nominees to the Board. The Board believes that the nominees possess the necessary experience, qualifications, attributes and skills to serve as trustees.

No. 2	Advisory Vote to Approve NEO Compensation	“FOR”	37
The Company is asking shareholders to approve, on an advisory basis, the compensation for the named executive officers disclosed in these proxy materials.
No. 3	Amendments to the 2016 Equity Incentive Plan, Including an Increase to the Number of Authorized Shares Reserved for Issuance	“FOR”	80

The Company is asking shareholders to approve amendments to the Company’s 2016 Equity Incentive Plan, including an increase to the number of authorized shares that are reserved for issuance under the plan.

No. 4	Ratification of Appointment of Independent Registered Public Accounting Firm	“FOR”	91

The Company and the Audit Committee are asking shareholders to ratify the engagement of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

2021 Proxy Statement	Page 2

Trustee Nominees:

The following table provides summary information about each trustee nominee.

Name	Age	Trustee Since	Principal Occupation	Committee Memberships
Thomas Bloch(1)	67	2013	Retired President and Chief Executive Officer of H&R Block, Inc.	Nominating/ Company Governance (Chair) and Compensation and Human Capital
Barrett Brady(1)	74	2004	Retired Senior Vice President of Highwoods Properties, Inc.	Finance
Peter C. Brown(1)	62	2010	Chairman of Grassmere Partners, LLC and Retired Chairman, Chief Executive Officer and President of AMC Entertainment Inc.	Audit and Finance (Chair)
James B. Connor(1)	62	2019	Chairman and Chief Executive Officer of Duke Realty Corporation	Compensation and Human Capital and Nominating/Company Governance
Robert J. Druten(1)(2)	74	1997	Retired Executive Vice President and Chief Financial Officer of Hallmark Cards Incorporated	Audit and Finance
Jack A. Newman, Jr.(1)	73	2009	Owner of Jack Newman Advisory Services and Retired Executive Vice President of Cerner Corporation	Audit (Chair) and Nominating/Company Governance
Virginia E. Shanks(1)	60	2019	Retired Executive Vice President and Chief Administrative Officer of Pinnacle Entertainment, Inc.	Audit and Compensation and Human Capital
Gregory K. Silvers	57	2015	Chief Executive Officer and President of EPR Properties	—
Robin P. Sterneck(1)	63	2013	President of Highland Birch Group	Compensation and Human Capital (Chair) and Nominating/Company Governance

   (1) Independent Trustee

   (2) Independent Chairman of the Board of Trustees

2021 Proxy Statement	Page 3

Corporate Governance Highlights:

•	Eight of the nine trustees, including the Chairman of the Board, are independent and meet regularly in executive session.

•	The roles of Chief Executive Officer and Chairman of the Board are separate.

•	We have adopted a majority vote standard for the election of trustees.

•	We impose trustee age limits.

•	Only independent trustees are Committee members.

•	The Board has a robust trustee nominee selection process.

•	The Board has share ownership guidelines for trustees and executive officers.

•	The Company has an anti-hedging policy.

•	Board, Committee and trustee performance evaluations are performed annually.

•	The Board and Committees are responsible for risk oversight.

•	The Nominating/Company Governance Committee is responsible for oversight of the Company’s strategy on corporate social responsibility and sustainability.

•	Shareholders are permitted to make amendments to the Bylaws.

•	The Board is not classified and each trustee is subject to reelection at each annual meeting of the shareholders.

•	Each of our trustees attended at least 81% of the meetings of the Board and 100% of the meetings of the Committees on which they served during the 2020 fiscal year.

•	Each of our trustees attended the Company’s 2020 Annual Meeting of Shareholders.

Impact of the COVID-19 Pandemic:

In 2019, we began the implementation of a strategy focused solely on future growth in experiential properties. We believe experiential is an enduring sector of the real estate industry and that our focus on properties in this sector, industry relationships and the knowledge of our management, provide us with a competitive advantage in providing capital to operators of these types of properties. We believe this focused niche approach aligns with long-term trends in consumer demand and offers the potential for higher growth and better yields. In pursuit of this strategy, we sold our remaining charter school portfolio in the fourth quarter of 2019, as well as a portion of our private school and early education portfolios in the fourth quarter of 2020. Our remaining Education portfolio, consisting of early childhood education centers and private schools, continues as a legacy investment and provides additional geographic and property diversity.

The outbreak of the COVID-19 pandemic severely impacted global economic activity during 2020 and caused significant volatility and negative pressure in financial markets, which is expected to continue into 2021. The global impact of the outbreak rapidly evolved and many jurisdictions within the United States and abroad reacted by instituting quarantines, mandating business and school closures and restricting travel. As a result, the COVID-19 pandemic severely impacted experiential real estate properties, given that such properties involve congregate social activity and discretionary consumer spending. During 2020, the COVID-19 pandemic negatively affected our business, and could continue to have a material adverse effect on our financial condition, results of operations and cash flows. The continuing impact of the COVID-19 pandemic on our business will depend on several factors,

2021 Proxy Statement	Page 4

including, but not limited to, the scope, severity and duration of the pandemic, the actions taken to contain the outbreak or mitigate its impact, the development and distribution of vaccines and the efficacy of those vaccines, the public’s confidence in the health and safety measures implemented by our tenants and borrowers, and the direct and indirect economic effects of the outbreak and containment measures, all of which are uncertain and cannot be predicted.

While the pandemic has created a very challenging environment, consumers have historically demonstrated an enduring desire for out-of-home congregate experiences. We expect that as COVID-19 vaccinations reach critical mass, business and school closures will be lifted and consumers will return to the leisure and recreation activities our properties offer. We believe that this is further supported by the fact that our customers offer popular and affordable entertainment and social outlet options, particularly through our theatres, eat & play and cultural venues. Additionally, we offer regional destinations (experiential lodging, ski, attractions and gaming properties) which are drive-to locations that do not require air travel. For a more detailed discussion of our response to the challenges of the COVID-19 pandemic during 2020, see “Compensation Discussion and Analysis – 2020 Operational Challenges and Accomplishments.”

Financial Highlights:

The following are financial highlights of 2020:

•	Total revenue from continuing operations was $414.7 million for 2020, representing a 36.4% decrease from 2019.

•

Net loss available to common shareholders for 2020 was $155.9 million, or a loss of $2.05 per diluted common share, compared to net income available to common shareholders of $178.1 million, or $2.32 per diluted common share, for 2019.

•	FFO (a non-GAAP financial measure) for 2020 was $38.7 million, or $0.51 per diluted common share, compared to $338.6 million, or $4.39 per diluted common share, for 2019.(1)

•

FFO as adjusted (a non-GAAP financial measure) for 2020 was $108.7 million, or $1.43 per diluted common share, compared to $423.2 million, or $5.44 per diluted common share, for 2019, representing a 73.7% decrease in per share results.(1)

•

In total, we had disposition net proceeds of approximately $227.8 million, including the sale of six private schools and four early childhood education centers pursuant to a tenant purchase option, for net proceeds of approximately $201.2 million.

•	We maintained our net debt to gross assets at 40% at December 31, 2020.

•	We temporarily suspended our monthly cash dividend to common shareholders after the common share dividend payable May 15, 2020.

•

We had cash on hand in excess of $1.0 billion at December 31, 2020. Subsequent to December 31, 2020, due to stronger collections, proceeds from dispositions and significant liquidity, we used a portion of our cash on hand to reduce borrowings under our unsecured revolving credit facility by $500.0 million, resulting in a remaining balance of $90.0 million on this $1.0 billion facility.

•

During 2020, we amended the agreements governing our bank credit facilities and private placement notes to, among other things, extend the waiver of our obligations to comply with certain covenants through the earlier of December 31, 2021, or when we provide notice that we elect to terminate the covenant relief period, subject to certain conditions.

(1)	For more information regarding these non-GAAP financial measures and for a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance

2021 Proxy Statement	Page 5

with GAAP, see “Non-GAAP Financial Measures” on pages 58 through 63 in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Executive Compensation Highlights:

Our Compensation and Human Capital Committee, which we refer to in this Proxy Statement as our Compensation Committee, has designed our executive compensation program to attract and retain quality executives by aligning our executives’ interests with those of our shareholders, motivating our executives to achieve superior performance, and rewarding them for such performance, with the overarching goal of maximizing long-term shareholder value. These key principles are reflected in the specific goals of our executive compensation program:

Align our Executives’ Interests with our Shareholders’ Interests	Motivate and Reward Superior Performance

•  Reward executives for performance on measures designed to increase shareholder value

•  Use equity-based incentives to ensure that executives focus on achieving appropriate earnings growth and dividend levels and building shareholder value

•  Create a balanced and competitive compensation program utilizing base salary, annual incentives, long-term equity-based incentive compensation, and other benefits

•  Emphasize variable performance-based compensation

2021 Proxy Statement	Page 6

To accomplish these goals, our executive compensation program emphasizes performance-based incentive compensation under our annual incentive program and long-term incentive plan payable primarily through equity grants, all of which are considered at-risk. Some of the compensation “best practices” we employ in furtherance of our philosophy include:

What We Do	What We Don’t Do

✓   The majority of total compensation is at-risk and tied to performance (i.e., not guaranteed); fixed salaries comprise a modest portion of each NEO’s overall compensation opportunity

✓   We enhance executive officer retention with time-based, multi-year vesting schedules for equity incentive awards

✓   To set variable pay, we establish performance goals for management, assess performance against these goals and compare our performance on key metrics against other comparable triple-net lease REITs

✓   Multi-year, long-term incentive equity awards use relative TSR as principal metrics

✓   We have share ownership guidelines for our executives and trustees

✓   We engage an independent compensation consultant to advise the Compensation Committee, which is comprised solely of independent trustees

✓   We incent executives to elect to receive AI awards in the form of nonvested, restricted common shares instead of cash by valuing the equity award at a premium, further aligning their interests with shareholders

✗  We do not provide our executives and will not provide any new executives with tax gross-ups with respect to payments made in connection with a change of control

✗   We do not allow hedging of Company securities

✗   We do not encourage unnecessary or excessive risk taking as a result of our compensation policies; annual incentive compensation is not based on a single performance metric and we do not have guaranteed minimum payouts

✗  We do not allow for repricing of common share options

✗  We do not provide excessive perquisites; our perquisites are market competitive to incent executive retention

2021 Proxy Statement	Page 7

Corporate Responsibility Highlights:

We strive to operate in a socially responsible and ethical manner. Our Company’s core values both distinguish us and guide our business activities. We foster honesty and respect among our employees, are committed to using resources in an environmentally conscious way, support the communities in which we work and uphold our corporate responsibilities for the benefit of our shareholders. Our Nominating/Company Governance Committee is specifically tasked under its committee charter with overseeing the Company’s strategy on corporate social responsibility and sustainability, including evaluating the impact of Company practices on communities and individuals, and developing and recommending to the Board for approval policies and procedures relating to the Company’s corporate social responsibility and sustainability activities.

Environmental Responsibility Highlights:

•	We discontinued single-use plastic water bottles and encourage the utilization of water machines installed throughout our headquarters.

•	In an effort to reduce and ultimately eliminate single-use plastic in our corporate headquarters, we provide reusable silverware, drinkware and dinnerware.

•

Our waste diversion strategies focus on recycling ink cartridges and aluminum, decreasing paper waste by encouraging employees to use paperless options and donating used office equipment and electronics when possible.

•	We use energy-efficient LED lighting at our headquarters with a significant portion that operate on an automatic lighting control system.

•	We strive to equip our headquarters with energy-efficient electronics and IT equipment.

•

We encourage our employees to seek out ways to decrease their daily environmental impact by walking or using mass transit. In addition, bike parking areas and electric car charging spaces are available within our building complex. Our Company also permits employees to telecommute.

•

We conduct extensive environmental due diligence on potential acquisitions as part of our underwriting process to determine if there are any recognized environmental conditions that affect our properties.

•	We encourage environmentally friendly practices and seek to educate our tenants regarding the importance of sustainability.

Social Responsibility Highlights:

We offer a variety of programs aimed at bettering the lives of our staff:

•	Our benefits include competitive base pay, performance-based restricted stock awards and a 401(k) with a robust company match.

•	We support our employees’ physical and mental health through paid parental leave, industry-leading health care benefits, unlimited sick leave, flexible paid time off and employee assistance programs.

•	We offer yearly wellness reimbursements, an on-site fitness center and fully stocked kitchens.

•	We provide opportunities for our associates to learn and thrive as professionals, including educational reimbursement, mentorship, executive coaching and ongoing professional development.

2021 Proxy Statement	Page 8

•

Our Company’s charitable giving program, EPR Impact, is a key cornerstone of our social responsibility. EPR Impact’s annual budget includes a pool of funds to support employee-directed contributions to nonprofit organizations where an employee is personally involved.

•	We match employee contributions annually up to a given amount for contributions from their personal funds to nonprofit organizations.

•	We also offer paid volunteer time, giving employees the chance to volunteer together during work hours and on dedicated days of service.

•

We respect people as individuals in all facets of our work. We promote diversity, equal opportunity and inclusion and do not tolerate discrimination, corruption or harassment and value human rights, regardless of race, color, religion, national origin, citizenship, marital status, gender, gender identity, gender expression, sexual orientation, age, disability, veteran status or other characteristics protected by law.

•

We believe that a safe and secure work environment is critical to the success of our business and encourage employee input and ongoing education about safety and security issues to protect those in our corporate office and hold vendors and consultants accountable to our standards.

•	Our policies and procedures embrace best practices for cybersecurity. Third-party vendors complement our processes by conducting independent cybersecurity testing and suggesting future enhancements.

2021 Proxy Statement	Page 9

ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Why am I receiving these materials?

We have made these materials available to you over the Internet or, upon your request, have delivered printed copies of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at the Annual Meeting, which will take place on Friday, May 28, 2021. As a shareholder, you are invited to attend the Annual Meeting and vote on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares.

What is included in the proxy materials?

The proxy materials include:

•	This Proxy Statement for the Annual Meeting; and

•	Our 2020 annual report to shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Annual Report”).

If you received a printed copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction form for the Annual Meeting.

What am I voting on?

Our Board of Trustees (also referred to herein as the “Board”) is soliciting your vote for:

•

The election of Thomas M. Bloch, Barrett Brady, Peter C. Brown, James B. Connor, Robert J. Druten, Jack A. Newman, Jr., Virginia E. Shanks, Gregory K. Silvers and Robin P. Sterneck and as trustees to serve for a one-year term (Proposal No. 1);

•	The approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in these materials (the “say-on-pay” vote) (Proposal No. 2);

•

The approval of amendments to the EPR Properties 2016 Equity Incentive Plan (the “2016 Equity Incentive Plan”), including an increase to the number of authorized shares issuable under the plan (Proposal No. 3); and

•	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2021 (Proposal No. 4).

What are the Board’s recommendations?

The Board recommends you vote:

•

“FOR” the election of Thomas M. Bloch, Barrett Brady, Peter C. Brown, James B. Connor, Robert J. Druten, Jack A. Newman, Jr., Virginia E. Shanks, Gregory K. Silvers and Robin P. Sterneck as trustees to serve for a one-year term (Proposal No. 1);

•	“FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in these materials (Proposal No. 2);

•	“FOR” the approval of amendments to our 2016 Equity Incentive Plan, including an increase to the number of authorized shares issuable under the plan (Proposal No. 3); and

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2021 (Proposal No. 4).

2021 Proxy Statement	Page 10

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

If I share an address with another shareholder, and we received only one paper copy of the proxy materials, how may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we are delivering a single copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to multiple shareholders who share the same address unless we have received contrary instructions from one or more of the shareholders. This procedure reduces our printing costs, mailing costs and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to any shareholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, this Proxy Statement or the Annual Report, shareholders may write or call us at the following address and telephone number:

EPR Properties

Attention: Secretary

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

(816) 472-1700

Shareholders who hold shares in “street name” (as described below) may contact their broker, bank or other similar nominee to request information about householding.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

•	View on the Internet the Company’s proxy materials for the Annual Meeting; and

•	Instruct the Company to send future proxy materials to you by email.

Our proxy materials are also available on the Internet at www.envisionreports.com/EPR.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Who is entitled to vote at the meeting?

Holders of record of our common shares at the close of business on March 8, 2021 (the “Record Date”), are entitled to receive notice of the Annual Meeting and to vote their common shares held on

2021 Proxy Statement	Page 11

that date at the meeting or any postponements or adjournments of the Annual Meeting. On the Record Date, 74,766,645 common shares of the Company were outstanding.

How many votes do I have?

On each matter presented at the Annual Meeting, you are entitled to one vote for each common share owned by you at the close of business on the Record Date.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the shareholder of record with respect to those shares, and we sent the Notice directly to you. If you requested printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a broker, bank or other nominee, then you are the beneficial owner of those shares in “street name,” and the Notice was forwarded to you by your broker, bank or other nominee who is considered the shareholder of record with respect to those shares. As a beneficial owner, you have the right to instruct your broker, bank or other nominee on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.” If you request printed copies of the proxy materials by mail, you will receive a vote instruction form.

If I am a shareholder of record of the Company’s shares, how do I vote?

There are four ways to vote:

•	In Person. If you are a shareholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

•	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card.

•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

If I am a beneficial owner of shares held in street name, how do I vote?

There are four ways to vote:

•

In Person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the broker, bank or other nominee that holds your shares. Please contact your broker, bank or other nominee for instructions regarding obtaining a legal proxy.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

•	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the vote instruction form.

•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided.

2021 Proxy Statement	Page 12

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our common shares outstanding on the Record Date will constitute a quorum, permitting the Annual Meeting to proceed. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

How are proxies voted?

All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions.

What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or

•	Sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the broker, bank or other nominee that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank or other nominee that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2021 (Proposal No. 4) is a matter considered routine under applicable rules. A broker, bank or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 4.

The election of trustees (Proposal No. 1), the say-on-pay vote (Proposal No. 2) and approval of amendments to our 2016 Equity Incentive Plan, including an increase to the number of authorized shares issuable under the plan (Proposal No. 3), are matters considered non-routine under applicable rules. A broker, bank or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposal Nos. 1, 2 and 3.

How many votes are needed to approve each item?

We have adopted a majority vote standard for the election of trustees. The affirmative vote of a majority of votes cast at the Annual Meeting is required for the election of trustees (Proposal No. 1). This means that the number of shares voted “FOR” each trustee nominee must exceed the number of votes “WITHHELD” from that trustee nominee in order for that nominee to be elected.

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The affirmative vote of a majority of votes cast at the Annual Meeting is required to: (i) approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in these materials (Proposal No. 2); (ii) approve the amendments to our 2016 Equity Incentive Plan, including an increase to the number of authorized shares issuable under the plan (Proposal No. 3); and (iii) ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2021 (Proposal No. 4). This means that the number of shares voted “FOR” each proposal must exceed the number of votes “AGAINST” that proposal in order for that proposal to be approved.

How are abstentions and broker non-votes counted?

Abstentions or withhold votes and broker non-votes will be counted to determine whether there is a quorum present. Each trustee nominee is elected by the affirmative vote of a majority of the votes cast for the election of that trustee nominee at the Annual Meeting. Only votes “FOR” or “WITHHELD” with respect to each trustee nominee are counted as votes cast. Broker non-votes are not counted as votes cast and will be entirely excluded from the vote and will have no effect on its outcome.

The proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in these materials (Proposal No. 2), the proposal to approve the amendments to our 2016 Equity Incentive Plan, including an increase to the number of authorized shares issuable under the plan (Proposal No. 3), and the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2021 (Proposal No. 4) each require the affirmative vote of a majority of the votes cast for that proposal at the Annual Meeting. Only votes “FOR” or “AGAINST” each proposal are counted as votes cast. Abstentions and broker non-votes are not counted as votes cast and will be entirely excluded from the vote and will have no effect on its outcome.

What is the effect of the advisory vote?

The vote of the shareholders regarding the compensation of our named executive officers as disclosed in these materials (Proposal No. 2) is an advisory vote, and the result will not be binding on the Board of Trustees or the Company. However, the Board and the Compensation Committee, which is comprised of independent trustees, will consider the outcome of the vote when making future executive compensation decisions.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date via the Internet or by telephone (in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or vote instruction form with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Secretary a written notice of revocation prior to the Annual Meeting.

Does the Company have a policy for confidential voting?

We have a confidential voting policy. Your proxy will be kept confidential and will not be disclosed to third parties, other than our inspector of election and personnel involved in processing the proxy instructions, ballots and voting tabulations, except where disclosure is mandated by law and in other limited circumstances.

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Where can I find the voting results of the Annual Meeting?

The Company intends to announce preliminary voting results at the Annual Meeting and disclose final results in a current report on Form 8-K or quarterly report on Form 10-Q filed with the SEC within four business days after the Annual Meeting. If final results are not yet known within that four business day period, the Company will disclose preliminary voting results in a Form 8-K and file an amendment to the Form 8-K to disclose the final results within four business days after such final results are known.

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COMPANY GOVERNANCE

Proposal No. 1 – Election of Trustees

What are you voting on?	The Board has nominated Thomas M. Block, Barrett Brady, Peter C. Brown, James B. Connor, Robert J. Druten, Jack A. Newman, Jr., Virginia E. Shanks, Gregory K. Silvers and Robin P. Sterneck to serve as trustees for terms expiring at the next annual meeting of shareholders or until their successors are duly elected and qualified.

The Board of Trustees consists of nine members. Prior to our 2018 annual meeting of shareholders, the Board of Trustees was divided into three classes having three-year terms that expired in successive years. At the 2018 annual meeting, the Company’s shareholders approved an amendment to the Company’s Declaration of Trust to phase-out the Company’s classified board structure to provide for the annual election of all directors. Consequently, trustees whose terms expire (or trustees elected to fill vacancies) after the 2018 annual meeting were elected to serve for a term expiring at the Company’s next annual meeting of shareholders. Pursuant to the amendment, the Company’s Board of Trustees will be fully declassified by the 2021 annual meeting. Thus, beginning with this Annual Meeting, the entire Board will be elected annually as a single class.

The nominees, Messrs. Bloch, Brady, Brown, Connor, Druten, Newman and Silvers and Mses. Shanks and Sterneck have been nominated upon the recommendation of the Nominating/Company Governance Committee, which is comprised solely of independent trustees. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them in accordance with the shareholder’s instruction or, if no instruction is made, for the election of the Board’s nominees for trustee.

Vote Required

Each trustee nominee who receives a majority of the votes cast in favor of such trustee nominee’s election (i.e., the number of shares voted “FOR” a trustee nominee must exceed the number of shares “WITHHELD” from that trustee nominee, excluding abstentions) will be elected a trustee, in an uncontested election.

The Company’s Trustee Resignation Policy provides that any trustee nominee who does not receive a majority of votes cast in favor of such trustee nominee’s election must promptly tender his or her irrevocable resignation to the Company’s Board, subject only to the condition that the Board accept the resignation. The Board and the Nominating/Company Governance Committee must consider and act on the resignation, as more fully described under “Additional Information Concerning the Board of Trustees – Mandatory Trustee Resignation Policy.”

Your Board recommends a vote “FOR” the election of Thomas M. Bloch, Barrett Brady, Peter C. Brown, James B. Connor, Robert J. Druten, Jack A. Newman, Jr., Virginia E. Shanks, Gregory K. Silvers and Robin P. Sterneck as trustees.

Here is a brief description of the backgrounds and principal occupations of all nine individuals nominated for election as trustees.

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Trustee Nominees

(Serving and Nominated for a Term Expiring at the 2022 Annual Meeting)

Thomas M. Bloch	Trustee since: 2013 and Nominee	Age: 67	Independent

Mr. Bloch retired as President and Chief Executive Officer of H&R Block, Inc. in 1995, after a nineteen-year career with the company. He began teaching math in Kansas City’s urban core in 1995 and then in 2000 co-founded University Academy, an urban college preparatory public charter school. Until 2013, Mr. Bloch served in numerous positions at the nationally recognized charter school, including as President of the Board for its first ten years and as a teacher. A past Chairman of the University of Missouri-Kansas City (UMKC) Trustees and the UMKC Foundation, he currently serves as Chairman of the Marion and Henry Bloch Family Foundation, and the H&R Block Foundation. He is the author of two books, Stand for the Best and Many Happy Returns. Mr. Bloch graduated cum laude from Claremont McKenna College in Claremont, California in 1976.

Barrett Brady	Trustee since: 2004 and Nominee	Age: 74	Independent

Mr. Brady retired on December 31, 2008 from his position as Senior Vice President of Highwoods Properties, Inc., a NYSE-listed real estate investment trust. Mr. Brady served as President and Chief Executive Officer of J.C. Nichols Company, a real estate company headquartered in Kansas City, Missouri, until its acquisition in 1998 by Highwoods Properties, Inc. Before joining J.C. Nichols Company in 1995, Mr. Brady was President and Chief Executive Officer of Dunn Industries, Inc., a major construction contractor. Mr. Brady serves on the board of directors, the audit and executive committees, and is chairman of the ESOP of J.E. Dunn Construction Group, Inc. He also serves on the board of directors, the compensation and nominating committees and is chairman of the audit committee of NASB Financial, Inc., a thrift holding company of North American Savings Bank, F.S.B., and he serves on the board of directors and is chairman of the audit committee of North American Savings Bank, F.S.B. Mr. Brady received a B.B.A. from Southern Methodist University and an M.B.A. from the University of Missouri.

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Peter C. Brown	Trustee since: 2010 and Nominee	Age: 62	Independent

Mr. Brown is Chairman of Grassmere Partners, LLC, a private investment firm. Prior to founding Grassmere Partners, Mr. Brown served as Chairman of the Board, Chief Executive Officer and President of AMC Entertainment Inc., one of the world’s leading theatrical exhibition and entertainment companies, from July 1999 until his retirement in February 2009. He joined AMC in 1990 and served as AMC’s President from January 1997 to July 1999, and Senior Vice President and Chief Financial Officer from 1991 to 1997. Mr. Brown served as the non-executive Chairman of the Board of Trustees of the Company from 1997 to 2003. Mr. Brown currently serves on the board of directors and audit and finance committees of Lumen Technologies, Inc., a NYSE-listed global communications and technology company that delivers a platform for applications and data to consumers, businesses, governments and communities. He also serves on the board of directors and audit, compensation and nominating committees of Cinedigm Corp., a NASDAQ-listed provider of premium content, streaming channels and technology services to the world’s largest media, technology and retail companies. Mr. Brown has also previously served on the boards of National CineMedia, Inc., Midway Games, Inc., LabOne, Inc., Protection One, Inc. and CEC Entertainment, Inc. Mr. Brown is a graduate of the University of Kansas.

James B. Connor	Trustee since: 2019 and Nominee	Age: 62	Independent

Mr. Connor is the Chairman, Chief Executive Officer and a member of the Board of Directors of Duke Realty Corporation. Prior to being named Chairman and Chief Executive Officer, Mr. Connor held various senior management positions with Duke Realty Corporation, including President and Chief Executive Officer from January 1, 2016 through April 25, 2017, Senior Executive Vice President and Chief Operating Officer from 2013 to 2015, Senior Regional Executive Vice President from 2011 to 2013, and Executive Vice President Midwest region from 2003 to 2010. Prior to joining Duke Realty Corporation in 1998, Mr. Connor held numerous executive and brokerage positions with Cushman & Wakefield, most recently serving as Senior Managing Director for the Midwest area. Mr. Connor serves as a Trustee for Roosevelt University in Chicago and is also on the Advisory Board of the Marshall Bennett Institute of Real Estate at Roosevelt University. Mr. Connor is also a member of the Board of Governors of the National Association of Real Estate Investment Trusts and the Real Estate Round Table and serves as a director of the Central Indiana Corporate Partnership. Mr. Connor has a Bachelor’s Degree in Business Administration and Real Estate Finance from Western Illinois University.

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Robert J. Druten	Trustee since: 1997 and Nominee	Age: 74	Independent

Mr. Druten is Chairman of our Board of Trustees. In August 2006, Mr. Druten retired as Executive Vice President and Chief Financial Officer and a Corporate Officer of Hallmark Cards Incorporated. Mr. Druten serves as the chairman of the board of directors and chairman of the executive committee of Kansas City Southern, a NYSE-listed transportation company. Mr. Druten also serves on the compensation committee of Kansas City Southern. Mr. Druten serves on the board of directors of Alliance Resource Management GP, LLC, the sole general partner of Alliance Resource Partners, L.P. (“ARP”), a NASDAQ-listed company indirectly engaged in the production and marketing of coal to utilities and industrial users. Mr. Druten also serves on the audit, compensation and conflicts committees of Alliance Resource Management GP, LLC. Mr. Druten previously served on the board of directors of Alliance GP, LLC, the former managing general partner of Alliance Holdings GP, L.P., which became a wholly-owned subsidiary of ARP in May 2018 following a partnership simplification transaction, from 2007 through 2018. Mr. Druten also previously served on the board of directors of American Italian Pasta Company, from 2007 until it was acquired by Ralcorp Holdings, Inc. in July 2010, where he was the chairman of the audit committee and also served on the compensation committee. Mr. Druten received a B.S. in Accounting from the University of Kansas and an M.B.A. from Rockhurst University.

Jack A. Newman, Jr.	Trustee since: 2009 and Nominee	Age: 73	Independent

Mr. Newman currently runs his own company, Jack Newman Advisory Services, through which he offers strategy and general business consulting services. Prior to establishing this entity in 2008, Mr. Newman served for over 12 years as Executive Vice President for Cerner Corporation, a NASDAQ-listed health care information systems and knowledge services company. Prior to joining Cerner Corporation, Mr. Newman spent 22 years with KPMG LLP, including 14 years as a partner, the last four of which he served as National Partner-in-Charge of KPMG LLP’s Health Care Strategy Practice. He serves on four other boards, one of which is the legal board of Enterprise Bank and Trust, the banking subsidiary of Enterprise Financial Services Corp., a NASDAQ-listed financial holding company. Mr. Newman formerly served on the board of directors of Ferrellgas Partners, L.P., a NYSE-listed distributor of propane and related equipment and supplies. Mr. Newman is a C.P.A., has a Bachelor of Arts degree from Benedictine College and a Master’s degree in Public Administration from the University of Missouri-Kansas City.

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Virginia E. Shanks	Trustee since: 2019 and Nominee	Age: 60	Independent

Ms. Shanks served as a Strategic Advisor for Penn National Gaming, Inc., a NASDAQ-listed casino entertainment company (“Penn National”), from October 2018 until January 2020. She previously served as Executive Vice President and Chief Administrative Officer of Pinnacle Entertainment, Inc. (“Pinnacle”), a casino entertainment company, from July 2013 until October 15, 2018 when Pinnacle merged with Penn National. From October 2010 to June 2013, Ms. Shanks served as Executive Vice President and Chief Marketing Officer of Pinnacle. Prior to joining Pinnacle, she was Chief Marketing Officer for Multimedia Games Inc. from 2008 to 2010. Prior to 2008, Ms. Shanks held senior executive positions for more than 25 years at the property, division and corporate levels of Caesars Entertainment Corp., including Senior Vice President of Brand Management. Ms. Shanks serves on the board of directors and the audit, compensation and innovation committees of Altria Group, Inc., a NYSE-listed producer and marketer of tobacco, cigarettes and related products. Ms. Shanks received a B.S. from the University of Nevada.

Gregory K. Silvers	Trustee since: 2015 and Nominee	Age: 57

Mr. Silvers was appointed as our Chief Executive Officer and President in February 2015. Prior to being appointed as our Chief Executive Officer and President, Mr. Silvers served as our Executive Vice President since February 2012, Chief Operating Officer since 2006 and Chief Development Officer since 2001. Mr. Silvers previously served as our Vice President from 1998 until February 2012 and as our Secretary and General Counsel from 1998 until October 2012. From 1994 to 1998, he practiced with the law firm of Stinson Leonard Street LLP specializing in real estate law. Mr. Silvers received his J.D. in 1994 from the University of Kansas.

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Robin P. Sterneck	Trustee since: 2013 and Nominee	Age: 63	Independent

Ms. Sterneck runs her own company, Highland Birch Group, a private business consulting firm, and splits her time as co-owner with Sterneck Capital Management, LLC. Prior to founding Highland Birch Group, Ms. Sterneck served in various capacities at Swiss Reinsurance (“Swiss Re”), a leading wholesale provider of reinsurance, insurance and other insurance-based forms of risk transfer, including serving as Managing Director, Head of Global Talent from January 2009 until her retirement in September 2009, and as Managing Director, Head of Commercial Insurance from 2006 until 2009. Ms. Sterneck joined Swiss Re upon its acquisition of GE Insurance Solutions in 2006. Prior to the acquisition, Ms. Sterneck served in a number of positions at GE Insurance Solutions beginning in 1999, including Head of the Commercial Insurance Division, a member of the Executive Leadership Team and a Global Marketing Leader. She also served as Senior Vice President of GE Capital from 1996 until 2006, and she previously held a number of positions with various subsidiaries of General Electric Co. (“GE”). Prior to joining GE in 1996, Ms. Sterneck spent 15 years in investment banking and public finance, including serving as Managing Director of Public Finance for Clayton Brown & Associates and as Senior Vice President for Shearson Lehman Brothers. Ms. Sterneck currently serves and has served on numerous non-profit and private company boards. She is a National Association of Corporate Directors (“NACD”) Board Leadership Fellow. NACD Fellowship is a comprehensive and continuous program of study that empowers directors with the latest insights, intelligence and leading boardroom practices. Ms. Sterneck received a B.S. in Science from Trinity College of Vermont and an M.B.A. from Tulane University.

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The Nominating/Company Governance Committee has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current needs and the business priorities.

The following table summarizes certain key characteristics of the Company’s business and the associated qualifications, attributes, skills and experience that the Nominating/Company Governance Committee believes should be represented on the Board.

Business Characteristics	Qualifications, Attributes, Skills and Experience
The Company’s business involves complex financial transactions and accounting issues.	• High level of financial literacy. • Relevant CEO/President experience. • Relevant CFO/COO experience.
Real estate investment and development is the core focus of the Company’s business.	• Extensive knowledge of the real estate industry.

The Company’s business involves the acquisition and development of experiential real estate, including theatres, eat & play, ski, attractions, experiential lodging, gaming, fitness & wellness, cultural and live venues.

•   Extensive knowledge of the experiential industry, including one or more of the following categories: theatres, eat & play, ski, attractions, experiential lodging, gaming, fitness & wellness, cultural, and live venues.

The Company’s business involves accessing the capital markets on a regular basis.	• Extensive knowledge of public debt and equity markets. • Extensive knowledge of credit markets.
The Company is experiencing rapid growth and plans to continue expanding investments to address new and developing trends in experiential real estate.

•   Diversity of race, ethnicity, gender, age, cultural background or professional experience.

•   Extensive knowledge of strategic planning and organizational design.

•   Specific in-depth knowledge of consumer discretionary industries.

•   Extensive knowledge of human capital management.

The Board’s responsibilities include understanding and overseeing the various risks facing the Company and ensuring that appropriate policies and procedures are in place to effectively manage risk.	• Risk oversight/management expertise.
The Company must comply with complex regulatory requirements and is committed to strong and transparent corporate governance practices.	• Independence. • Extensive knowledge of public company corporate governance matters. • Legal or regulatory experience.

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Set forth below is a chart listing each of the specific qualifications, attributes, skills and experiences discussed above. While we look to each trustee to be knowledgeable in these areas, an “X” in the chart indicates the specific qualification, attribute, skill or experience that each trustee brings to the Board. The lack of an “X” for a particular item does not mean that the trustee does not possess that qualification, attribute, skill or experience.

Qualifications, Attributes, Skills and Experience
High level of financial literacy	X	X	X	X	X	X	X	X	X
Relevant CEO/President experience	X	X	X	X				X
Relevant CFO/COO experience	X		X	X	X	X		X	X
Extensive knowledge of the real estate industry		X	X	X				X

Extensive knowledge of the experiential industry, including one or more of the following categories: theatres, eat & play, ski, attractions, experiential lodging, gaming, fitness & wellness, cultural, and live venues

			X		X		X	X
Extensive knowledge of public debt and equity markets			X	X	X			X	X
Extensive knowledge of credit markets			X	X				X
Skills dealing with diversity of race, ethnicity, gender, age, cultural background or professional experience	X	X	X	X	X	X	X	X	X
Extensive knowledge of strategic planning and organizational design	X	X	X	X	X	X	X	X	X
Exposure to, or specific in-depth knowledge of, consumer discretionary industries			X		X		X
Risk oversight/management expertise	X	X	X	X	X	X	X	X	X
Independence	X	X	X	X	X	X	X		X
Extensive knowledge of public company corporate governance matters	X	X	X	X	X	X	X	X	X
Extensive knowledge of human capital management					X				X
Legal or regulatory experience						X	X	X	X

The Nominating/Company Governance Committee and the Board of Trustees have evaluated the specific experience, qualifications, attributes, and skills of each nominee and trustee to determine that such person should serve as a trustee of the Company at this time. In doing so, the Nominating/Company Governance Committee and the Board focused primarily on the credentials described above. Particular consideration was given to the many years of experience each nominee and trustee has in real estate, finance and the entertainment, recreation and education businesses, and the diversity of experience, background and other relevant distinctions among the trustees. The Nominating/Company

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Governance Committee and the Board believe that such experience and diversity are vital in order to quickly identify, understand, and address new trends, challenges, and opportunities for the Company.

The Nominating/Company Governance Committee and the Board also recognized the value of participation by each of the current members of the Board in the NACD, and particularly their access to NACD resources, presentations and updates regarding company governance, executive compensation, risk oversight and strategic planning. The Nominating/Company Governance Committee and the Board believe that these resources ensure that our trustees are fully informed of current issues and best governance practices.

Each of Messrs. Bloch, Brady, Brown, Connor, Druten, Newman and Silvers and Mses. Shanks and Sterneck has consented to serve on the Board of Trustees. If any nominee should become unavailable to serve as a trustee, the Board of Trustees or the Nominating/Company Governance Committee may designate a substitute nominee or may elect to keep the vacancy unfilled. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board of Trustees or the Nominating/Company Governance Committee.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF TRUSTEES

Our Board of Trustees is committed to effective company governance. We have adopted Company Governance Guidelines, Independence Standards for Trustees and a Code of Business Conduct and Ethics for all officers, employees and trustees. Those documents and the charters of our Audit Committee, Nominating/Company Governance Committee, Finance Committee and Compensation Committee may be found on the Company Governance page within the Corporate Responsibility section of our website at www.eprkc.com and are available in print to any shareholder or interested party who requests them. Requests for printed copies of our Company Governance Guidelines, Independence Standards for Trustees, Code of Business Conduct and Ethics or any charters of our Board committees should be submitted in writing to the Secretary of the Company at 909 Walnut Street, Suite 200, Kansas City, Missouri 64106.

Company Governance Guidelines and Code of Business Conduct and Ethics

Our Company Governance Guidelines address a number of topics, including the role and responsibilities of our Board, the qualifications of independent trustees, the ability of shareholders and interested parties to communicate directly with the independent trustees, Board committees, separation of the offices of Chairman and Chief Executive Officer, trustee compensation, and management succession. Our Nominating/Company Governance Committee reviews our Company Governance Guidelines on a periodic basis to ensure their continued effectiveness.

We have also adopted a Code of Business Conduct and Ethics that applies to our Chief Executive Officer, Chief Financial Officer, and all other officers, employees and trustees. We intend to disclose any changes in or waivers from our Code of Business Conduct and Ethics by posting such information on our website or by filing a Form 8-K with the SEC.

Trustee Independence

Our Company Governance Guidelines and the NYSE’s governance rules require that a majority of our trustees be independent. To qualify as independent for this purpose, our Board must affirmatively determine that a trustee has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). To assist our Board in making this determination, the Board has used our Independence Standards for Trustees as categorical standards to evaluate the independence of our independent trustees. Using those

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standards, the Board reviewed the independence of each of our trustees and trustee nominees. Based upon that review, the Board has affirmatively determined that each of our trustees and trustee nominees, except Mr. Silvers, has no material relationship with the Company and is thus independent in accordance with our Company Governance Guidelines and NYSE rules.

The following is a summary of our Independence Standards for Trustees. For a complete description of those standards, please review our Independence Standards for Trustees on the Company Governance page within the Corporate Responsibility section of our website at www.eprkc.com.

•	A trustee is not independent if:

•

The trustee is, or has been within the last 3 years, an employee of the Company, or an immediate family member of the trustee is, or has been within the last 3 years, an executive officer of the Company,

•

The trustee has received, or has an immediate family member who has received, during any 12-month period within the last 3 years, more than $100,000 in direct compensation from the Company, other than trustee and committee fees and pensions or other forms of deferred compensation (provided such compensation is not contingent on future service),

•

(A) The trustee or an immediate family member is a current partner of the firm that is our internal or external auditor, (B) the trustee is a current employee of such firm, (C) the trustee has an immediate family member who is a current employee of such firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice, or (D) the trustee or an immediate family member was within the last 3 years (but is no longer) a partner or employee of such firm and personally worked on the Company’s audit within that time,

•

The trustee or an immediate family member is, or has been within the last 3 years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves on that company’s compensation committee, or

•

The trustee is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last 3 years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

•

A person who is an executive officer or affiliate of an entity that provides non-advisory financial services such as lending, check clearing, maintaining customer accounts, stock brokerage services or custodial and cash management services to the Company or its affiliates may be determined by the Board of Trustees to be independent if the following conditions are satisfied:

•	The entity does not provide financial advisory services to the Company,

•	The annual interest and/or fees payable to the entity by the Company do not exceed the numerical limitation described above,

•	Any loan provided by the entity is made in the ordinary course of business of the Company and the lender and does not represent the Company’s principal source of credit or liquidity,

•

The trustee has no involvement in presenting, negotiating, underwriting, documenting or closing any such non-advisory financial services and is not compensated by the Company, the entity or any of its affiliates in connection with those services,

•

The Board affirmatively determines that the terms of the non-advisory financial services are fair and reasonable and advantageous to the Company and no more favorable to the provider than generally available from other providers,

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•	The provider is a recognized financial institution, non-bank commercial lender or securities broker,

•	The trustee abstains from voting as a trustee to approve the transaction, and

•

All material facts related to the transaction and the relationship of the person to the provider are disclosed by the Company in its reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and proxy statement.

•

No person who serves, or whose immediate family member serves, as a partner, member, executive officer or in a comparable position of any firm providing accounting, consulting, legal, investment banking or financial advisory services to the Company, or as a securities analyst covering the Company, will be considered independent until after the end of that relationship.

•

No person who is, or who has an immediate family member who is, an officer, director, more than 5% shareholder, partner, member, attorney, consultant or affiliate of any tenant of the Company or any affiliate of such tenant will be considered independent until three years after the end of the tenancy or such relationship.

Mandatory Trustee Resignation Policy

The Company’s Trustee Resignation Policy provides that any trustee nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election must promptly tender his or her written offer of resignation to the Board following certification of the shareholder vote from the meeting at which the election occurred. The policy applies only to uncontested elections of trustees, which is defined as any election in which the number of trustee nominees for election does not exceed the number of trustees to be elected. Once such a resignation is tendered, the Nominating/Company Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation. The Board will then act on the tendered resignation, taking into account the recommendation of the Nominating/Company Governance Committee, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within ninety days from the date of the certification of the election results. The Nominating/Company Governance Committee in making its recommendation, and the Board in making its decision, may consider any factors or other information that it considers appropriate and relevant. The trustee who tenders his or her resignation is not permitted to participate in the proceedings of the Nominating/Company Governance Committee or the decision of the Board with respect to his or her resignation. If the Board accepts a trustee’s resignation, or if a non-incumbent nominee for trustee is not elected, then the Board may fill the vacant position or decrease the size of the Board in accordance with the Company’s Bylaws.

In addition, our Company Governance Guidelines provide that any trustee who experiences any significant change in their personal circumstances, including a change in their principal job or professional responsibilities, must submit a letter of resignation to the Board to be effective on acceptance by a majority of the disinterested members of the Board at a meeting thereof duly called and held.

Trustee Age Limit

Our Company Governance Guidelines provide that the Nominating/Company Governance Committee will not recommend for election to the Board any incumbent trustee who has turned, or prior to the Company’s next annual meeting of shareholders will turn, 75 years of age.

Frequency of Board Meetings

Due to the challenges of 2020, beginning in March the Board of Trustees generally met every two weeks at a specified time for a business update. The Board of Trustees met 21 times in 2020. Two

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trustees were each unable to attend one meeting of the Board, two trustees were each unable to attend two meetings of the Board and one trustee was unable to attend four meetings of the Board. All trustees attended every meeting of the committees on which they served during 2020. Our trustees discharge their responsibilities throughout the year, not only at Board of Trustees and committee meetings, but also through personal meetings, actions by unanimous written consent and communications with members of management and others regarding matters of interest and concern to the Company.

Executive Sessions

The independent trustees meet regularly in separate executive sessions without management. Mr. Druten serves as the presiding trustee during those sessions.

Shareholder Communications with the Board

Any shareholder or interested party is welcome to send a written communication to the non-management trustees about any matter of interest related to the Company. A shareholder or interested party may communicate with the non-management trustees by either sending a letter to our address listed on the cover page of this Proxy Statement, or by visiting the Corporate Governance page within the Corporate Responsibility section of our website at www.eprkc.com, clicking on the link under the heading “Anonymously Report,” and following the instructions for making a confidential submission. Such written or electronic communication will be forwarded directly to the non-management trustees and will not be screened by management. Shareholders may also make proposals and nominate candidates for trustee for consideration at any annual meeting in accordance with the procedures described in “Shareholder Proposals, Trustee Nominations and Related Bylaw Provisions” below.

Board Committees

The Board of Trustees has established an Audit Committee, a Nominating/Company Governance Committee, a Finance Committee and a Compensation Committee. Under our Company Governance Guidelines, members of the Audit Committee, Compensation Committee and Nominating/Company Governance Committee must satisfy the NYSE’s independence requirements in addition to certain requirements applicable specifically to the Audit Committee and Compensation Committee. Copies of the committee charters may be obtained by visiting the Company Governance page within the Corporate Responsibility section of our website at www.eprkc.com.

The Board has also established an Investment Committee consisting of members of management and one independent member of the Board of Trustees who chairs the committee. The Chair of the Investment Committee may select, from time to time, one or more other trustees to participate in meetings of the committee.

Audit Committee. The Board of Trustees has appointed an Audit Committee consisting of Messrs. Brown, Druten and Newman and Ms. Shanks. The Board of Trustees has determined that all the committee members are independent in accordance with our Company Governance Guidelines and NYSE rules. The committee members also meet the additional independence standards of Exchange Act Rule 10A-3. The Board of Trustees has determined that Messrs. Brown, Druten and Newman and Ms. Shanks are “audit committee financial experts,” as defined by the SEC rules, by virtue of their experience and positions held as described elsewhere in this proxy statement. Mr. Newman serves as the Chair of the Audit Committee. The committee met five times in 2020.

The primary responsibility of the Audit Committee is to assist the Board’s oversight of the quality and integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and

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regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, the performance of the Company’s internal audit function and registered independent public accounting firm and review of the Company’s annual budget. The registered independent public accounting firm is responsible for auditing the Company’s annual consolidated financial statements and expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles. The independent registered public accounting firm is also responsible for auditing the effectiveness of management’s internal control over financial reporting and expressing an opinion on the effectiveness of its internal control over financial reporting.

The Audit Committee has sole authority to engage the independent registered public accounting firm to perform audit services (subject to shareholder ratification), audit-related services, tax services and permitted non-audit services and the authorization of the payment of fees therefor. The independent registered public accounting firm reports directly to the committee and is accountable to the committee.

The Audit Committee has adopted policies and procedures for the pre-approval of the performance of services by the independent registered public accounting firm on behalf of the Company. Those policies generally provide that:

•

The performance by the firm of any audit services, audit-related services, tax services or other permitted non-audit services, and the related fees, must be specifically pre-approved by the committee or, in the absence of one or more of the committee members, a designated member of the committee;

•	Pre-approvals must take into consideration, and be conducted in a manner that promotes, the effectiveness and independence of the firm; and

•	Each particular service to be approved must be described in detail and be supported by detailed back-up documentation.

The Audit Committee has appointed KPMG LLP as the Company’s independent registered public accounting firm to audit the 2021 consolidated financial statements and internal control over financial reporting for 2021, subject to shareholder ratification, and has engaged KPMG to perform specific tax return preparation and compliance, tax consulting and tax planning services during 2021. See “Proposal No. 4: Ratification of Appointment of Independent Registered Public Accounting Firm.”

The Audit Committee does not itself prepare financial statements or perform audits, and its members are not accountants or certifiers of the Company’s financial statements. The members of the Audit Committee are not professionally engaged in the practice of accounting and may not be experts in the field of accounting or auditing, including accountant independence. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate. Unless an Audit Committee member has knowledge that makes reliance unwarranted, each Audit Committee member may rely without independent verification on the information provided to them and the representations made to them by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting policies, appropriate internal controls and procedures to ensure compliance with accounting standards and applicable laws and regulations, effective disclosure controls and procedures or effective internal controls over financial reporting. Furthermore, the Audit Committee’s considerations and discussions referred to above and in its charter do not assure that the audit of the Company’s financial statements has been carried out in accordance with the rules of the Public Company Accounting Oversight Board, that the financial statements are presented in accordance with generally accepted accounting principles, or that the accountants are in fact independent.

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Nominating/Company Governance Committee. The Board of Trustees has appointed a Nominating/Company Governance Committee consisting of Messrs. Bloch, Connor and Newman and Ms. Sterneck. The Board of Trustees has determined that all the committee members are independent in accordance with our Company Governance Guidelines and NYSE rules. The Nominating/Company Governance Committee carries out the responsibilities delegated by the Board relating to the Company’s corporate governance policies, corporate social responsibility and sustainability strategies and trustee nominations process. The Nominating/Company Governance Committee is also specifically tasked under its committee charter with overseeing the Company’s strategy on corporate social responsibility and sustainability, including evaluating the impact of Company practices on communities and individuals, and developing and recommending to the Board for approval policies and procedures relating to the Company’s corporate social responsibility and sustainability activities.

The Nominating/Company Governance Committee will consider trustee candidates recommended by shareholders who comply with the procedures described in “Shareholder Proposals, Trustee Nominations and Related Bylaw Provisions.” The Nominating/Company Governance Committee will evaluate nominees recommended in good faith by shareholders in the same manner and using the same criteria as applicable to the Nominating/Company Governance Committee’s own nominees, but may give greater weight to nominees recommended by holders of more than 5% of the Company’s outstanding common shares. In evaluating candidates for nomination to the Board, the Nominating/Company Governance Committee will review their backgrounds and areas of expertise, and may obtain the views of management, investment bankers and other interested parties. The Nominating/Company Governance Committee may engage third parties to assist in identifying and evaluating candidates. The Nominating/Company Governance Committee shall not be required to disclose the reason for accepting or rejecting any nominee.

In nominating candidates for the Board, the Nominating/Company Governance Committee considers such factors as it deems appropriate, including a candidate’s judgment, skill, diversity, experience and commitment to good governance practices and the effective operation of the Board. The Nominating/Company Governance Committee may consider candidates recommended by management, but is not obligated to do so.

At a minimum, candidates for independent trustee, whether recommended by the Nominating/Company Governance Committee, shareholders or others, must meet the Company’s independence standards for trustees, be of high integrity and have sufficient business, industry, financial and/or professional qualifications, skills and experience to make a meaningful contribution to the Board. The Nominating/Company Governance Committee will endeavor to nominate candidates whose backgrounds and skills complement those of the other trustees and management and who have expertise, experience and/or relationships in one or more areas important to the Company’s business.

Mr. Bloch serves as Chair of the Nominating/Company Governance Committee. The committee met three times in 2020.

Finance Committee. The Board of Trustees has appointed a Finance Committee consisting of Messrs. Brady, Brown and Druten. The Board of Trustees has determined that all the committee members are independent in accordance with our Company Governance Guidelines and NYSE rules. The primary purpose of the Finance Committee is to review, approve and provide guidance regarding the Company’s financial policies, capital raising strategies, capital structure, external financing sources, investments in marketable securities and rating agencies and take such action and make such reports and recommendations to the Board as it deems advisable. The central responsibilities of the Finance Committee are to advise management and the Board on matters of finance and to assist the Board in setting policies governing the issuance by the Company of debt and equity securities and the investment in or acquisition of marketable securities. However, the evaluation and ultimate determination with respect to strategic mergers and acquisitions shall continue to remain within the

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exclusive purview of the Board. Mr. Brown serves as Chair of the Finance Committee. The committee met three times in 2020.

Compensation Committee. The Board of Trustees has appointed a Compensation and Human Capital Committee, which we refer to in this Proxy Statement as the Compensation Committee, consisting of Messrs. Bloch and Connor and Mses. Shanks and Sterneck. The Board of Trustees has determined that all the committee members are independent in accordance with our Company Governance Guidelines and NYSE rules. As required under our Company Governance Guidelines, members of the Compensation Committee each meet the definition of “non-employee director” under SEC Rule 16b-3. The primary responsibilities of the Compensation Committee are (1) to discharge the Board’s responsibilities to oversee the compensation of the Company’s CEO and other executive officers, (2) to review and discuss with the Company’s management the Compensation Discussion and Analysis (“CD&A”) to be included in the Company’s annual proxy statement and determine whether to recommend to the Board that the CD&A be included in the proxy statement, (3) to provide the Compensation Committee Report for inclusion in the Company’s proxy statement that complies with the rules and regulations of the Securities and Exchange Commission, (4) to provide oversight and guidance with respect to the Company’s human capital management, including the attraction, motivation, development and retention of employees of the Company, and (5) to administer the Company’s equity incentive plans. The Compensation Committee may establish sub-committees consisting of one or more members to carry out duties that the Compensation Committee may assign. Ms. Sterneck serves as Chair of the Compensation Committee. The committee met six times in 2020.

Investment Committee. The Board has established an Investment Committee consisting of members of management and one independent member of the Board of Trustees who chairs the committee. The Investment Committee is authorized to review and approve potential investments, dispositions, amendments and new leases of in-service properties that exceed levels delegated to management but below limits reserved by the Board, and to make recommendations to the Board with respect to such transactions that exceed limits reserved by the Board. Mr. Brady serves as Chair of the Investment Committee.

Role of Compensation Consultants

To assist in carrying out its responsibilities, the Compensation Committee regularly consults with the committee’s outside compensation consultant. Under its charter, the Compensation Committee has authority to retain and terminate outside compensation consultants, including authority to approve the consultant’s fees and other retention terms. The Compensation Committee retained FPL Associates L.P. (“FPL”) to advise the committee with respect to its 2020 review of compensation levels for executive officers and trustees. In this role, our compensation consultant performed such duties as were requested by the committee. Those duties consisted primarily of providing market data and advice to the committee that were used to determine executive and trustee compensation, particularly analyses of the Company’s executive and trustee compensation in comparison to the benchmark companies. Representatives of our compensation consultant spoke with the Chair of the Compensation Committee, as well as with management, in preparing for committee meetings, attended committee meetings and met in executive session with the Compensation Committee without the presence of management.

Applicable SEC rules require companies to assess whether the work of any compensation consultant who has played any role in determining or recommending the amount or form of executive or director compensation raises any “conflicts of interest.” If so, the company must disclose in its proxy statement the nature of any such conflict of interest and how it is being addressed. The Compensation Committee reviewed the relationships among FPL and the Company’s trustees and executive officers in order to assess whether the work done by FPL raised any conflicts of interest. The Compensation Committee

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did not identify any such conflicts of interest in its inquiry of these parties as a part of this assessment. Under its charter, the Compensation Committee also has the authority to retain, approve fees for and terminate advisors, consultants and legal counsel as it deems necessary to assist in the fulfillment of its responsibilities. Prior to engaging any such advisor, consultant or legal counsel, the Compensation Committee considers the independence assessment of such advisor pursuant to applicable NYSE and SEC rules, but the committee retains discretion to engage any such advisor, without regard to its independence, after considering the findings in such assessment.

Trustee Attendance at Annual Meetings

Our trustees are expected to attend each annual meeting of shareholders, although conflict situations can arise from time to time. Each of our trustees attended the 2020 annual meeting.

Family Relationships

No family relationships exist between any of our trustees, nominees or executive officers.

Board Leadership Structure and Role in Risk Oversight

The Company believes that its Board is best characterized as independent. As noted above, a majority of the Board’s members are independent and unaffiliated, with our Chief Executive Officer being the only trustee who is also a member of management. Further, although not required by our governance documents, the Company has chosen to bifurcate the role of Chief Executive Officer and Chairman of the Board of Trustees. We believe that having an independent, non-executive Chairman of the Board represents an appropriate governance practice for the Company at this time. This structure creates a separation of the day-to-day administrative and strategic planning activities of management from the Board’s oversight function. This separation in turn diffuses decision-making power and fosters the need for better and more purposeful communication between management and the Board in order to achieve corporate goals that are aligned with shareholder interests.

As described in detail above, there are four committees of the Board of Trustees: the Audit Committee, the Nominating/Company Governance Committee, the Compensation Committee and the Finance Committee.

The Board of Trustees and its committees play an important risk oversight role at the Company. The entire Board reviews and determines the Company’s overall business strategy, the management of its balance sheet, and each year’s annual budget. The Board also reviews all material acquisition, investment and disposition transactions entered into by the Company and its subsidiaries. The Audit Committee of the Board is specifically charged with reviewing the Company’s financial risk exposures. Further, the Company’s independent auditors report directly to the Audit Committee.

The administration of the Board’s risk oversight role does not have any direct effect on the Board’s leadership structure. However, we believe that the Board’s structure, its committees, and the experience and diverse backgrounds of our trustees all help to ensure the integrity of the Company’s risk management and oversight.

Securities Trading Policy and Policy Against Hedging

Our insider trading policy prohibits executive officers, trustees, certain employees with access to our material, non-public information and certain of their respective family members and controlled entities (“Covered Persons”) from purchasing or selling any type of security, whether issued by us or another company, while such person is aware of material, non-public information relating to the issuer of the security or from providing such material, non-public information to any person who may trade while aware of such information. This policy also prohibits Covered Persons from engaging in speculative hedging transactions in our securities.

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TRUSTEE COMPENSATION

During late 2019 and early 2020, the Compensation Committee evaluated the compensation of the non-employee trustees. Based on an analysis of market best practices and the recommendation of its compensation consultant, FPL, the Compensation Committee determined to revise its compensation structure to compensate trustees, committee chairs and committee members solely through annual retainers rather than through a combination of an annual retainers and per meeting fees. As a result, effective as of May 29, 2020, the non-employee trustees received the following:

•

On the date of the annual meeting of shareholders, an annual retainer of $70,000, which could be taken in the form of cash or in restricted share units (or a combination of cash and restricted share units) with restricted share units being valued at 150% of the portion of the cash retainer amount replaced with restricted share units. In 2020, each of the non-employee trustees elected to take this retainer in the form of restricted share units (other than Mr. Brown who elected to receive his $70,000 annual retainer in cash);

•	On the date of the annual meeting of shareholders, equity awards valued at $130,000 in the form of restricted share units;

•

On the date of the annual meeting of shareholders, the Chairman of the Board received an additional annual retainer of $50,000, and the Chairs of the Audit, Compensation, Finance, Investment and Nominating/Company Governance Committees received an additional annual retainer of $25,000, each of which could be taken in cash or in restricted share units (or a combination of cash and restricted share units) with restricted share units being valued at 150% of the cash retainer amount replaced with restricted share units. In 2020, each of the non-employee trustees elected to take these additional retainers in the form of restricted share units (other than Mr. Brown who elected to receive all of his $25,000 additional annual retainer in cash);

•

Each member of the Audit, Compensation, Finance, Investment and Nominating/Company Governance Committees (other than the Chairs) received additional annual cash retainers of $12,500, paid in equal quarterly installments, for service on each such committee and the trustee who was a member of the Investment Committee or, at the request of the Chair of the Investment Committee, participates in meetings of the Investment Committee, was entitled to receive an additional monthly retainer of $2,000 in cash for any month in which the trustee participates in a meeting. During 2020, no trustee, other than the Chair, participated in meetings of the Investment Committee; and

•

Reimbursement for any out-of-town travel expenses incurred in attending Board or committee meetings and other expenses incurred on behalf of the Company and reimbursement of up to $10,000 annually for continuing director education.

Each restricted share unit granted to the non-employee trustees initially represents one common share. The restricted share units vest upon the earlier of the day preceding the Company’s next annual meeting of shareholders or a change in control of the Company. Vested restricted share units entitle the holders thereof to receive one common share for each unit upon the date such holder is no longer a trustee or such other date or dates as specified by the trustee prior to the grant. All of the restricted share units granted to our non-employee trustees during 2020 were issued under our 2016 Equity Incentive Plan.

Employees of the Company or its affiliates who are trustees are not paid any additional compensation for their service on the Board. Therefore, Mr. Silvers, who served as trustee during 2020, is not listed in the Trustee Compensation table below.

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Trustee Compensation for Fiscal 2020

The following table contains information regarding the compensation earned by the non-employee members of the Board of Trustees during 2020:

Name	Fees Earned or Paid in Cash(1)	Stock Awards (2)(3)	Option Awards(4)	Non-Equity Incentive Plan Compensa- tion	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensa- tion	Total
Thomas M. Bloch	$120,000	$209,489	$—	$—	$—	$—	$329,489
Barrett Brady	131,500	209,489	—	—	—	—	340,989
Peter C. Brown	120,000	153,430	—	—	—	—	273,430
James B. Connor	95,000	194,732	—	—	—	—	289,732
Robert J. Druten	145,000	224,247	—	—	—	—	369,247
Jack A. Newman, Jr.	120,000	209,489	—	—	—	—	329,489
Virginia E. Shanks	95,000	194,732	—	—	—	—	289,732
Robin P. Sterneck	120,000	209,489	—	—	—	—	329,489

(1)

Amounts include annual retainers for each trustee, additional annual retainers for each trustee serving as Chairman of the Board or as a Chair of committees of the Board (including additional retainers for Mr. Brady, who served as Chair of the Investment Committee), additional cash retainers for serving on Board committees. Each of the trustees (other than Mr. Brown) elected to receive all of their annual retainers and additional annual retainers for 2020 for serving as Chairman of the Board or Chair of a committee (other than cash retainers for serving on Board committees) in the form of restricted share units with an aggregate grant date fair value per trustee of $112,114 in the case of Messrs. Bloch, Brady and Newman and Ms. Sterneck, $82,611 in the case of Mr. Connor and Ms. Shanks, and $141,618 in the case of Mr. Druten (in each case, excluding the incremental aggregate grant date fair value of restricted share units that a trustee, by accepting restricted share units instead of cash for their annual retainers and additional retainers, received in excess of the annual cash retainers that the trustee would have otherwise received in 2020, which are reported in the “Stock Awards” column). See note 2 below for a discussion of the method used in determining the aggregate grant date fair value of the restricted share units.

(2)

Amounts reflect the aggregate grant date fair value of such awards computed in accordance with FASB ASC Topic 718. For policies used in determining these values, refer to Note 14 of the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC.

(3)

Amounts include: (i) restricted share unit awards granted to each trustee on the date of the Company’s 2020 annual meeting of shareholders with an aggregate grant date fair value per award of $153,430; and (ii) the incremental aggregate grant date fair value of the restricted share units that a trustee, by accepting restricted share units instead of cash for all or a portion of their annual retainers and additional annual retainers, received in excess of the annual cash retainers that the trustee would have otherwise received in 2020, which was $56,059, in the case of Messrs. Bloch, Brady and Newman and Ms. Sterneck, $41,302 in the case of Mr. Connor and Ms. Shanks, $70,817 in the case of Mr. Druten, and $0 in the case of Mr. Brown. Nonvested restricted share units held by trustees and outstanding at December 31, 2020 include: (i) Mr. Bloch – 10,187; (ii) Mr. Brady – 10,187; (iii) Mr. Brown – 4,860; (iv) Mr. Connor – 8,785; (v) Mr. Druten – 11,589; (vi) Mr. Newman – 10,187; (vii) Ms. Shanks – 8,785; and (viii) Ms. Sterneck – 10,187.

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(4)

Vested and unexercised option awards held by trustees and outstanding at December 31, 2020 include: (i) Mr. Bloch – 0; (ii) Mr. Brady – 2,448; (iii) Mr. Brown – 0; (iv) Mr. Connor – 0; (v) Mr. Druten – 2,448; (vi) Mr. Newman – 2,448; (vii) Ms. Shanks – 0; and (viii) Ms. Sterneck – 0.

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EXECUTIVE OFFICERS

Here are our executive officers and some brief information about their backgrounds.

Gregory K. Silvers	President and Chief Executive Officer	Age: 57
Mr. Silvers is our President and Chief Executive Officer and a member of our Board. His background is described in “Proposal No. 1: Election of Trustees.”
Mark A. Peterson	Executive Vice President, Chief Financial Officer and Treasurer	Age: 57

Mr. Peterson was appointed an Executive Vice President in May 2015. He previously served as a Senior Vice President from February 2012 until this appointment, and he served as a Vice President from 2004 until February 2012. Mr. Peterson has also served as our Chief Financial Officer and Treasurer since 2006. From 1998 to 2004, Mr. Peterson was with American Italian Pasta Company, a publicly traded manufacturing company, most recently serving as Vice President-Accounting and Finance. Mr. Peterson was Chief Financial Officer of J.C. Nichols Company, a real estate company headquartered in Kansas City, Missouri, from 1995 until its acquisition by Highwoods Properties, Inc. in 1998. Mr. Peterson is a C.P.A. and received a B.S. in Accounting, with highest honors, from the University of Illinois.

Gregory E. Zimmerman	Executive Vice President and Chief Investment Officer	Age: 59

Mr. Zimmerman was appointed as our Executive Vice President and Chief Investment Officer in April 2019. He previously served as Executive Vice President, Development of Washington Prime Group Inc., an NYSE-listed real estate investment trust that invests in shopping centers, from July 2015 until March 2019. Previously, Mr. Zimmerman served as Senior Vice President, Big Box, Theatre & Peripheral Development with Simon Property Group, Inc., an NYSE-listed real estate investment trust that invests in commercial property, from 2008 to 2015. He is a member of the National Eagle Scout Association and has served on numerous boards of directors through Boy Scouts of America and Dickinson College. He currently serves on the Board of Directors of Cardinal Properties for the Ball State University Foundation. Mr. Zimmerman holds a Juris Doctorate from the University of Pennsylvania Law School and a Bachelor of Arts in History from Dickinson College.

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Craig L. Evans	Executive Vice President, General Counsel and Secretary	Age: 60

Mr. Evans was appointed as our Executive Vice President, General Counsel and Secretary on January 21, 2020. From April 2015 until his appointment, Mr. Evans was our Senior Vice President, General Counsel and Secretary. From 2006 until his appointment, and from 1995 to 2002, Mr. Evans was a partner in the law firm Stinson Leonard Street. Mr. Evans was a partner in the law firm Shook Hardy & Bacon L.L.P. from 2002 to 2006. He practiced in the areas of corporate and securities law for over 30 years. Mr. Evans received a J.D. from the University of Kansas School of Law and a B.A. in Business Administration from William Jewell College.

Tonya L. Mater	Senior Vice President and Chief Accounting Officer	Age: 43

Ms. Mater was appointed as our Senior Vice President and Chief Accounting Officer on May 29, 2020. From September 9, 2015 until her appointment, Ms. Mater was our Vice President and Chief Accounting Officer. From 2012 to 2015, she served as our Vice President and our Controller, and from 2006 to 2012, she served as our Controller. From 2002 to 2006, she served in other capacities within our Accounting Department. Prior to joining the Company in 2002, Ms. Mater worked as an auditor with KPMG and Mayer Hoffman McCann P.C. from 2000 to 2002. Ms. Mater is a C.P.A and received a B.S. in Accounting from the University of Kansas.

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EXECUTIVE COMPENSATION

Proposal No. 2 – Advisory Vote to Approve NEO Compensation

What are you voting on?

As required by Section 14A of the Exchange Act, the Company is asking its shareholders to approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in these proxy materials.

The Board recommends a vote FOR this proposal because it believes that our compensation program is effective in attracting and retaining quality executives by:

•	Aligning our executives’ interests with those of our shareholders to maximize long-term value, and

•	Motivating our executives to achieve, and rewarding them for, superior performance.

This advisory proposal, commonly referred to as a “say-on-pay” proposal, is not binding on the Board or the Compensation Committee. However, the Board and the Compensation Committee believe that it is appropriate to seek the views of shareholders on the design and effectiveness of the Company’s executive compensation program on an annual basis.

At the Company’s prior annual meeting of shareholders held in May 2020, approximately 92% of the votes cast on the “say-on-pay” proposal were voted in favor of the proposal, demonstrating our shareholders’ support of the Company’s approach to executive compensation and consistent with our strong “say-on-pay” results over the last ten years.

Vote Required	The affirmative vote of a majority of the votes cast on this proposal is required to approve, on a non-binding advisory basis, this proposal.

Your Board recommends a vote “FOR” the approval of the “say-on-pay” advisory vote.

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Compensation Discussion and Analysis

In this section, we describe the material components of our executive compensation program for our named executive officers (“NEOs”), whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this proxy statement. For our 2020 fiscal year, which ended on December 31, 2020, our NEOs included the following individuals:

Officers	Title as of December 31, 2020

Gregory K. Silvers	President and Chief Executive Officer

Mark A. Peterson	Executive Vice President, Chief Financial Officer and Treasurer

Gregory E. Zimmerman	Executive Vice President and Chief Investment Officer

Craig L. Evans	Executive Vice President, General Counsel and Secretary

Michael L. Hirons(1)	Senior Vice President – Asset Management

(1) Mr. Hirons retired effective December 31, 2020.

In addition, we provide an overview of our executive compensation philosophy and the elements of our executive compensation program. We also explain how and why our Compensation Committee arrives at specific compensation policies and practices involving our NEOs.

The discussion below includes references to certain non-GAAP financial measures. For more information regarding these non-GAAP financial measures and for a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, see “Non-GAAP Financial Measures” on pages 58 through 63 in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

2020 Compensation Recap

2020 not only presented our management team with unprecedented challenges as they navigated through the immediate and drastic impact the COVID-19 pandemic had on our operations, but it also presented the Compensation Committee with unique challenges in terms of how best to assess performance and make compensation decisions in light of the drastic shift in our operations. For a further discussion of these challenges, see below under the heading “2020 Operational Challenges and Accomplishments.” In response to these challenges, the Compensation Committee made adjustments to certain elements of our executive compensation program and deliberately left certain elements unchanged, including the following:

•

Adjusted AI Performance Metrics: Adjusted the performance metrics of the annual incentive program (the “AI”) to focus on collections and liquidity, factors that were, and continue to be, directly relevant to the Company’s performance during the COVID-19 pandemic.

•

Reduced AI Opportunities: Reduced the opportunities under the AI given the impact of the COVID-19 pandemic on our financial results, while also recognizing the efforts and focus of the management team. Each executive’s target payout was set at 75% of the target under the initial AI, and each executive’s maximum payout was set at 100% of the target under the initial AI.

•	No Changes to LTI: Made no changes to the long-term incentive program (the “LTI”) in response to the impact of COVID-19 on our operations. In early 2020, the Compensation

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Committee had approved several changes to the LTI program to better align the interests of the Company’s executives with the long-term interests of our shareholders. As discussed below, the 2020 LTI provides for a majority of the LTI award opportunity in performance share unit (“PSU”) awards that vest based on the achievement performance metrics over a three-year period. The Compensation Committee did not make any adjustments to the performance metrics set at the beginning of 2020.

•	Froze Base Salaries: Froze each NEO’s base salary at 2020 amount for 2021.

As depicted below, throughout 2020 the Compensation Committee remained grounded in a key tenet of our compensation philosophy – aligning our executives’ interests with our shareholders’ interests.

Advisory Vote on Executive Compensation

Since our first “say-on-pay” vote in 2011, our shareholders have consistently indicated their strong support of our approach to executive compensation. Over the last ten years, on average, 94.3% of the votes cast were voted in favor of the “say-on-pay” proposals.

In establishing and then adjusting 2020 compensation, the Compensation Committee considered the shareholder vote in 2020 on the compensation paid to NEOs, in which approximately 92% of the shares voted were in favor. As discussed below, the Compensation Committee made certain adjustments to our 2020 executive compensation program – both proactively approving several changes to the LTI to better align the interests of the Company’s executives with those of our shareholders at the beginning of 2020 and then evaluating and making certain adjustments to the AI due to the impact of COVID-19 on our operations – to ensure our compensation program remained consistent with our compensation philosophy. The Compensation Committee expects to continue to consider future annual say-on-pay votes and investor feedback when making decisions relating to our executive compensation program, policies and practices.

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Compensation Philosophy

Our Compensation Committee has designed our executive compensation program to attract and retain quality executives by aligning our executives’ interests with those of our shareholders, motivating our executives to achieve superior performance, and rewarding them for such performance, with the overarching goal of maximizing long-term shareholder value. These key principles have remained consistent during the COVID-19 pandemic in 2020 and are reflected in the specific goals of our executive compensation program:

Align our Executives’ Interests with our Shareholders’ Interests	Motivate and Reward Superior Performance

•  Reward executives for performance on measures designed to preserve or increase shareholder value

•  Use equity-based incentives to ensure that executives focus on business objectives that preserve and build shareholder value

•  Create a balanced and competitive compensation program utilizing base salary, annual incentives, long-term equity-based incentive compensation, and other benefits

•  Emphasize variable performance-based compensation

Our Compensation Committee generally uses the market median of our compensation peer group as an indicator of competitive market trends for setting opportunity levels for each element of our compensation program. Actual compensation may fluctuate above or below the median of our compensation peer group based on the executive’s experience level, the Company’s performance as measured against various metrics and the executive’s individual performance. Base salaries are established at levels intended to approximate the median of base salaries for comparable positions at our peer group companies. A substantial portion of our NEOs’ compensation is payable through the AI and the LTI and will vary depending on Company and personal performance. Compensation under our AI and LTI is paid primarily through equity grants, all of which are considered at-risk, which means that our NEOs may not realize their total compensation.

At the beginning of 2020, the Compensation Committee followed this philosophy in setting each executive’s compensation opportunity. As discussed in more detail below, the Compensation Committee made adjustments to each executive’s incentive opportunity under the AI due to dramatically changed business circumstances caused by the COVID-19 pandemic.

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Key Features of our Executive Compensation Program

Our executive compensation program is designed to attract, reward, and retain executives who can lead the Company and continue our long-term track record of profitability, growth, and total shareholder return (“TSR”), including share price appreciation and dividends. The following are the key features of our executive compensation program:

What We Do	What We Don’t Do

✓ The majority of total compensation is at-risk and tied to performance (i.e., not guaranteed); fixed salaries comprise a modest portion of each NEO’s overall compensation opportunity

✓ We enhance executive officer retention with time-based, multi-year vesting schedules for certain equity incentive awards

✓ To set variable pay, we establish performance goals for management, assess performance against these goals and compare our performance on key metrics against other comparable triple-net lease REITs

✓ Multi-year, long-term incentive equity awards use relative TSR as principal metrics

✓ We have share ownership guidelines for our executives and trustees

✓ We engage an independent compensation consultant to advise the Compensation Committee, which is comprised solely of independent trustees

✓ We incent executives to elect to receive AI awards in the form of nonvested, restricted common shares instead of cash by valuing the equity award at a premium, further aligning their interests with our shareholders

✗   We do not provide our executives and will not provide any new executives with tax gross-ups with respect to payments made in connection with a change of control

✗   We do not allow hedging of Company securities

✗   We do not encourage unnecessary or excessive risk taking as a result of our compensation policies; annual incentive compensation is not based on a single performance metric and we do not have guaranteed minimum payouts

✗   We do not allow for repricing of common share options

✗   We do not provide excessive perquisites; our perquisites are market competitive to incent executive retention

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Executive Compensation Program Summary

The chart below summarizes the elements and objectives of our 2020 executive compensation program for our CEO and other NEOs.

Component	Purpose	Characteristics	Discussion
Base Salary	Compensates executives competitively relative to the market for their level of responsibility and experience.	Established at a level intended to approximate the median of base salaries provided by our peer group companies for comparable positions and responsibilities.	Page 49
Annual Incentive Awards	Motivates and rewards short-term operational and financial performance.	A variable cash component designed to tie directly to key annual performance drivers and personal performance, with an incentive to convert this award to nonvested equity compensation.	Page 49
Long-Term Incentive Awards (includes restricted common shares and PSUs)

Encourages the creation of long-term shareholder value and rewards long-term performance through share-based incentives that vary based on share price and, in the case of performance share units (“PSUs”), on the achievement of predefined goals. Intended to reward performance over a multi-year period, link executives’ interests to those of our shareholders, and encourage retention through unvested equity grants that vest equally over four years.

Equity-based compensation focusing on total shareholder return relative to other REITs over multiple years, earnings growth as measured by our adjusted funds from operations per share (“AFFO per Share”) over multiple years and executive retention.

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Health and Welfare Benefits	Offers market-competitive benefits, thus supporting our attraction and retention objectives.

Benefits for executives are generally the same as those available to all employees, including a 401(k) plan with matching Company contributions, health, disability and life insurance, except for a term life insurance benefit and executive physicals discussed below.

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Perquisites	Provides benefits that are market-competitive to support our attraction and retention objectives.	Perquisites are not a material component of our executive compensation program and are reviewed annually for reasonableness.	Page 56
Severance Benefits	Provides a severance benefit that is consistent with market practices and supports our attraction and retention objectives.

Under our severance plan, our CEO and the other NEOs are qualified for certain cash severance benefits that are triggered by permanent disability, termination without cause and termination by the executive for good reason.

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Over 75% of our executive compensation is variable pay under the AI and LTI, which allows the Compensation Committee to reward good performance and penalize poor performance.

•

The AI evaluates performance over a short term based on the achievement of financial, operational, and strategic performance metrics and the executive’s personal performance objectives. Generally, the performance metrics and personal objectives are established at the beginning of each year. Due to the significant impact that the COVID-19 pandemic had on the

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Company’s operations, the performance metrics and personal objectives were adjusted in 2020 to align with the economic realities facing the Company.

•

Performance bonuses awarded under the AI are payable in cash, nonvested restricted common shares, or a combination of cash and nonvested restricted common shares, at the election of the executive. We incent executives to elect to receive AI awards in nonvested restricted common shares by valuing the equity award at an amount equal to 150% of the cash amount the executive otherwise would have received, further aligning their interests with our shareholders. Over the last ten years, each of the NEOs elected to receive 100% of their AI payments in nonvested restricted common shares, demonstrating strong alignment between our executives’ interests and our shareholders’ interests.

•

LTI awards are based primarily on measures of long-term shareholder return and earnings growth, which the Compensation Committee believes is the best method to align management’s incentives with the long-term interests of the Company’s shareholders. LTI awards are also made to incent executive retention.

•

LTI awards are granted 2/3 in the form of PSUs which are earned based on the achievement of performance metrics tied to TSR and AFFO per Share over a three-year period, and 1/3 in the form of restricted shares which vest ratably over four years.

•

This combination of performance-based grants and time-based equity awards was designed to establish a proper balance of short-term and long-term performance incentives with strong retention incentives.

•

Time-based vesting of both AI and a portion of the LTI equity awards (three years for AI awards and four years for LTI awards) is intended to incent retention and stability among the Company’s executives.

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The following charts illustrate the alignment between the compensation paid to our NEOs and our shareholders’ interests. By design, a majority of each NEO’s compensation is payable in equity and at risk. Base salaries are paid in cash, while AI awards are paid in cash, nonvested restricted common shares, or a combination of both, at the executive’s election, and 100% of the LTI opportunities are payable in common shares. The charts on the left depict the allocation if the executive had elected to receive his AI award in cash, and the charts on the right show the actual allocation based on each executive’s election to receive 100% of his AI payments in nonvested restricted common shares in 2020.

The variance between our CEO’s compensation and the compensation of the other NEOs reflects the difference in responsibilities and overall accountability to shareholders. Our CEO’s equity compensation is higher than that of the other NEOs because the CEO bears a higher level of responsibility for the Company’s performance, as he is directly responsible for leading the development and execution of the Company’s strategy and for selecting, retaining and managing the executive team.

Compensation Setting Process

The COVID-19 pandemic mandated changes to our operations and compensation setting process.

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Compensation Setting Timeline

During 2020, our Compensation Committee took the following actions relative to our NEO’s compensation:

2020 Operational Challenges and Accomplishments

The challenges presented by the COVID-19 pandemic as well as our executives’ skillful navigation of these challenges were key factors in the 2020 compensation setting process. We entered 2020 optimistically, as we were positioned to realize the benefits of a strategy initiated in 2019 to focus our future growth opportunities solely on experiential properties. We believe experiential properties will remain an enduring sector of the real estate industry and that our focus on properties in this sector, our industry relationships and the knowledge of our management, provide us with a competitive advantage in providing capital to operators of these types of properties. We also believe our focus on this niche real estate market aligns with long-term trends in consumer demand and offers the potential for higher growth and better yields.

In February 2020, we issued guidance as to our funds from operations, as adjusted, per share (“FFOAA per Share”) and investment spending, which reflected our anticipated growth from the experiential focus. We forecasted 4% growth in FFOAA per Share (using the midpoint of our guidance and after excluding termination and prepayment fees related primarily to the Company’s public charter school portfolio sold in 2019), and a record year for investment spending of between $1.6 billion and $1.8 billion. Included in our guidance was an anticipated investment of approximately $1.0 billion in a gaming venue. In the first quarter of 2020, we signed a non-binding term sheet with respect to the gaming investment. We made significant progress on the definitive agreements for that acquisition and expected to finalize and execute the definitive agreement for this acquisition in the first quarter and to close in the second quarter of 2020.

The outbreak of COVID-19 struck with unprecedented speed and severity. Beginning in March 2020, governmental authorities instituted quarantines, mandated business and school closures and restricted travel. The COVID-19 pandemic severely and disproportionately impacted experiential real estate properties because such properties rely on physical social interaction and discretionary consumer spending.

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Spring 2020

The immediate impact of the COVID-19 pandemic on our customers’ operations and the extreme uncertainty regarding the effects and longevity of the pandemic caused us to rapidly pivot our 2020 focus from earnings and investment growth to the health and safety of our employees, collections, and liquidity. In March, our employees transitioned to a fully remote work force. Arrangements were put in motion to enable remote work. This included addressing individual technological needs and the ability to keep the office “open” remotely. Our prior investments in technology, business continuity planning and cyber-security protocols enabled us to work remotely with limited operational impacts. We announced Phase 1 of our Return-to-Work plan, which required that non-essential personnel work remotely. For those who continued to visit the office, we adopted safety measures and procedures, including social distancing, personal protective equipment, and sanitation of offices and common areas. In March, we also announced that all uncommitted investment spending, including the $1.0 billion investment in a gaming venue, was deferred, and we withdrew our earnings guidance.

Primarily as a result of the sale of our charter school portfolio in the fourth quarter of 2019, we had cash and cash equivalents at December 31, 2019 of $528.8 million, and no borrowings under our unsecured revolving credit facility. On March 20, 2020, in light of the significant uncertainty in the global markets, we borrowed $750 million under our revolving credit facility as a precautionary measure to increase our cash position and preserve financial flexibility. Later in March, in response to the extraordinary dislocation in our common share price our Board approved a share repurchase program. In May, we announced the planned suspension of the share repurchase program and the temporary suspension of our monthly cash dividends to common shareholders to help preserve our liquidity. The share repurchase program was then suspended on June 29, 2020, when we entered into the covenant waiver described below. Before suspension, we repurchased approximately 4.1 million common shares under the share repurchase program for approximately $106.0 million at an average price of $25.85 per share.

In April 2020, we announced that substantially all of our customers’ operations were subject to temporary closure and that our customers had only paid approximately 15% of April 2020 pre-COVID contractual cash revenue.1 We also announced our decision to begin recognizing revenue for American Multi-Cinema, Inc. (“AMC”), our largest tenant, on a cash basis which resulted in a write-off of straight-line rent receivable and significantly impacted our recognized revenue through the rest of 2020 during which cash rent payments from AMC were mostly deferred.

Our focus quickly shifted to working with customers for our mutual long-term benefit, and we established our COVID-19 Task Force, an internal team comprised of individuals from across our various disciplines. Initially, we agreed to defer the rent and mortgage payments on a month-to-month basis for substantially all of our customers that did not pay rent in April. During this time, we began detailed credit reviews of each of our 30 largest customers. For each customer, we assessed the extent of the deferral required, the customer’s ability to repay the deferral, the timing for such repayment and the likelihood of the customer seeking a reorganization in bankruptcy.

Summer 2020

In July, we implemented Phase 2 of our Return-to-Work plan, in which employees were encouraged to work from home and those that needed to be in the office could return no more than two days per week to minimize the number of employees onsite at any one time. Together with the focus on health and

[1]

Pre-COVID contractual cash revenue is an operational measure and represents aggregate cash payments for which we are entitled under existing contracts prior to the COVID-19 pandemic, excluding percentage rent (rent over base amounts) and cash payments for subsequently disposed properties, net.

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safety, a priority was put on communication, connection, the ability to be productive in the workforce and preservation of our culture. We provided various virtual connection opportunities, including Town Hall meetings, one-on-one CEO check-ins and virtual social events.

At the beginning of summer of 2020, most of our customers continued to be closed or severely restricted. Our COVID-19 Task Force worked diligently with customers negatively impacted by the COVID-19 pandemic to provide solutions for the parties’ mutual long-term interests, including establishing appropriate repayment plans for deferred obligations and assisting these customers in establishing re-opening plans. During much of the summer, customers occupying substantially all of our theatre properties were closed with the expectation that they would reopen by the end of August, subject to local restrictions. By contrast, approximately 88% of the customers in our non-theatre portfolio were open for business by early August 2020. By the time we announced our second quarter 2020 earnings, we had collected approximately 21% and 28% of second quarter and July 2020 pre-COVID contractual cash revenue, respectively.

To work with our customers, we needed comfort that we had adequate liquidity to fund operations and service our obligations during the foreseeable duration of the pandemic. Our liquidity remained high, with a cash balance of $1.0 billion at June 30, 2020 and no regularly scheduled debt maturities until 2022. In light of the continuing financial and operational impacts of the COVID-19 pandemic, in June 2020 we amended the agreements governing our bank credit facilities (including our unsecured revolving credit facility and our $400.0 million term loan) and $340.0 million of private placement notes. The amendments modified certain provisions and waived our obligation to comply with certain covenants under these debt agreements. These changes became immediately effective and were scheduled to continue through April 1, 2021 (unless we terminate the covenant relief period earlier, subject to certain conditions).

In July 2020, we entered into a series of agreements restructuring our relationship with AMC, including a Master Lease Agreement relating to 46 of the 53 properties we lease to AMC. We also received the right to terminate the remaining seven leases at our option (the “Transition Leases”). We also agreed that AMC would pay only percentage rent of 15% of gross sales through December 31, 2020. The difference between contract rent and the percentage rent paid was added to AMC’s rent under the Master Lease and amortized over the remaining term of the lease. We believe that the AMC restructuring significantly improved our long-term position with respect to AMC, while providing AMC with deferrals it needed during the pandemic and better performing theatres in the future. Specifically:

•

The Master Lease was designed with the intention that the parties will respect the master lease characterization at all times, which we believe will enhance our position in the event of a reorganization proceeding regarding AMC,

•	The lease terms on properties included in the Master Lease were increased by an average of nine years, and

•	We reduced our exposure to AMC by terminating each of the seven Transition Leases prior to December 31, 2020.

Fall and Winter 2020

During fall and winter 2020, our employees continued to work primarily from home, as we continued Phase 2 of our Return-to-Work plan. We conducted surveys, including Gallup’s employee engagement survey, to assess the impact of our work plans upon our employees, assess the level of engagement of our employees, and provide feedback that we will use as we consider our return from a remote working environment. The Gallup survey results showed that we are performing well with respect to employee engagement and our remote working environment arrangements.

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By September 11, 2020, approximately 81% of our Company’s properties were open, including 92% of non-theatre properties and 71% of theatres. During the fall of 2020, our theatre customers faced several challenges as they diligently tried to reopen. Some of our theatre locations remained closed due to state and local restrictions, including key markets in New York and California. Other theatres were closed by operator choice, including 52 of our theatres operated by Regal Cinemas (“Regal”), as movie studios continued to delay the release of blockbuster movies in hopes that larger audiences would be available in the future as additional markets open. The delay of these movie releases had a significant negative impact on box office performance. Although we had previously completed deferral agreements with respect to substantially all of our theatre properties, as a result of these continuing challenges we reached additional deferral agreements with certain of our theatre customers. As a result of these challenges, we determined it was appropriate to begin recognizing revenue from Regal on a cash basis.

In light of the continuing financial and operational impacts of the COVID-19 pandemic on us and our tenants and borrowers, and because we were recognizing revenue of AMC and Regal on a cash basis, we determined that extensions were advisable for the waiver of our obligations to comply with certain covenants under certain of our debt agreements. In November 2020, we amended the agreement governing our bank credit facilities, modifying certain provisions and extending the waiver through the earlier of December 31, 2021, or when we provide notice that we elect to terminate the covenant relief period, subject to certain conditions. In December 2020, we also amended our agreement relating to our private placement notes, for a similar covenant waiver extension.

During the fourth quarter of 2020, we received $224.0 million in net proceeds and recognized a net gain of $49.9 million from property dispositions, including the sale of six private schools and four early childhood education centers. Pursuant to the amendments of our debt agreements, we paid down our unsecured revolving credit facility by $160.0 million and our private placement notes by $24.0 million. At the end of the year, we had cash on hand in excess of $1.0 billion and subsequent to year-end, due to stronger than expected collections and proceeds from dispositions, we used a portion of our cash on hand to reduce borrowings under our unsecured revolving credit facility by $500.0 million, resulting in a remaining balance of $90.0 million on our $1.0 billion facility.

As 2020 concluded, there was reason for cautious optimism. Approximately 94% of our non-theatre and 60% of our theatre locations were open for business when we announced our year-end financial results in February 2021. Cash collections from tenants and borrowers continued to improve and were 46% of pre-COVID contractual cash revenue for the fourth quarter vs. 29% and 43% in the second and third quarter, respectively. At that time, such cash collections had further increased to 66% and 64% in January and February of 2021, respectively.

At year end, customers representing approximately 95% of our pre-COVID contractual cash revenue were either paying their pre-COVID-19 contract rent or interest or had a deferral agreement in place. In those deferral agreements, we have granted approximately 5% of permanent rent and interest payment reductions. As we moved into 2021, there remained significant uncertainty regarding the continuing adverse impact of the pandemic, particularly ongoing uncertainty in the theatre industry, and there can be no assurance that additional permanent rent or interest payment reductions or other term modifications will not occur in future periods.

We began 2020 focusing on growth in earnings and investments, expecting one of the most active years in our history. With the outbreak of the COVID-19 pandemic, we immediately pivoted our focus to the health and safety of our employees, collections, and liquidity. Working remotely, we developed a thoughtful and deliberate approach to providing solutions for the mutual long-term interests of our employees and our customers, including shifting to a remote workplace, establishing appropriate repayment plans for our customers’ deferred obligations and assisting these customers in establishing re-opening plans. Our efforts during 2020 allowed us to avoid having to reduce the salaries of our

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employees and having to furlough any employees. Within a few months, we entered into deferral arrangements with most of our customers and for the balance of the year focused on collections, improving liquidity and working with customers as they continued to navigate the unique and lengthy challenges created by COVID-19.

Early 2021

Moving into 2021, our business outlook appears to be improving significantly. When we announced our year-end results in February 2021, approximately 94% of our non-theatre and 60% of our theatre locations were open for business. Cash collections from customers continued to improve to 66% and 64% in January and February of 2021, respectively. With the roll-out of COVID-19 vaccinations, it is expected that state and local ordinances will become less restrictive, and consumers will experience growing confidence in the safety of our customers’ operations. Many challenges remain, particularly in the theatre industry, but we believe the Company is well positioned to pursue its focus on experiential real estate investments.

Compensation Program Design and 2020 Compensation Decisions

Our Compensation Committee uses the elements of executive compensation described below to meet its compensation objectives for executive officers. The percentage of a NEO’s total compensation that is comprised of each of the compensation elements is not specifically determined, but instead, is a result of the targeted competitive positioning for each element (i.e., at approximately the market medians). For 2020, variable pay consisting of AI and LTI awards, constituted 85% of our executive compensation for our Chief Executive Officer, and for our other NEOs, an average of 77%. This allows the Compensation Committee to reward good performance and penalize poor performance. Typically, LTI awards comprise a significant portion of a NEO’s total compensation. This is consistent with our Compensation Committee’s desire to reward long-term performance in a way that is aligned with our shareholders’ interests.

Base Salary. The Compensation Committee establishes base salary at a level intended to approximate the median of base salaries provided by a peer group of companies for comparable positions and responsibilities. Setting base salaries at this level is intended to allow us to emphasize performance-based incentive compensation payable under our AI and LTI. In February 2020, the Compensation Committee approved the following base salaries for 2020. The Compensation Committee determined to freeze each NEO’s base salary for 2021 at the 2020 amount.

	2020 Base Salary	Percentage Change from 2019
Gregory K. Silvers	$ 808,000	5%
Mark A. Peterson	$ 478,000	3%
Gregory E. Zimmerman	$ 448,000	3%
Craig L. Evans	$ 389,000	8%
Michael L. Hirons	$ 352,000	3%

Annual Incentive Program. At the beginning of each year, our Compensation Committee determines AI opportunities based upon an assessment of the Company’s overall performance and the individual performance of the executive as evaluated in terms of a variety of goals and metrics. In establishing performance metrics, our Compensation Committee strives to ensure that:

•	Incentives are aligned with the strategic goals set by our Board,

•	Targets are sufficiently ambitious so as to provide a meaningful incentive, and

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•	Bonus opportunities are consistent with the overall compensation program established by our Compensation Committee.

At the beginning of 2020, our Compensation Committee identified three primary performance factors as key to furthering our strategic goals:

•	Growth in FFOAA per Share,

•	Investment spending, and

•	Personal objectives for each executive.

During normal business operations, our Board of Trustees tracks FFO and growth in FFOAA per Share on a regular basis, and, like many other REITs, considers growth in FFOAA per Share to be one of the most important measures of Company performance. The National Association of Real Estate Investment Trusts developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is a widely used measure of the operating performance of real estate companies. As discussed above, at the beginning of 2020, we had forecasted growth in FFOAA, and the Compensation Committee established performance metrics designed to incent our executives to maximize this growth.

During normal business operations, our Compensation Committee believes that growth in investment spending is a significant driver of the long-term success of the Company and that achievement of the NEO’s personal goals is important to the Company’s success. As discussed above, at the beginning of 2020, we anticipated that 2020 would be a record year for investment spending as we shifted our focus to experiential properties. Accordingly, the Committee established aggressive targets for investment spending under our AI.

The Compensation Committee initially put a 50% weighting on growth in FFOAA per Share, a 30% weighting on achieving certain levels of investment spending, and a 20% weighting placed on personal objectives of each executive.

In February 2020, our Compensation Committee established a minimum, target and maximum level of AI performance bonus packages (stated as a percentage of annual base salary) that may be paid to each NEO. Those original minimum, target and maximum stated opportunities are shown below:

	Minimum	Target	Maximum
Gregory K. Silvers	62.5%	125.0%	250.0%
Mark A. Peterson	50.0%	100.0%	200.0%
Gregory E. Zimmerman	40.0%	80.0%	160.0%
Craig L. Evans	40.0%	80.0%	160.0%
Michael L. Hirons	40.0%	80.0%	160.0%

As discussed above, the COVID-19 pandemic had an immediate and drastic impact on our operations. At the beginning of the year, management was focused on growth in the experiential sector which would have been driven by investment spending and on growth in FFOAA per Share. By March, the COVID-19 pandemic had dramatically impacted the Company, our tenants and the economy, resulting in significant changes to our day-to-day operations as well as our short-term strategy. We shifted from a growth strategy to a preservation strategy. Rather than exploring ways to deploy capital, our management focused on capital preservation and their day-to-day activities focused on ways of enhancing our collections including through rent deferrals, lease renegotiations and assisting our tenants with re-opening plans, and enhancing and preserving our liquidity including by renegotiating

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several times the covenants in our debt agreements. The changes in our operations made the initial performance metrics under the AI largely irrelevant.

Beginning in June 2020, the Compensation Committee reviewed with management whether adjustments were needed to the AI to properly incent and motivate management as they navigated though the business challenges posed by the COVID-19 pandemic. After numerous meetings and discussions, the Compensation Committee determined to replace the initial AI plan with a revised AI plan, with performance metrics focused on collections and liquidity, factors that were directly relevant to the Company’s performance, and adjusted the AI payout opportunities downward. Personal performance objectives remained a factor in determining AI awards, but the personal objectives were reset to address the challenges we were facing in 2020. In light of the economic challenges we faced, the Committee determined to reduce the opportunities from the initial AI. Each executive’s target payout was set at 75% of the target under the initial AI, and each executive’s maximum payout was set at 100% of the target under the initial AI. The Compensation Committee retained a minimum payout set at 50.0% of the revised target amount.

The revised AI minimum, target and maximum opportunities stated as a percentage of salary are set forth below:

	Minimum (37.5% of Initial AI Target)	Target (75.0% of Initial AI Target)	Maximum (100.0% of Initial AI Target)
Gregory K. Silvers	46.9%	93.8%	125.0%
Mark A. Peterson	37.5%	75.0%	100.0%
Gregory E. Zimmerman	30.0%	60.0%	80.0%
Craig L. Evans	30.0%	60.0%	80.0%
Michael L. Hirons(1)	—%	—%	—%

(1)	No AI bonus was granted to Mr. Hirons, who retired on December 31, 2020. See “Severance Payments – Mr. Hirons.”

If results for a performance metric exceed the minimum, but are less than target, or exceed target but are less than maximum, the award will be determined on a sliding scale based upon the percentage such excess represents of the difference between minimum and target, or target and maximum, as the case may be. Under the revised AI, our Compensation Committee did not have discretion to increase the indicated awards, but had discretion to decrease the indicated awards.

As discussed above, our ability to manage through the COVID-19 pandemic was dependent on our ability to collect rents from tenants and maximize our liquidity. As a result, the Compensation Committee put an 80% weighting on metrics tied to collections and liquidity (40% each) and kept a 20% weighting placed on the personal objectives of each NEO.

At the end of 2020, our collections totaled approximately $326.6 million, which was between the target of $305.0 million and the maximum of $330.0 million. Collections were defined as all cash we received during the year ended December 31, 2020 that was applied to rent due during that year, including amounts received for common area maintenance and/or interest due during the year and amounts received for ground rent payable to third party landlords.

As of December 31, 2020, our liquidity was $435.6 million, which was in excess of the maximum of $225.0 million. Our liquidity was significantly higher than expected primarily due to approximately $201.2 million of net proceeds received in December from a sale of six private schools and four early childhood education centers pursuant to the exercise of a tenant purchase option. Liquidity was measured as our cash and cash equivalents (excluding restricted cash) as of December 31, 2020, reduced by the outstanding balance of our unsecured revolving credit facility at December 31, 2020.

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As discussed above, the COVID-19 pandemic drastically impacted our operations. Rather than focusing on the achievement of personal goals, our NEOs were focused on working collaboratively, often taking on new and different responsibilities designed to ensure the Company’s survival during the COVID-19 pandemic. As a result, each NEO’s individual performance was measured against the revised goals, both by the CEO and the Compensation Committee.

As a result of the performance described above, in February 2021, our Compensation Committee approved the following bonuses under our revised AI for our NEOs for 2020, representing the year-over-year declines from our NEOs’ 2019 AI bonuses noted below:

	Percent of Original AI Target	Amount	Decline from 2019 AI Bonus
Gregory K. Silvers	97.6%	$986,164	(48.7)%
Mark A. Peterson	97.6%	$466,719	(44.1)%
Gregory E. Zimmerman	97.6%	$349,942	(49.7)%
Craig L. Evans	97.6%	$303,856	(39.5)%
Michael L. Hirons(1)	—%	$ —	—%

(1)	No AI bonus was granted to Mr. Hirons, who retired on December 31, 2020. See “Severance Payments – Mr. Hirons.”

Performance bonuses awarded under the AI are payable in cash, nonvested restricted common shares or a combination of cash and nonvested restricted common shares, at the election of the executive. Executives electing to receive nonvested restricted common shares as payment of their annual incentive receive an award having a value equal to 150% of the cash amount they otherwise would have received. Our Compensation Committee believes that allowing executives to receive all, or a portion of their annual incentive, in the form of nonvested restricted common shares provides an additional opportunity to increase their ownership levels in the Company and aligns executives’ long-term interests with our shareholders’ interests in value creation. At the beginning of 2020, each of the NEOs elected to receive 100% of any performance bonus in the form of nonvested restricted common shares that vest at the rate of 33 1⁄3% per year during a three-year period. When the Compensation Committee adopted the revised AI for 2020, it did not allow the executives to change their elections. For purposes of determining the total number of nonvested restricted common shares awarded under the AI, nonvested restricted common shares were valued on the date the award was granted in the first quarter of 2021, using the volume weighted average of the closing price on ten trading days, consisting of the five trading days ending on, and the five trading days after, December 31, 2020 ($32.12).

Long-Term Incentive Program

At the beginning of 2020, the Compensation Committee approved several changes to the LTI. The LTI design was updated to better align our executives’ and our shareholders’ interests of creating long-term value and to motivate our executives to achieve superior performance by taking into account multiple performance metrics on a forward-looking basis. The restricted common shares and PSUs granted under the LTI are issued under the Company’s 2016 Equity Incentive Plan.

The objectives of the LTI are to:

•	Reward achievement over a three-year period,

•	Align the interests of our NEOs and shareholders by focusing on metrics that drive shareholder value, and

•	Incent retention through multi-year vesting and award opportunities.

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Under the LTI, awards are made in the form of:

•	Time-Vested Restricted Shares, and

•	PSUs.

The following table describes the design features and purposes of the time-vested restricted share grants and the PSU awards:

Award	Design Feature	Purpose
Restricted Shares	Vest over a four-year period, subject to the NEO’s continued employment.(1)	Talent retention and align the interests of our executives with the interests of our shareholders.
PSUs

Earned based on the achievement of multi-year performance targets established by the Compensation Committee. NEOs are issued actual common shares at the end of the three-year performance period, subject to the NEO’s continued employment.(1)

Incentivize our NEOs based on long-term performance and shareholder value creation, talent retention, and align the interests of our executives with the interests of our shareholders.

(1)	Subject to our Employee Severance Plan, discussed below.

Grant of Share Awards in 2020

In 2020, our Compensation Committee set award opportunities under our LTI based upon a percentage of each executive’s base salary. LTI opportunities are established in the first quarter of each fiscal year, at the same time as AI bonuses are determined. The NEOs may realize awards (stated as a percentage multiple of annual base salary) under the LTI between the minimum and the maximum opportunity levels stated below:

	Minimum	Target	Maximum
Gregory K. Silvers	187.5%	375.0%	750.0%
Mark A. Peterson	112.5%	225.0%	450.0%
Gregory E. Zimmerman	112.5%	225.0%	450.0%
Craig L. Evans	87.5%	175.0%	350.0%
Michael L. Hirons	80.0%	160.0%	325.0%

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For each NEO, a target incentive award value is established at the beginning of the measurement period. One-third of the target equity award value is granted in the form of time-vested restricted share and two-thirds of the target equity award value is granted in the form of PSUs. The number of restricted shares and PSUs granted is determined using the volume-weighted average price of our common shares based on the last 30 trading days prior to the date of the award ($71.15 for 2020 LTI incentive awards). For the three-year period beginning on January 1, 2020, our Compensation Committee established the following target LTI award values and number of restricted shares and PSUs for our NEOs:

	Target LTI Award Value (as a % of Salary)	Target Number of Restricted Shares	Target Number of PSUs
Gregory K. Silvers	375.0%	14,196	28,391
Mark A. Peterson	225.0%	5,039	10,077
Gregory E. Zimmerman	225.0%	4,723	9,445
Craig L. Evans	175.0%	3,190	6,397
Michael L. Hirons	160.0%	2,639	5,277

Restricted Shares

The restricted shares granted under the LTI vest ratably over a four-year period, subject to the NEO’s continued employment with the Company. Prior to vesting, the NEOs are entitled to receive all dividends on the restricted shares and to vote the shares. All restrictions will lapse and the shares will become fully vested upon the NEO’s death or disability and in accordance with our Employee Severance Plan.

Performance Share Units

PSUs represent the right to earn, on a one-for-one basis, actual common shares of the Company at the end of the three-year performance period established by the LTI. At the beginning of each three-year performance period, the Compensation Committee grants each NEO a target number of PSUs. The actual number of common shares issued with respect to a PSU award is based upon the target number of PSUs established at the beginning of the performance period multiplied by a “payout percentage” ranging from 0% to 250% and determined by the level of performance against pre-established performance goals. PSUs earn dividend equivalent rights payable in additional common shares only to the extent actual common shares of the Company are earned at the end of the three-year performance period.

At the beginning of 2020, our Compensation Committee identified three primary performance factors that would determine the PSU opportunities:

•	Our TSR vs. TSR of Triple Net Peer Group;

•	Our TSR vs. TSR of the MSCI US REIT Index; and

•	Our Average Annual Growth in AFFO per Share for the three-year performance period.

Our Compensation Committee put a 50% weighting on our TSR vs. the TSR of the triple net peer group and a 25% weighting on each of the other two factors. The financial performance components are measured over a three-year period beginning on January 1, 2020. To the extent performance goals are achieved, actual common shares of the Company will be issued, on a one-for-one basis with each PSU, at the end of the 2020-2022 performance period. The Compensation Committee believes using forward-looking, multi-year performance periods will measure the success of our strategic initiatives designed to enhance shareholder value.

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The first performance metric measures our annualized TSR (annualized return assuming annual compounding and reinvestment of dividends) relative to a triple-net peer group. The following table shows the payout percentage for the 2020 PSU awards at various levels of relative and absolute shareholder return. The number of actual common shares issued at the end of the performance period will equal the target number of PSUs (set forth above) multiplied by 50% multiplied by the payout percentage set forth below.

2020-2022 Relative Total Shareholder Return vs. Triple-Net Peer Group
Performance Level	Target	Payout Percentage
Outperformance	At least 75th percentile and at least 10% Absolute Annualized TSR	250.0%
Maximum	At least 75th percentile	200.0%
Target	At least 50th percentile	100.0%
Minimum	At least 30th percentile	50.0%

The second performance factor measures our annualized TSR (annualized return assuming annual compounding and reinvestment of dividends) relative to the MSCI US REIT Index. The following table shows the payout percentage for the 2020 PSU awards at various levels of relative and absolute shareholder return. The number of actual common shares issued at the end of the performance period will equal the target number of PSUs (set forth above) multiplied by 25% multiplied by the payout percentage set forth below.

2020-2022 Relative Total Shareholder Return vs. MSCI US REIT Index
Performance Level	Target	Payout Percentage
Outperformance	At least 75th percentile and at least 10% Absolute Annualized TSR	250.0%
Maximum	At least 75th percentile	200.0%
Target	At least 50th percentile	100.0%
Minimum	At least 30th percentile	50.0%

For purposes of the two relative TSR comparisons, the Compensation Committee selected to compare our TSR against a group of triple-net lease REITs with which we most directly compete for business and/or capital (see the table below) and to compare our TSR against the benchmark that management believes is most relevant to measure our performance (the MSCI US REIT Index).

Triple-Net Peer Group

Four Corners Property Trust, Inc.	Safehold Inc.

Gaming and Leisure Properties, Inc.	Spirit Realty Capital, Inc.

Getty Realty Corp.	STORE Capital Corporation

Lexington Realty Trust	VEREIT, Inc.

MGM Growth Properties LLC	VICI Properties Inc.

National Retail Properties, Inc.	W.P. Carey Inc.

Realty Income Corporation

The final financial metric measures the average annual growth in our AFFO per Share. AFFO per Share growth is measured as the simple average of the growth in AFFO per Share for each calendar

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year in the performance period. The AFFO per Share growth is the percentage by which AFFO per Share for a particular year exceeds the AFFO per Share in the prior year. The number of actual common shares issued at the end of the performance period will equal the target number of PSUs (set forth above) multiplied by 25% multiplied by the payout percentage set forth below. The Compensation Committee included AFFO per Share growth because it impacts our ability to pay dividends, which is a key driver of our stock price and TSR.

2020-2022 AFFO per Share Growth
Performance Level	Average Annual Growth in AFFO per Share for the Performance Period	Payout Percentage
Maximum	6.0%	200.0%
Target	4.0%	100.0%
Minimum	2.0%	50.0%

If results for a performance metric exceed the minimum, but are less than target, or exceed target, but are less than maximum, the applicable TSR Payout Percentage or the AFFO per Share Growth Payout Percentage will be determined on a sliding scale based upon the percentage such excess represents of the difference between minimum and target, or target and maximum, as the case may be. The applicable TSR Payout Percentage or AFFO per Share Growth Payout Percentage will be 0% if the applicable performance metric is below the minimum.

Health and Welfare Benefits. We provide certain health and welfare benefits to the NEOs, including employer matching contributions to our 401(k) plan, health and welfare benefit programs and life insurance, which are generally the same as such benefits provided to all other full-time employees, except the Company provides NEOs with a term life insurance benefit in connection with their severance upon death and executive physicals, as discussed below.

Perquisites and Other Personal Benefits. We offer the following personal benefits and perquisites to the currently employed NEOs:

•	Vehicles. We have acquired vehicles that the NEOs are entitled to use. Each of those NEOs is taxed for personal use of the vehicles.

•	Term Life Insurance. Under our Company’s insurance benefit plan, our Company pays the premium for term life insurance for the benefit of each NEO payable upon the NEO’s severance upon death.

•

Executive Health Program. The Compensation Committee requires that each NEO obtain an annual physical from their personal physician or pursuant to an executive health program and NEOs are reimbursed for travel (within the United States) to obtain the physical and any uninsured expenses for medically necessary tests.

Chief Executive Compensation. In early 2021, the Compensation Committee conducted a formal evaluation of Mr. Silvers, including reviewing Mr. Silvers’ self-evaluation of his achievement of his 2020 goals, as revised, and surveying the current members of the Board. In establishing Mr. Silvers’ compensation, our Compensation Committee took into account our overall performance and the economic challenges we faced during 2020, as well as the compensation of CEOs in our Triple-Net Peer Group. Mr. Silvers’ compensation also reflects his responsibility for implementing the shift in the Company’s strategy to become an experiential-focused REIT. In 2020, the Compensation Committee increased Mr. Silvers’ base salary 5% based on his individual performance and benchmarking data that indicated his base salary was significantly below the median of base salaries for CEOs at our peer group companies. Based on his individual performance evaluation and the performance of the Company in 2020, the Compensation Committee established a bonus under the AI at 98% of his target

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level. Mr. Silvers elected to take payment of the AI bonus in the form of nonvested restricted common shares valued at 150% of the bonus. Compared to 2019, Mr. Silvers’ bonus under the AI decreased 49% in 2020. Based on the LTI, the Compensation Committee awarded Mr. Silvers’ restricted common shares and PSUs valued at his target level. The PSUs granted in 2020 are subject to performance metrics calculated over a period of three years ending December 31, 2022. Based upon its review of the various factors described above, the Compensation Committee believes Mr. Silvers’ compensation is reasonable and not excessive.

Roles of the Compensation Committee, Executive Officers, and Compensation Consultant in Determining Executive Compensation

Our Compensation Committee meets at the beginning of each year to make decisions regarding our NEOs’ compensation. When making these decisions, our Compensation Committee considers the performance of our Company and of each NEO, available compensation information of our peer group and the actual compensation provided to each NEO for each of the last three fiscal years. Based upon the review of this information, together with recommendations provided by our Chief Executive Officer (with respect to other NEOs), our Compensation Committee sets, for each of the NEOs, the base salary for the new fiscal year, determines the AI awards for the most recently completed year, and sets the LTI award opportunity for the next three-year period. In addition to the input of the Chief Executive Officer, other executives attend meetings of our Compensation Committee from time to time and provide historical and prospective breakdowns of primary compensation components for each NEO, and additional context with respect to Company performance. Our Compensation Committee makes the final determinations on all elements of each NEO’s compensation. Our CEO does not play a role in determining his own compensation, other than discussing his annual performance with the Compensation Committee and sharing his accomplishments and proposed objectives with the Compensation Committee.

Our Compensation Committee establishes formulaic performance targets with respect to incentive compensation under our AI and LTI, provided that a portion of each executive’s AI award is calculated based on a subjective assessment of personal performance. With the exception of the revised 2020 AI awards, the Compensation Committee has the authority under the AI to make limited adjustments to the amounts determined under the formulas based on subjective and qualitative considerations of team performance, individual performance and the performance of the Company. The Compensation Committee does not have the right to exercise discretion to increase or reduce an indicated award under the LTI.

The Compensation Committee has retained FPL Associates L.P. (“FPL”) to advise the Compensation Committee with respect to its review of compensation levels for our NEOs. The Compensation Committee has determined that FPL is independent under our NYSE listing requirements.

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Benchmarking to Peer Group

As part of its process of evaluating our executive compensation program, the Compensation Committee reviews peer comparison data to ensure that our executive compensation is competitive in the marketplace. For 2020, the Compensation Committee elected to use a peer group modeled primarily from JP Morgan Equity Research’s Triple-Net Lease REIT group (the “Triple-Net Peer Group”) for benchmarking purposes. Management assisted FPL and the Compensation Committee in the process, providing additional REIT industry insight. The Compensation Committee reviews this peer group on an annual basis. The following table provides the names and key information for each company in the Triple-Net Peer Group that was used for benchmarking:

Name	Property Focus	Headquarters	Number of Employees(1)	Implied Market Capitalization As of December 31, 2020 (in millions)(2)	Total Capitalization As of December 31, 2020 (in millions)(2)

Gaming and Leisure Properties, Inc.	Casino	Wyomissing, PA	560	$9,856.0	$15,763.1

Four Corners Property Trust, Inc.	Other Retail	Mill Valley, CA	349	2,263.5	3,023.5

Lexington Realty Trust	Diversified	New York, NY	55	2,973.7	4,464.7

MGM Growth Properties LLC	Casino	Las Vegas, NV	N/A	8,763.0	13,273.0

National Retail Properties, Inc.	Other Retail	Orlando, FL	69	7,170.5	10,745.3

Realty Income Corporation	Other Retail	San Diego, CA	210	22,491.0	31,437.5

Spirit Realty Capital, Inc.	Other Retail	Dallas, TX	82	4,612.0	7,297.2

STORE Capital Corporation	Diversified	Scottsdale, AZ	106	9,042.5	12,804.1

VEREIT, Inc.	Other Retail	Phoenix, AZ	160	8,655.2	15,252.1

VICI Properties, Inc.	Casino	New York, NY	147	13,685.1	20,830.4

W.P. Carey Inc.	Diversified	New York, NY	188	12,379.9	19,229.0

Median			153.5	8,763.0	13,273.0

Average			192.6	9,262.9	14,010.9

EPR Properties	Specialty	Kansas City, MO	53	2,424.6	6,692.3

Relative Percentile Rank			9%-ile	17%-ile	25%-ile

(1)	Based on information reported in each peer company’s most recent Annual Report on Form 10-K filed with the SEC.
(2)	Source: S&P Global Market Intelligence.

FPL’s benchmarking review was based on information disclosed in the peer companies’ 2020 proxy statements, which reported data with respect to fiscal 2019 (the latest year for which comprehensive data is publicly available), as well as FPL’s proprietary database. FPL also reviewed the 2020 Nareit Compensation Survey (which FPL conducts) and additional proprietary real estate compensation surveys conducted throughout the year by FPL for additional context. FPL’s review compared our executive pay practices to cash and non-cash compensation awarded to executives in comparable positions at peer companies. FPL advised the Compensation Committee that the peer companies generally have compensation programs comparable to ours, with annual bonuses generally in the form of cash and annual long-term compensation generally in the form of equity with time-based vesting over three to five years and a focus on performance-based compensation.

Our Compensation Committee uses the Triple-Net Peer Group for overall compensation benchmarking purposes because it believes this is the group with which it competes for executive talent, and thus, it is important for the Company’s overall compensation to be competitive with this group. The Compensation Committee uses a slightly different peer group for the LTI (the Triple-Net Peer Group plus Getty Realty Corp. and Safehold Inc.) because it believes this adjusted peer group is the group

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with which the Company competes for capital, and thus, it is important to measure the Company’s performance against this group.

Changes to Compensation Program in 2021

In light of the continuing effect that the COVID-19 pandemic is having on the Company, the Compensation Committee determined to freeze the NEOs’ base salaries at 2020 amounts and adopted a bifurcated approach to the AI for 2021. No changes were made to the 2021 LTI. Management anticipates that the first half of 2021 will continue to be challenging for the Company and that operations will begin to normalize in the second half of 2021 with the roll out of the COVID-19 vaccines. As a result, the Compensation Committee approved performance metrics for the first half based upon collections, liquidity and the achievement of personal objectives, similar to the revised 2020 AI. The Compensation Committee intends to evaluate the economic environment in early summer and will then set performance metrics for the second half of the year at that time.

Employee Severance Plan

On January 31, 2020, the Compensation Committee approved an Employee Severance and Retirement Vesting Plan (the “Severance Plan”), which provides for severance pay to eligible employees in the event of certain involuntary terminations of employment from the Company and certain retirement benefits to eligible non-executive employees of the Company. Effective July 31, 2020, the Severance Plan replaced the original Employee Severance Plan adopted effective May 13, 2015, as amended, in its entirety. See pages 71-74 for a summary of the terms of the Severance Plan.

Severance Payments – Mr. Hirons

Michael L. Hirons, our former Senior Vice President – Asset Management, retired on December 31, 2020. See page 74 for a summary of amounts paid to Mr. Hirons under the Severance Plan.

Share Ownership Guidelines

The Compensation Committee has adopted share ownership guidelines applicable to the NEOs and trustees of the Company. Each NEO and trustee is required to have acquired, within four years of his or her becoming a NEO or trustee, common shares or nonvested restricted common shares or units having a market value in excess of the following:

Requirement

Trustees	4x their current basic retainer

CEO	5x his current base salary

CFO	3x his current base salary

Other NEOs	1x their current base salary

Assessment of Compensation-Related Risks

The Compensation Committee does not believe that any of the Company’s compensation programs expose the Company to excessive risk and instead believes that all of the programs encourage behavior that supports sustainable value creation for stakeholders by appropriately balancing risk and reward. During the compensation setting process each year, the Compensation Committee considers

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the Company’s compensation policies and practices to determine whether, in its judgment, the compensation programs encourage risk-taking behavior likely to have a material adverse effect on the Company.

The Company’s compensation programs have three common elements: base salary, potential AI awards, and potential LTI awards. For our executives, AI awards are determined based upon the achievement of both individual and Company performance metrics. For all other employees (other than individuals who originate investments for the Company (“producers”)), AI awards are determined based upon personal performance ratings and achievement of personal performance goals and are then adjusted, in the discretion of management, based on the Company’s overall performance. For producers, AI awards are determined solely on the Company’s investment spending and the LTI awards are determined using the same methodology as non-executive employees.

Based on its review, the Compensation Committee believes the investment spending metric, which is utilized in determining both the executives’ and the producers’ compensation, could encourage excessive risk-taking behavior because individual employee actions could directly impact this metric. In addition, the Compensation Committee believes the liquidity metric, used in the 2020 revised AI, could encourage risk-taking behavior by incentivizing dispositions of investments at potentially low values in order to generate liquidity to meet this performance metric. These risks, however, are mitigated by several factors, as discussed below.

The Compensation Committee believes that the following factors decrease the likelihood of an individual engaging in excessive risk-taking behavior to increase their compensation:

•

The executive compensation program uses a balanced mix of performance metrics, including FFOAA per Share, AFFO per Share, investment spending, relative TSR, and personal performance metrics for each executive, to avoid excessive weight on any single performance metric.

•	The compensation programs provide a balanced mix of cash and equity and both annual and long-term incentives.

•

The Company has a multi-level approval process for investments (including acquisition and disposition opportunities) that mitigates the risk of using investment spending and liquidity as performance metrics in its compensation programs. First, the Company’s underwriting team analyzes all investment opportunities. The underwriting team is not compensated based on investment spending or liquidity and does not report to the production team. Once approved by underwriting, the Company’s senior management reviews investment opportunities, and if approved by management, such opportunities are presented to and approved by the Investment Committee, which is chaired by a Board representative, with larger transactions requiring the additional approval of the Board of Trustees. Senior management approves all disposition opportunities. Dispositions in excess of $35 million are approved by the Investment Committee, with certain larger transactions requiring the additional approval of the Board of Trustees.

•

Final awards under the AI for executives are subject to the discretion of the Compensation Committee (limited to only discretion to decrease the final awards under the revised AI), which may consider both quantitative and qualitative factors outside the specified performance factors. Similarly, final awards under the AI for producers and other non-executives are subject to the discretion of the Company’s senior management.

•

All shares awarded under the AI and time-based equity awards under the LTI are payable in the form of nonvested restricted shares that continue to be at-risk for three years (for AI awards) and four years (for LTI awards) after they are earned. Specifically, the Company

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incents individuals to elect to receive AI awards in nonvested restricted common shares by valuing the equity award at an amount equal to 150% of the cash amount the individuals otherwise would have received.

•

Our insider trading policy prohibits all employees (including officers) and trustees and certain of their respective family members and controlled entities from engaging in transactions in our securities that are speculative in nature, including, but not limited to prohibiting “short selling,” purchasing options, taking out margin loans against stock options, hedging or engaging in any other type of speculative arrangement that has a similar economic effect without the full risk or benefit of ownership, and transacting in the securities of any entity with which the Company is discussing significant business matters.

•	Maximum payout levels for awards under the AI and LTI are capped.

•	Executive officers are subject to share ownership and retention guidelines.

•	FPL Associates L.P., the Compensation Committee’s independent compensation consultant, assists with the review of the executive compensation policies and practices.

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Summary Compensation Table

The following table contains information on the compensation earned by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers in 2020, which we collectively refer to in this Proxy Statement as our “NEOs.” For additional information regarding this compensation, refer to the Compensation Discussion and Analysis section of this Proxy Statement.

Name & Principal Position	Year	Salary	Bonus(1)	Share Awards (2)(3)	Option Awards	Non- Equity Incentive Plan Compen- sation	Change in Pension Value & Nonqualified Deferred Compen- sation Earnings	All Other Compen- sation(4)	Total

Gregory K. Silvers	2020	$808,000	$986,164	$3,906,842	$—	$—	$—	$70,352	$5,771,358
President and	2019	769,500	1,923,750	1,394,533	—	—	—	71,972	4,159,755
Chief Executive	2018	747,000	1,349,381	2,953,202	—	—	—	77,570	5,127,153
Officer

Mark A. Peterson	2020	478,000	466,719	1,512,218	—	—	—	49,889	2,506,826
Executive Vice	2019	463,500	834,300	655,499	—	—	—	50,700	2,003,999
President, Chief	2018	450,000	731,592	1,601,161	—	—	—	54,127	2,836,880
Financial Officer
and Treasurer

Greg E. Zimmerman	2020	448,000	349,942	1,323,187	—	—	—	45,620	2,166,749
Executive Vice	2019	435,000	696,000	546,860	—	—	—	11,454	1,689,314
President, and
Chief Investment Officer

Craig L. Evans	2020	389,000	303,856	966,246	—	—	—	48,668	1,707,770
Executive Vice	2019	359,000	502,600	373,068	—	—	—	50,551	1,285,219
President,	2018	348,500	445,550	875,300	—	—	—	51,773	1,721,123
Secretary and
General Counsel

Michael L. Hirons(5)	2020	352,000	—	529,086	—	—	—	1,624,045	2,505,131
Former Senior Vice	2019	342,000	478,800	363,727	—	—	—	39,413	1,223,940
President –	2018	332,000	419,807	866,486	—	—	—	40,284	1,658,577
Asset Management

(1)

Amounts reflect performance bonuses earned by each executive under the annual incentive program. Performance bonuses under the annual incentive program are payable in cash, nonvested restricted common shares or a combination of cash and nonvested restricted common shares, at the election of executive. Executives that elect to receive their performance bonuses in the form of nonvested restricted common shares receive an award of nonvested restricted common shares having a value equal to 150% of the cash amount they otherwise would have received. In each of 2020, 2019 and 2018, the executives elected to receive their performance bonuses payable in that year in the form of nonvested restricted common shares. See note 2 below for a discussion of the method used in determining the aggregate grant date fair value of the nonvested restricted common shares.

(2)

Amounts reflect the aggregate grant date fair value of such awards, computed in accordance with FASB ASC Topic 718. For policies used in determining these values, refer to Note 14 of the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC. These amounts

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reflect an accounting expense and do not necessarily correspond to the actual value that may be realized by the NEOs. The nonvested restricted performance share units granted for 2020 and based on relative TSR performance have market conditions and were valued using a Monte Carlo simulation model on the grant date in early 2020. Additionally, the nonvested restricted performance share units granted for 2020 and based on AFFO performance were valued at the grant date fair value in early 2020 of $69.19. Due to the significant adverse impact of COVID-19, if these awards were valued on the date of this Proxy Statement, the Monte Carlo simulation model for the nonvested restricted performance share units based on TSR performance and the fair value of the nonvested restricted performance share units based on AFFO performance would indicate a significantly lower value. The nonvested restricted common shares granted in 2021 for 2020 performance to NEOs had a grant date fair value under FASB ASC 718 of $44.44 per share, which, due to a substantial increase in the market value of our shares during the first two months of 2021, was significantly greater than the value used by the Compensation Committee ($32.12 per share) to determine awards as discussed above in the Compensation Discussion and Analysis section of this Proxy Statement.

(3)

Amounts include: (i) the aggregate grant date fair value of nonvested restricted performance shares issued pursuant to the long-term incentive plan; (ii) the aggregate grant date fair value of nonvested restricted common shares issued pursuant to the long-term incentive plan; and (iii) the incremental aggregate grant date fair value of nonvested restricted common shares issued pursuant to the annual incentive program that the executive, by accepting nonvested restricted common shares instead of cash, received in excess of the cash amount that the executive would have otherwise received. In 2020, the incremental aggregate grant date fair value of nonvested restricted common shares issued pursuant to the annual incentive program to Messrs. Silvers, Peterson, Zimmerman and Evans was $1,060,476, $501,895, $376,297, and $326,748, respectively.

(4)

The following table sets forth all other compensation for 2020 including amounts relating to personal use of company vehicles, the Company’s matching contributions under the Company’s 401(k) plan, amounts payable by the Company with respect to term life insurance premiums (and related tax gross-up payments), the dollar value of dividends paid on nonvested restricted shares that were not factored into the grant date fair value of such awards and, in the case of Mr. Hirons, certain severance amounts relating to his retirement.

Name	Personal Use of Company Vehicles	401(k) Matching Contributions	Term Life Insurance Premiums and Related Tax Gross-Up	Dividends	Severance	Total of All Other Compensation
Gregory K. Silvers	$3,376	$26,000	$17,668	$23,308	$—	$70,352
Mark A. Peterson	5,118	26,000	8,807	9,964	—	49,889
Greg E. Zimmerman(6)	1,726	26,000	9,387	8,507	—	45,620
Craig L. Evans	6,641	26,000	10,085	5,942	—	48,668
Michael L. Hirons(5)	5,290	19,500	3,958	5,556	1,589,741	1,624,045

(5)

Mr. Hirons retired effective December 31, 2020. His retirement was a “Qualifying Termination” under the Company’s Severance Plan. As a result, Mr. Hirons received the following amounts in connection with his retirement: (i) a cash severance payment equal to $1,267,200; (ii) reimbursement of one-half of the cost of premiums to provide Mr. Hirons with certain continued health insurance coverage for 18 months (estimated to be approximately $15,218); (iii) a cash payment of $25,723 for unused vacation; and (iv) a cash payment of $281,600, representing the pro-rated annual incentive bonus that Mr. Hirons would have received under

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the Company’s annual incentive program for 2020 with the achievement of “at target” performance level. These amounts are included as severance in the All Other Compensation Column. In addition, all unvested restricted common shares held by Mr. Hirons vested upon his retirement (valued at $1,287,454 based on the closing market price of the Company’s common shares on the vesting date) and his 2020 unvested restricted performance shares vested upon his retirement assuming the achievement of “at target” performance level (valued at $171,571 based on the closing market price of the Company’s common shares on the vesting date).

(6)	The 401K matching contributions of Mr. Zimmerman include a cash payment of $6,050 which was paid to correct an administrative error that limited him from receiving 100% of his matching contribution.

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Grants of Plan-Based Awards in Fiscal 2020

The following table provides information about grants of plan-based awards under equity incentive plans to the NEOs in 2020. These grants were made under the 2016 Equity Incentive Plan pursuant to the annual incentive program and the long-term incentive plan. Grants were in the form of nonvested restricted common share awards and nonvested performance shares. For additional information regarding these awards, refer to the Compensation Discussion and Analysis section of this Proxy Statement.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant date Fair Value of Stock and Option Awards(3)
		Thres- hold	Target	Maxi- mum	Thres- Hold(#)	Target(#)	Maxi- Mum(#)
Gregory K. Silvers
2020 LTI	02/20/2020	—	—	—	14,196	28,391	67,429	—	—	$—	$1,864,214
2020 LTI	02/20/2020	—	—	—	—	—	—	14,196	—	—	982,152
2019 AI	02/20/2020	—	—	—	—	—	—	41,200	—	—	2,850,628
2019 LTI	02/20/2020	—	—	—	—	—	—	6,759	—	—	467,655
Mark A. Peterson
2020 LTI	02/20/2020	—	—	—	5,039	10,077	23,933	—	—	—	661,674
2020 LTI	02/20/2020	—	—	—	—	—	—	5,039	—	—	348,648
2019 AI	02/20/2020	—	—	—	—	—	—	17,868	—	—	1,236,287
2019 LTI	02/20/2020	—	—	—	—	—	—	3,664	—	—	253,512
Greg E. Zimmerman
2020 LTI	02/20/2020	—	—	—	4,723	9,445	22,432	—	—	—	620,175
2020 LTI	02/20/2020	—	—	—	—	—	—	4,723	—	—	326,715
2019 AI	02/20/2020	—	—	—	—	—	—	14,906	—	—	1,031,346
2019 LTI	02/20/2020	—	—	—	—	—	—	3,057	—	—	211,514
Craig L. Evans
2020 LTI	02/20/2020	—	—	—	3,190	6,379	15,150	—	—	—	418,851
2020 LTI	02/20/2020	—	—	—	—	—	—	3,190	—	—	220,647
2019 AI	02/20/2020	—	—	—	—	—	—	10,764	—	—	744,761
2019 LTI	02/20/2020	—	—	—	—	—	—	1,892	—	—	130,907
Michael L. Hirons(4)
2020 LTI	02/20/2020	—	—	—	2,639	5,277	12,533	—	—	—	346,494
2020 LTI	02/20/2020	—	—	—	—	—	—	2,639	—	—	182,592
2019 AI	02/20/2020	—	—	—	—	—	—	10,254	—	—	709,474
2019 LTI	02/20/2020	—	—	—	—	—	—	1,923	—	—	133,052

(1)

The column includes nonvested restricted performance shares issued pursuant to the long-term incentive plan. The nonvested performance shares issued pursuant to the long-term incentive plan vest on the third anniversary of the grant date, subject to the attainment of certain performance conditions. Actual shares delivered are subject to performance conditions and therefore may vary from the threshold, target and maximum amounts reported here. See the Compensation Discussion and Analysis section of this Proxy Statement for additional information regarding these awards and the long-term incentive plan.

(2)

The column reflects three separate awards for each NEO due to a change in the Company’s grant practices in 2020: (1) nonvested restricted common shares issued pursuant to the long-term incentive plan relating to the 2020 performance period; (2) nonvested restricted common

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shares issued pursuant to the annual incentive program (with respect to elections to receive the award in restricted common shares) relating to the 2019 performance period (but issued in 2020); and (3) nonvested restricted common shares issued pursuant to the long-term incentive plan relating to the 2019 performance period (but issued in 2020). In 2020, the Company modified its award practices under its long-term incentive plan, resulting in the reporting of multiple long-term incentive plan awards in 2020 for the 2019 performance period and the 2020 performance period. The nonvested restricted common shares issued pursuant to the annual incentive program vest at the rate of 33 1/3% per year for three years and the nonvested restricted commons shares issued pursuant to the long-term incentive plan vest at the rate of 25% per year for four years. See the Compensation Discussion and Analysis section of this Proxy Statement for additional information regarding these awards and the annual incentive program and long-term incentive plan.

(3)

Amounts reflect the aggregate grant date fair value of such awards, computed in accordance with FASB ASC Topic 718. For policies used in determining these values, refer to Note 14 of the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC.

(4)

Mr. Hirons retired effective December 31, 2020. In connection with his retirement, Mr. Hirons received a cash pro-rated annual incentive bonus under the Company’s annual incentive program for 2020 with the achievement of “at target” performance level and all of his unvested or unexercisable equity awards immediately vested upon his retirement (including the awards reflected in this table).

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Outstanding Equity Awards at 2020 Fiscal Year-End

The following table provides information regarding outstanding awards to the NEOs that have been granted but not vested or exercised as of December 31, 2020.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(#)	Market Value of Shares or Units of Stock that Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(1)
Gregory K. Silvers(3)	2,773	—	—	$47.21	1/1/2023	—	$—	—	$—
	21,588	—	—	61.79	2/20/2025	—	—	—	—
	—	—	—	—	—	148,678	4,832,035	14,196	461,370

Mark A. Peterson(4)	12,894	—	—	51.64	1/1/2024	—	—	—	—
	8,401	—	—	61.79	2/20/2025	—	—	—	—
	—	—	—	—	—	74,152	2,409,940	5,039	163,768

Greg E. Zimmerman(5)	—	—	—	—	—	30,935	1,005,388	4,723	153,498

Craig L. Evans(6)	—	—	—	—	—	42,088	1,367,860	3,190	103,675
Michael L. Hirons(7)	1,762	—	—	45.73	1/1/2021	—	—	—	—
	2,825	—	—	47.21	1/1/2023	—	—	—	—
	7,724	—	—	51.64	1/1/2024	—	—	—	—
	5,608	—	—	61.79	2/20/2025	—	—	—	—

(1)

The market value of the restricted common share awards and restricted performance share awards is based on the closing market price of the Company’s common shares as of December 31, 2020 (the last trading day in the 2020 fiscal year), which was $32.50 per share.

(2)	The number of restricted performance share awards included in this column is based on achieving threshold performance.

(3)

The restricted common share awards for Mr. Silvers granted under the annual incentive plan vest according to the following schedule: 31,054 awards vested on January 1, 2021; 24,198 awards will vest on January 1, 2022; and 13,733 awards will vest on January 1, 2023. The restricted common share awards for Mr. Silvers granted under the long-term incentive plan vest according to the following schedule: 36,886 awards vested on January 1, 2021; 25,613 awards will vest on January 1, 2022; 11,957 awards will vest on January 1, 2023; and 5,237 awards will vest on January 1, 2024. The restricted and unearned performance share awards for Mr. Silvers granted under the performance shares plan vest according to the following schedule: 14,196 awards will vest on January 1, 2023 subject to the attainment of performance goals.

(4)

The restricted common share awards for Mr. Peterson granted under the annual incentive plan vest according to the following schedule: 15,349 awards vested on January 1, 2021; 11,630 awards will vest on January 1, 2022; and 5,956 awards will vest on January 1, 2023. The restricted common share awards for Mr. Peterson granted under the long-term incentive plan vest according to the following schedule: 19,998 awards vested on January 1, 2021; 13,226 awards will vest on January 1, 2022; 5,818 awards will vest on January 1, 2023; and 2,175 awards will vest on January 1, 2024. The restricted and unearned performance share awards for Mr. Peterson granted under the performance shares plan vest according to the following schedule: 5,039 awards will vest on January 1, 2023 subject to the attainment of performance goals.

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(5)

The restricted common share awards for Mr. Zimmerman granted under the annual incentive plan vest according to the following schedule: 4,969 awards vested on January 1, 2021; 4,969 awards will vest on January 1, 2022; and 4,968 awards will vest on January 1, 2023. The restricted common share awards for Mr. Zimmerman granted under the long-term incentive plan vest according to the following schedule: 4,696 awards vested on January 1, 2021; 4,695 awards will vest on January 1, 2022; 4,694 awards will vest on January 1, 2023; and 1,944 awards will vest on January 1, 2024. The restricted and unearned performance share awards for Mr. Zimmerman granted under the performance shares plan vest according to the following schedule: 4,723 awards will vest on January 1, 2023 subject to the attainment of performance goals.

(6)

The restricted common share awards for Mr. Evans granted under the annual incentive plan vest according to the following schedule: 9,283 awards vested on January 1, 2021; 7,043 awards will vest on January 1, 2022; and 3,588 awards will vest on January 1, 2023. The restricted common share awards for Mr. Evans granted under the long-term incentive plan vest according to the following schedule: 10,779 awards vested on January 1, 2021; 6,975 awards will vest on January 1, 2022; 3,150 awards will vest on January 1, 2023; and 1,270 awards will vest on January 1, 2024. The restricted and unearned performance share awards for Mr. Evans granted under the performance shares plan vest according to the following schedule: 3,190 awards will vest on January 1, 2023 subject to the attainment of performance goals.

(7)

Mr. Hirons retired effective December 31, 2020. Under the Company’s Severance Plan, the unvested or unexercisable equity awards held by Mr. Hirons immediately vested upon his retirement. His share options will remain exercisable until the earlier of the fifth anniversary date of the termination or the expiration date of the option.

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Option Exercises and Stock Vested in Fiscal 2020

The following table provides information regarding option exercises by our NEOs and restricted common shares held by our NEOs which vested during 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(1)
Gregory K. Silvers	—	$—	69,036	$4,786,703
Mark A. Peterson	—	—	38,732	2,736,028
Greg E. Zimmerman	—	—	2,750	194,260
Craig L. Evans	—	—	21,540	1,521,586
Michael L. Hirons	—	—	68,787	3,023,206

(1)

The “value realized” on exercise of an option award is the difference between the per share closing market price of the Company’s common shares on the date of exercise and the exercise price of the option. The “value realized” on vesting of a restricted common share award is the closing market price of the Company’s common shares as of the vesting date of the award.

(2)	In 2020, Messrs. Silvers, Peterson, Evans and Hirons surrendered 31,679, 17,815, 942, 9,950, and 29,233 shares, respectively, to pay for tax withholdings.

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Potential Payments Upon Termination or Change of Control

The following table provides information regarding potential payments upon termination of our NEOs or a change of control as of December 31, 2020. These payments are provided for pursuant to the Company’s Severance Plan, equity plans and award agreements as described below.

						Six Months Before or One Year After Change in Control
Name	Benefit	Voluntary Termination	Death	Disability	Termination w/o Cause or for Good Reason	No Termination	Termination w/o Cause or for Good Reason
Gregory K. Silvers	Cash Severance(1)	$—	$—	$—	$4,661,907	$—	$6,479,907
	Term Life Insurance Proceeds(2)	—	2,500,000	—	—	—	—
	Accelerated Vesting of Options(3)	—	—	—	—	—	—
	Accelerated Vesting of Restricted Shares(3)	—	4,832,035	4,832,035	4,832,035	4,832,035	4,832,035
	Accelerated Vesting of Restricted Performance Shares(3)	—	959,148	959,148	959,148	959,148	959,148
Mark A. Peterson	Cash Severance(1)	—	—	—	2,405,907	—	2,883,907
	Term Life Insurance Proceeds(2)	—	2,000,000	—	—	—	—
	Accelerated Vesting of Options(3)	—	—	—	—	—	—
	Accelerated Vesting of Restricted Shares(3)	—	2,409,940	2,409,940	2,409,940	2,409,940	2,409,940
	Accelerated Vesting of Restricted Performance Shares(3)	—	340,437	340,437	340,437	340,437	340,437
Greg E. Zimmerman	Cash Severance(1)	—	—	—	1,983,657	—	2,386,857
	Term Life Insurance Proceeds(2)	—	2,000,000	—	—	—	—
	Accelerated Vesting of Options(3)	—	—	—	—	—	—
	Accelerated Vesting of Restricted Shares(3)	—	1,005,388	1,005,388	1,005,388	1,005,388	1,005,388
	Accelerated Vesting of Restricted Performance Shares(3)	—	319,085	319,085	319,085	319,085	319,085
Craig L. Evans	Cash Severance(1)	—	—	—	1,727,507	—	2,077,607
	Term Life Insurance Proceeds(2)	—	2,000,000	—	—	—	—
	Accelerated Vesting of Options(3)	—	—	—	—	—	—
	Accelerated Vesting of Restricted Shares(3)	—	1,367,860	1,367,860	1,367,860	1,367,860	1,367,860
	Accelerated Vesting of Restricted Performance Shares(3)	—	215,505	215,505	215,505	215,505	215,505

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						Six Months Before or One Year After Change in Control
Name	Benefit	Voluntary Termination	Death	Disability	Termination w/o Cause or for Good Reason	No Termination	Termination w/o Cause or for Good Reason
Michael L. Hirons(4)	Cash Severance(1)	—	—	—	1,564,018	—	1,564,018
	Term Life Insurance Proceeds(2)	—	2,000,000	—	—	—	—
	Accelerated Vesting of Options(3)	—		—	—	—	—
	Accelerated Vesting of Restricted Shares(3)	—	1,337,668	1,337,668	1,337,668	1,337,668	1,337,668
	Accelerated Vesting of Restricted Performance Shares(3)	—	178,276	178,276	178,276	178,276	178,276

(1)

Represents cash severance payments under the Company’s Severance Plan as described below under “Severance Plan and Award Agreements.” Amounts representing the Company’s direct payment to insurers of the Company-paid portion of the annual premium cost to cover the NEO and his eligible dependents, if any, under the Company’s health, vision and dental plans are calculated based on the applicable premium as in effect at December 31, 2020.

(2)	Represents payment of the proceeds from the NEO’s term life insurance policy payable by the insurer.

(3)

Based on the closing market price of the Company’s common shares as of December 31, 2020 (the last trading day in the 2020 fiscal year), which was $32.50 per share. Amounts shown for accelerated vesting of restricted performance shares assume achievement of an “at target” level of performance.

(4)	Mr. Hirons retired effective December 31, 2020. See below under “Hirons Retirement” for a description of amounts actually paid to Mr. Hirons in connection with his retirement.

Severance Plan and Award Agreements

Our NEOs are entitled to certain severance benefits under the Company’s Severance Plan, which provides benefits for all full-time employees of the Company. Under the Company’s Severance Plan, each of our NEOs would be entitled to receive certain severance benefits upon a “qualifying termination.” The Company’s Severance Plan defines a “qualifying termination” to mean an involuntary termination of the executive’s employment with the Company without “cause” or with “good reason” and other than as a result of the executive’s death or a “qualifying departure” (as such terms are defined in the Company’s Severance Plan). Upon a “qualifying termination,” each of our NEOs would be entitled to a cash severance payment equal to the sum of:

•

24x the executive’s “monthly base compensation” (defined to mean 1/12th of the sum of (1) the executive’s annual base salary or wage in effect at the time of a Qualifying Termination and (2) the amount of the executive’s annual incentive bonus opportunity (not including for this purpose any incentive bonus opportunity under any Company long-term incentive plan) for the year in which the Qualifying Termination occurs, assuming an “at target” level of performance (paid in cash, in lieu of an equity award);

•

18x the executive’s “monthly welfare compensation” (defined to mean 1/12th of the amount equal to one-half (1/2) of the Company-paid portion of the annual premium cost to cover the Eligible Employee and his or her eligible dependents, if any, under the Company’s health,

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vision and dental plans in effect as of the date of the Qualifying Termination). Such calculation will include the Company-paid portion of the cost of the premiums for coverage of the Eligible Employee’s dependents if, and only to the extent that, such dependents were enrolled in a health, vision or dental plan sponsored by the Company at the time of the Qualifying Termination. Any payment of Monthly Welfare Compensation shall (1) only be provided to the extent the Eligible Employee has elected to receive COBRA continuation coverage, (2) be considered a subsidy to the Eligible Employee’s COBRA payment obligations and (3) run concurrently with the Company’s obligation to provide COBRA continuation coverage;

•	Any earned and accrued, but not yet paid, base salary through the executive’s termination date;

•	An amount determined in accordance with the Company’s vacation policy for all earned and accrued, but not yet used, credited vacation;

•

The pro rata portion of the annual incentive bonus that the executive would have received under the Company’s annual incentive program for the performance year during which his or her termination occurs if the executive had remained employed through the end of such performance year and assuming achievement of an “at target” level of performance (paid in cash and as if no election had been made to receive an equity award in lieu of such cash award), plus, if the executive’s termination prior to the Company’s determination and payment of the annual incentive bonus for the performance year immediately prior to the year during which his or her termination occurs, the annual incentive bonus that the executive would have received under the Company’s annual incentive program for such performance assuming achievement of an “at target” level of performance(paid in cash and as if no election had been made to receive an equity award in lieu of such cash award); and

•

Except as otherwise provided in the documents evidencing or effecting an award or grant under the Company’s long-term incentive plan, a pro rata portion of the amount of the long term incentive plan award that the executive would have received under the Company’s long term incentive plan for the performance year during which his or her termination occurs if the executive had remained employed through the end of such performance year and assuming achievement of an “at target” level of performance, plus, if the executive’s termination occurs prior to the Company’s determination and payment of the long term incentive plan award for the performance year immediately prior to the year during which his or her termination, the long term incentive plan award that the executive would have received under the Company’s long term incentive plan for such performance assuming achievement of an “at target” level of performance. This provision of the Severance Plan is designed to address the Company’s long-term incentive plan to the extent that awards are based on past performance. In 2020, the Company’s long-term incentive plan was redesigned to include restricted performance shares awards that are determined based on future performance and vest according to the terms of the applicable performance share award agreements. However, if an executive’s termination occurs in a performance year prior to the grant in that year of restricted shares and restricted performance shares under the long-term incentive plan, this provision will apply.

If either of Messrs. Silvers, Peterson, Zimmerman or Evans experiences a “qualifying termination” either during the six-month period immediately preceding a “change in control” or during the one-year period following a “change in control,” Mr. Silvers would be entitled to an additional cash severance payment of 12x his “monthly base compensation” and Messrs. Peterson, Zimmerman or Evans would be entitled to an additional cash compensation of 6x his “monthly base compensation.” The Company’s Severance Plan defines “change in control” to have the same meaning as provided in the 2016 Equity Incentive Plan (as described below). Amounts payable under the Company’s Severance Plan in connection with a “change in control” are subject to reduction under Sections 280G and 4999 of the Internal Revenue Code.

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In addition, the Company’s Severance Plan would provide our NEOs with 12 months of outplacement services upon a “qualifying termination.”

The Company’s Severance Plan also provides that upon a “qualifying termination,” all unvested or unexercisable equity awards held by our named executive officers will immediately vest and all of share options will remain exercisable until the earlier of the fifth anniversary date of the termination or the expiration date of the option.

The Company’s obligation to provide the severance benefits described above to our NEOs under the Company’s Severance Plan is subject to our NEOs providing a release of all claims and complying with applicable non-competition, non-solicitation, confidentiality and other post-employment restrictive covenants included in the Company’s Severance Plan.

The Company’s Severance Plan defines “cause” to mean (i) the executive’s willful and continued failure or refusal to perform his or her duties with the Company (other than as a result of disability or incapacity due to mental or physical illness), subject to a 30 day cure period, (ii) the willful engagement by the executive which is materially and demonstrably injurious to the Company, or (iii) the executive’s indictment of, or plea of nolo contendere with respect to, a felony, or conviction of, or plea of nolo contendere with respect to, any other crime involving theft or, in the sole discretion of the Company, moral turpitude.

The Company’s Severance Plan defines “good reason” to mean any of the following, unless consented to by the executive and subject to a 30-day cure period: (i) the assignment of duties to the executive materially and adversely inconsistent with such executive’s current position; (ii) a reduction of the executive’s base compensation or eligible bonus opportunity under the Company’s annual incentive program or the executive’s discontinued eligibility for long-term incentive awards under the Company’s long-term incentive plan, if, in the aggregate, results in a material reduction in the executive’s total direct compensation; or (iii) any requirement that the executive be based at any office outside of a 50-mile radius of his or her or her assigned primary work location with the Company without the executive’s consent. As of December 31, 2020, our NEOs held unvested option, restricted share and restricted performance share awards under the 2016 Equity Incentive Plan and the 2007 Equity Incentive Plan that were subject to accelerated vesting provisions upon a change in control of the Company or certain events of the executive’s termination of service. Under the 2016 Equity Incentive Plan and 2007 Equity Incentive Plan and related award agreements, in the event of a NEO’s death or disability all of the executive’s unvested option awards immediately vest and become exercisable and all restrictions applicable to the executive’s unvested restricted share and restricted performance share awards lapse and such awards become fully vest. The 2016 Equity Incentive Plan and 2007 Equity Incentive Plan also provide that, upon a “change in control” of the Company, all awards outstanding under the plan will become fully exercisable, fully vested or fully payable, as applicable, and all restrictions and conditions on such awards will be deemed satisfied. Under the 2016 Equity Incentive Plan and the 2007 Equity Incentive Plan, a “change in control” is deemed to have occurred if:

•

Incumbent trustees (defined as trustees of the Company on the effective date of the 2016 Equity Incentive Plan or the 2007 Equity Incentive Plan, as applicable, or any trustees who are subsequently elected with the approval of at least two-thirds of the incumbent trustees then on the Board) cease for any reason to constitute at least a majority of the Board;

•

Any person or group becomes the beneficial owner of 25% or more of our voting securities, other than (i) an acquisition by an underwriter in an offering of shares by the Company, (ii) a transaction in which more than 50% of the voting securities of the surviving corporation is represented by the holders of our voting securities prior to the transaction, no person or group would become the beneficial owner of 25% or more of the voting securities of the surviving corporation entitled to elect directors (and no current beneficial owner of 25% or more of the

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Company’s voting securities would increase its percentage of ownership as a result of the transaction), and at least a majority of the directors of the surviving corporation were incumbent trustees of the Company (a “non-qualifying transaction”), or (iii) an acquisition of shares directly from the Company in a transaction approved by a majority of the incumbent trustees;

•

The consummation of a merger, consolidation, acquisition, sale of all or substantially all of the Company’s assets or properties or similar transaction that requires the approval of our shareholders, other than a non-qualifying transaction (a “business combination”);

•	The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

•

Any transaction or series of transactions which results in the Company being “closely held” within the meaning of the REIT provisions of the Internal Revenue Code and with respect to which the Board has either waived or failed to enforce the “Excess Share” provisions of our amended and restated declaration of trust.

Under the 2016 Equity Incentive Plan and the 2007 Equity Incentive Plan, a “change in control” will not be deemed to occur solely because a “person” or “group” acquires beneficial ownership of more than 25% of our voting securities as a result of any acquisition of our voting securities by the Company, but if after that acquisition by the Company the “person” or “group” becomes the beneficial owner of any additional such voting securities, a “change in control” will be deemed to occur unless otherwise exempted as set forth above.

Hirons Retirement

Mr. Hirons retired effective December 31, 2020. His retirement was a “Qualifying Termination” under the Company’s Severance Plan. As a result, Mr. Hirons received the following amounts in connection with his retirement: (i) a cash severance payment equal to $1,267,200; (ii) reimbursement of one-half of the cost of premiums to provide Mr. Hirons with certain continued health insurance coverage for 18 months (estimated to be approximately $15,218); (iii) a cash payment of $25,723 for unused vacation; and (iv) a cash payment of $281,600, representing the pro-rated annual incentive bonus that Mr. Hirons would have received under the Company’s annual incentive program for 2020 with the achievement of “at target” performance level. In addition, all unvested restricted common shares held by Mr. Hirons vested upon his retirement (valued at $1,287,454 based on the closing market price of the Company’s common shares on the vesting date) and his 2020 unvested restricted performance shares vested upon his retirement assuming the achievement of “at target” performance level (valued at $171,571 based on the closing market price of the Company’s common shares on the vesting date). The Company also agreed to provide Mr. Hirons with third-party outplacement services for a period of 12 months. As a condition to receiving such payment amounts, Mr. Hirons is subject to: (i) customary non-disclosure and non-use restrictions; (ii) a release of the Company and its affiliates from any liability and waiver of certain other claims; (iii) customary non-disparagement restrictions; and (iv) a customary covenant not to sue the Company.

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Compensation Committee Interlocks and Insider Participation

None of the persons who served on the Company’s Compensation Committee during the last completed fiscal year (Messrs. Bloch and Connor and Mses. Shanks and Sterneck): (i) was formerly an officer of the Company; (ii) during the last fiscal year, was an officer or employee of the Company; or (iii) had any relationship requiring disclosure under Item 404 of Regulation S-K. None of the Company’s executive officers, during the last completed fiscal year, served as: (i) a member of the compensation committee of another entity, one of whose executive officers served on the Company’s Compensation Committee; (ii) a director of another entity, one of whose executive officers served on the Company’s Compensation Committee; or (iii) a member of the compensation committee of another entity, one of whose executive officers served as the Company’s trustee.

CEO Pay Ratio

Set forth below for 2020 is a comparison of (i) the median of the annual total compensation of all employees of the Company and its consolidated subsidiaries (except the Chief Executive Officer of the Company) and (ii) the annual total compensation of the Chief Executive Officer. The information is provided pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K. The median of the annual total compensation and the pay ratio described below are reasonable estimates calculated by the Company in a manner consistent with Item 402(u).

We estimate that the median of the annual total compensation of all employees of the Company and its consolidated subsidiaries (except our Chief Executive Officer) was approximately $254,906 for 2020. The annual total compensation of Mr. Silvers, our Chief Executive Officer, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $5,771,358 for 2020. Based on this information, we estimate that the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees was 23 to 1 for 2020.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our Chief Executive Officer, we used the following methodology and made the following material assumptions, adjustments, and estimates:

•

We determined that, as of December 31, 2020, our employee population consisted of approximately 55 individuals, all of whom are located in the United States. This population consisted of our full-time and part-time employees.

•

To identify the “median employee” from our employee population, we compared the amount of gross earnings before pre-tax deductions of our employees (other than our Chief Executive Officer) who were employed by us on December 31, 2020, as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2020. We used gross earnings before pre-tax deductions as a compensation measure because we believe that it reasonably reflects the total annual compensation of our employees and can be consistently applied to all of our employees included in the calculation. For purposes of identifying the median employee, we annualized the base salaries of full-time employees who were employed by us on December 31, 2020, but did not work for us for the entire fiscal year. The resulting total gross earnings before pre-tax deductions for all employees (other than our Chief Executive Officer) were sorted from high to low, and the median employee was identified.

•

Once we identified our median employee, we included the elements of such employee’s compensation for 2020 determined in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our 2020 Summary Compensation Table included in this Proxy Statement, which was calculated in accordance with the same requirements of Item 402(c)(2)(x) of Regulation S-K.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding securities to be issued upon the exercise of outstanding options, warrants and rights and securities available for issuance under the Company’s equity compensation plans as of December 31, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	191,457	(2)	$56.36	(3)	746,828	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	191,457		$56.36		746,828

(1)

All grants of equity awards were issued under the Company’s 2007 Equity Incentive Plan prior to May 12, 2016, and under the Company’s 2016 Equity Incentive Plan on and after May 12, 2016. The Company’s 2016 Equity Incentive Plan replaced the Company’s 2007 Equity Incentive Plan. Each of the plans was approved by the Company’s shareholders.

(2)

This number includes: (i) 105,809 common shares issuable upon the exercise of options granted under the Company’s 2007 Equity Incentive Plan; (ii) 10,881 common shares issuable upon the exercise of options granted under the Company’s 2016 Equity Incentive Plan; and (iii) 74,767 common shares subject to vested restricted share units granted to non-employee trustees under the Company’s 2007 Equity Incentive Plan and the Company’s 2016 Equity Incentive Plan for which the non-employee trustees have elected to defer receipt until a later date.

(3)

The 74,767 common shares subject to vested restricted share units granted to non-employee trustees under the Company’s 2007 Equity Incentive Plan and the Company’s 2016 Equity Incentive Plan for which the non-employee trustees have elected to defer receipt until a later date are excluded from the weighted average price calculation.

(4)

This number represents shares available for issuance under the Company’s 2016 Equity Incentive Plan. Upon shareholder approval of the Company’s 2016 Equity Incentive Plan, no further awards were permitted to be made under the Company’s 2007 Equity Incentive Plan.

2021 Proxy Statement	Page 76

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Trustees has reviewed and discussed the information provided in “Compensation Discussion and Analysis” with management and, based on the review and discussions, the Compensation Committee recommended to the Board of Trustees that the “Compensation Discussion and Analysis” be included in this proxy statement.

By the Compensation Committee:

Thomas M. Bloch

James B. Connor

Virginia E. Shanks

Robin P. Sterneck

This Compensation Committee Report and the “Compensation Discussion and Analysis” is not deemed “soliciting material” and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

2021 Proxy Statement	Page 77

AUDIT COMMITTEE REPORT

In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company’s 2020 audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the rules of the SEC and NYSE. This included a discussion of the firm’s judgments regarding the quality, not just the acceptability, of the Company’s accounting principles and the other matters required to be discussed with the Audit Committee under the rules of the NYSE and the PCAOB. In addition, the Audit Committee received from the firm the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from management and the Company.

The Audit Committee discussed with management and the firm the overall scope and plans for the audit of the consolidated financial statements. The Audit Committee meets periodically with management and the independent registered public accounting firm to discuss the results of their audits, the Company’s disclosure controls and procedures, internal control over financial reporting and internal audit function, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Trustees, and the Board approved, that the audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

By the Audit Committee:

Peter C. Brown

Robert J. Druten

Jack A. Newman, Jr.

Virginia E. Shanks

This Audit Committee Report is not deemed “soliciting material” and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

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TRANSACTIONS BETWEEN THE COMPANY AND

TRUSTEES, OFFICERS OR THEIR AFFILIATES

The Company has established Company Governance Guidelines and Independence Standards for Trustees which cover (generally and specifically) the types of related party transactions addressed by SEC and NYSE rules. The Board is responsible for evaluating these standards and ensuring compliance with these guidelines and they also apply, to the extent applicable, these standards and guidelines to executive officers in a manner to satisfy Item 404 of Regulation S-K. Although the application of these specific standards and policies to executive officers is not expressly provided in a formal written policy, the Company’s Code of Ethics and Business Conduct provides that employees (including executive officers) and trustees of the Company should avoid conflicts of interest with regard to their own or the Company’s interest. Under the Code, a conflict of interest exists whenever an individual’s private interests interfere or are at odds with the interests of the Company. Any waiver of the provisions of the Code for executive officers or trustees may only be made by the Board, and any such waiver will be disclosed as required by law or regulation and the rules of the NYSE.

The Company does not have a formal written policy specifically for security holders covered by Item 403(a) of Regulation S-K. However, the Board applies the general standards and guidelines set forth in the guidelines and standards discussed above for purposes of determining transactions requiring disclosure under Item 404(a) of Regulation S-K. There have been no transactions with related persons since the beginning of fiscal 2020 reportable pursuant to applicable SEC rules.

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Proposal No. 3 – Amendments to the Company’s 2016 Equity Incentive Plan, Including an Increase to the Number of Authorized Shares Issuable Under the Plan

What are you voting on?	We are asking our shareholders to approve amendments to the Company’s 2016 Equity Incentive Plan, including an increase to the number of authorized shares issuable under the plan.

Summary of the Proposed Amendment

On March 22, 2021, our Board adopted, subject to the approval of our shareholders, amendments to the Company’s 2016 Equity Incentive Plan to: (i) increase the number of authorized shares issuable under the plan from 1,950,000 shares to 3,950,000 shares; (ii) remove certain plan provisions which were previously included for equity awards under the plan to qualify for the performance-based compensation exception to Code Section 162(m), which is no longer available; (iii) replace “single trigger” vesting upon a change of control event with a provision that awards under the plan that are assumed or for which equivalent options or rights are substituted by a successor entity upon a merger of the Company or other change of control event will not immediately vest, but remain outstanding pursuant to their original terms (as modified to reflect the assumption or substitution); (iv) extend the term of the plan from May 12, 2026 to May 28, 2031. We believe that the 2016 Equity Incentive Plan continues to be an important component of our executive compensation program and that the Company’s long-term success is dependent upon our ability to attract, retain and motivate employees and non-employee trustees of high caliber and potential. We believe that increased ownership of our common shares by executives, key employees and non-employee trustees increases shareholder value by more closely aligning the interests of those individuals with the interests of our shareholders, encouraging greater focus on the Company’s long-term growth and profitability and the performance of the Company’s common shares.

If approved by shareholders, the amendments to the 2016 Equity Incentive Plan will be effected through an amendment and restatement of the plan effective as of May 28, 2021. A copy of the amended and restated 2016 Equity Incentive Plan (the “Amended and Restated 2016 Equity Incentive Plan”) is attached as Appendix A to this Proxy Statement.

The Amended and Restated 2016 Equity Incentive Plan is, generally the same plan as the one last approved by our shareholders on May 12, 2016, but with: (i) a proposed increase in the number of authorized shares to be issued under the plan from 1,950,000 shares to 3,950,000 shares; (ii) certain changes made to remove certain plan provisions which were previously included for equity awards under the Plan to qualify for the performance-based compensation exception to Code Section 162(m), which is no longer available; (iii) certain changes to permit substitute awards upon a merger of the Company or other change of control event, rather than immediate vesting, as described above; and (iv) an extension of the term of the plan from May 12, 2026 to May 28, 2031. As of the March 31, 2021, there were 395,990 of our common shares remaining available for the grant of equity awards under the plan. If the Amended and Restated 2016 Equity Incentive Plan is approved by our shareholders, the maximum number of common shares available for issuance under the plan will be 2,000,000 shares, plus any common shares remaining available for the grant of equity awards under the plan prior to the approval of the Amended and Restated 2016 Equity Incentive Plan (395,990 common shares at March 31, 2020), in each case, subject to certain adjustments as discussed below. If the Amended and Restated 2016 Equity Incentive Plan is not approved, the share reserve will not be increased and we may continue to grant awards under the 2016 Equity Incentive Plan, subject to its terms and conditions.

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Vote Required	The affirmative vote of a majority of the votes cast on this proposal is required to approve this proposal.

Your Board recommends a vote “FOR” approval of the amendments to the Company’s 2016 Equity Incentive Plan, including an increase to the number of authorized shares issuable under the plan.

Key Features of the Amended and Restated 2016 Equity Incentive Plan

We believe that the Amended and Restated 2016 Equity Incentive Plan contains a number of features that reflect compensation and governance best practices, with some of the key features as follows:

•

Limitations on Individual Grants. The maximum number of shares with respect to which an award or awards may be granted to any participant in any one taxable year of the Company may not exceed 500,000 shares, subject to certain adjustments discussed below.

•	Limitation on Terms of Share Options and Share Appreciation Rights. The maximum term of each share option and share appreciation right is ten years.

•

No Repricings or Replacement of Share Options or Share Appreciation Rights. Without shareholder approval, we may not amend any share option or share appreciation right to reduce the exercise price or replace any share option or share appreciation right with cash or any other award when the price per share of the share option or share appreciation rights exceeds the fair market value of the underlying shares, in each case except with respect to any Substitute Award (as defined in “Description of the Amended and Restated 2016 Equity Incentive Plan—Shares Subject to the Plan” below).

•

No In-the-Money Share Option or Share Appreciation Right Grants. Share options and share appreciation rights may not be granted with an exercise or base price less than the fair market value of our common shares on the date of grant.

•

Limitation on Share Counting. Shares previously subject to awards under the Amended and Restated 2016 Equity Incentive Plan that are used to satisfy the exercise price or tax withholding obligations with respect to such awards or any shares covered by share appreciation rights that were not issued upon the settlement of such awards may not be reissued pursuant to future awards under the Amended and Restated 2016 Equity Incentive Plan.

•	Independent Administration. The Compensation Committee, which consists of non-employee trustees, generally administers the Amended and Restated 2016 Equity Incentive Plan.

•

Clawback Right. The Amended and Restated 2016 Equity Incentive Plan provides that any award granted under the plan may be subject to certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any other compensation clawback policy that is adopted by the Compensation Committee and that will require the Company to be able to recoup compensation paid to its executives under certain circumstances.

•

Non-Employee Trustee Sublimit. The Amended and Restated 2016 Equity Incentive Plan includes a sublimit under which the maximum number of shares with respect to which certain awards that may be granted to any non-employee trustee in any one calendar year of the Company (excluding awards made at the election of the non-employee trustee in lieu of all or a portion of annual and committee cash retainers pursuant to the plan) may not exceed 20,000 shares, subject to certain adjustments discussed below.

2021 Proxy Statement	Page 81

Background and Determination of Share Amounts

The following factors, among others, were taken into account by our Board in approving the proposed Amended and Restated 2016 Equity Incentive Plan:

•	Our award grant history under our equity incentive plans;

•	Our historical burn rate under our equity plans;

•	The number of shares remaining available under the 2016 Equity Incentive Plan (prior to the proposed amendment and restatement) for future awards;

•	The number of outstanding unvested and unexercised equity awards; and

•	Potential dilution resulting from the proposed increase in shares available under the proposed Amended and Restated 2016 Equity Incentive Plan.

In setting the number of proposed shares issuable under the Amended and Restated 2016 Equity Incentive Plan, our Board also considered the following annual share usage under our equity compensation program for fiscal 2018-2020 as follows:

	Fiscal 2018	Fiscal 2019	Fiscal 2020	Average
Options Granted	3,835	1,941	2,890	2,889
Restricted Common Shares, Restricted Performance Shares and Restricted Share Units Granted – Full Value Awards at 1.5:1(1)	478,160	354,221	521,897	451,426
Total Shares Granted	481,995	356,162	524,787	454,315
Basic Weighted Average Common Shares Outstanding	74,336,606	76,781,540	75,993,617	75,703,921
Burn Rate – Annual Share Usage(2)	0.43%	0.31%	0.46%	0.40%

(1)

The number of shares subject to restricted common share, restricted performance share and restricted share unit awards in the table equals the actual number of shares subject to such awards multiplied by 1.5.

(2)	Represents Total Shares Granted divided by Basic Weighted Average Common Shares Outstanding.

The historical amounts shown above are not necessarily indicative of the shares that might be awarded in 2021 and beyond. If we continue making equity awards consistent with our practices over the past three years as set forth above, we estimate that the shares available for future awards, consisting of the increase of 2,000,000 shares to the share reserve if the Amended and Restated 2016 Equity Incentive Plan is approved, plus the shares remaining available for issuance under the 2016 Equity Incentive Plan (395,990 common shares at March 31, 2020), will be sufficient for awards for at least five years. While we believe this estimate is reasonable, there are a number of factors that could impact our future equity share usage. Among the factors that will impact our actual share usage are changes in market grant values, changes in the number of recipients, changes in our common share price, payout levels of performance-based awards, changes in the structure of our long-term incentive plan and forfeitures of outstanding awards.

As of March 31, 2021, we had approximately 839,438 common shares subject to outstanding equity awards. The 839,438 shares are comprised of 725,188 shares subject to full value awards (491,645 restricted common shares, 158,776 restricted performance shares and 74,767 restricted share units) plus 114,250 shares subject to outstanding share options. The 839,438 shares comprised 1.1% of the Company’s basic weighted average common shares outstanding at March 31, 2021. The 2,000,000

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new shares proposed to be added in the Amended and Restated 2016 Equity Incentive Plan share reserve would increase the fully diluted overhang percentage by an additional 2.5% to approximately 4.2% at March 31, 2021 (including the 395,990 remaining shares authorized for issuance under the 2016 Equity Incentive Plan at March 31, 2021).

Additional information in respect of price, term and overhang by equity grant award type currently outstanding, as of March 31, 2021, is included in the following table:

	Options	Restricted Common Shares, Restricted Performance Shares and Restricted Share Units
Weighted Average Exercise Price/Grant Date Fair Value	$56.40	$57.37
Weighted Average Remaining Recognition Period	4.3 years	1.6 years
Overhang of Currently Outstanding Awards	0.7%	1.5%

In its determination to recommend that the Board approve the proposed Amended and Restated 2016 Equity Incentive Plan, the Compensation Committee reviewed the analysis prepared by FPL, its independent compensation consultant, which included the foregoing burn rate, dilution and overhang metrics, as well as peer group market practices and trends, and the cost of the additional shares being added under the Amended and Restated 2016 Equity Incentive Plan. FPL’s analysis, which is based on generally accepted evaluation methodologies used by proxy advisory firms, concluded that the number of shares available for issuance under the Amended and Restated 2016 Equity Incentive Plan, including the proposed share increase, is well within generally accepted standards as measured by an analysis of the plan cost relative to industry standards.

In light of the factors described above, and the ability to continue to grant equity compensation which is vital to our ability to continue to attract, retain and motivate employees and non-employee trustees of high caliber and potential, the Board has determined that the size of the share reserve under the Amended and Restated 2016 Equity Incentive Plan is reasonable and appropriate at this time.

Description of the Amended and Restated 2016 Equity Incentive Plan

The following is a brief description of the Amended and Restated 2016 Equity Incentive Plan. A copy of the Amended and Restated 2016 Equity Incentive Plan is attached as Appendix A to this Proxy Statement, and the following description is qualified in its entirety by reference to the Amended and Restated 2016 Equity Incentive Plan.

Plan Purpose

The purpose of the Amended and Restated 2016 Equity Incentive Plan is to encourage employees of the Company and its affiliates and subsidiaries, and non-employee trustees of the Company, to acquire or increase a proprietary and vested interest in the growth and performance of the Company. The Amended and Restated 2016 Equity Incentive Plan also is designed to assist the Company in attracting and retaining employees, non-employee trustees and consultants by providing them with the opportunity to participate in the success and profitability of our Company. Equity-based awards also are intended to further align the interests of award recipients with the interests of our shareholders.

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Plan Administration

The Amended and Restated 2016 Equity Incentive Plan may be administered by our Board or a committee consisting of two or more trustees, as our Board may determine, referred to in this proposal as the “Committee.” The Compensation Committee of our Board will initially serve as the Committee. All members of the Committee are “non-employee directors” as defined by the SEC rules under the Exchange Act. The Committee has the sole discretion to administer and interpret the Amended and Restated 2016 Equity Incentive Plan and determine who will be granted awards under the plan, the size and types of such awards and the terms and conditions of such awards.

Eligible Participants

The eligible participants in the Amended and Restated 2016 Equity Incentive Plan are all employees of the Company, its affiliates and its subsidiaries, and any non-employee trustee of the Company or consultant of the Company who, in the judgment of the Committee, have performed, are performing, or during the term of their incentive arrangement will perform, important services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. As of March 31, 2021, there were 60 non-employee trustees, officers and employees of our Company, its affiliates and its subsidiaries, including all of our executive officers and trustees, who would be eligible to receive awards under the Amended and Restated 2016 Equity Incentive Plan.

Shares Subject to the Plan

If the proposed Amended and Restated 2016 Equity Incentive Plan is approved by the Company’s shareholders, the maximum number of common shares reserved for issuance under the Amended and Restated 2016 Equity Incentive Plan will be increased from 1,950,000 shares to 3,950,000 shares, subject to certain adjustments discussed below. As of March 31, 2021, 395,990 shares remained available for issuance under the 2016 Equity Incentive Plan under the existing share reserve. Awards granted under the Amended and Restated 2016 Equity Incentive Plan (referred to in this proposal as, collectively, the “Awards”), may be in the form of share options, share appreciation rights, restricted common shares, restricted share units, performance shares, performance units, bonus shares, deferred shares or other share-based awards. Except for certain share counting rules applicable with respect to incentive share options, shares previously subject to Awards which are forfeited, expire or are canceled may be reissued pursuant to future Awards under the Amended and Restated 2016 Equity Incentive Plan. Awards may be granted by the Committee in replacement of share and share-based awards (“Substitute Awards”) held by current and former employees or non-employee directors or trustees of another business that is acquired by the Company as agreed to by the parties to such transaction, and such Substitute Awards will not count against the maximum number of shares available for issuance under the Amended and Restated 2016 Equity Incentive Plan.

Share Options. A share option is the right to purchase our common shares at a future date at a specified price per share which we refer to as the “option price.” An option may either be an incentive share option or a nonqualified share option. Incentive share options are taxed differently from nonqualified share options, and are subject to more restrictive terms. Incentive share options may only be granted to employees of our Company or a subsidiary. Both incentive share options and nonqualified share options may be granted under the Amended and Restated 2016 Equity Incentive Plan. The per-share exercise price of an option is set by the Committee and may not be less than the fair market value of a share of our common shares on the date of grant, except for share options issued in connection with a Substitute Award. Options granted under the Amended and Restated 2016 Equity Incentive Plan are exercisable at the times and on the terms established by the Committee. The maximum term of an option is ten years from the date of grant. The grant and the terms of incentive

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share options will be restricted to the extent required by the Code. The option price must be paid in full in cash or by check or, in the Committee’s sole discretion, by any other method permitted by the Committee, including by the tender of previously acquired common shares or a net reduction in the number of shares issued upon exercise. The Amended and Restated 2016 Equity Incentive Plan prohibits the repricing of outstanding options (except for certain adjustments described below) and the payment of dividend equivalents on outstanding options.

Share Appreciation Rights. A share appreciation right or “SAR” is the right to receive payment of an amount equal to the excess of the fair market value of a share of common shares on the date of exercise of the share appreciation right over the grant price of the share appreciation right. When a plan participant exercises a SAR, that participant will receive an amount equal to the value of the share appreciation for the number of SARs exercised, payable in cash, common shares or combination thereof, in the discretion of the Committee. The Committee has complete discretion to determine the number of SARs granted to any participant and the terms and conditions pertaining to such SARs. The grant price will be at least equal to the fair market value of a share of our common shares on the date of grant, except for SARs issued in connection with a Substitute Award. The maximum term of a share appreciation right will be ten years and may be determined by reference to the participant’s death, disability, voluntary resignation, cessation as a trustee, or termination of employment. The Amended and Restated 2016 Equity Incentive Plan prohibits the repricing of outstanding SARs (except for certain adjustments described below) and the payment of dividend equivalents on outstanding SARs.

Restricted Common Shares and Restricted Share Unit Grants. The Amended and Restated 2016 Equity Incentive Plan permits the grant of restricted common shares or restricted share units. Restricted common shares and restricted share units may be issued or transferred for consideration or for no consideration, as determined by the Committee. The Committee may establish conditions under which restrictions on restricted common shares or restricted share units lapse over a period of time or according to such other criteria as the Committee deems appropriate, including the achievement of specific performance goals. Upon vesting, restricted share units are payable in cash, common shares or a combination thereof. Unless the Committee determines otherwise, during the period of time in which the restricted common shares are restricted, the participant to whom the shares have been granted will have the right to vote the shares and will have the right to receive any dividends paid on such shares, subject to any restrictions deemed appropriate by the Committee. Under the Amended and Restated 2016 Equity Incentive Plan, a participant to whom restricted share units have been granted will not have any voting rights, and the Committee may determine whether the participant will be entitled to receive dividend equivalent payments.

Performance Shares, Performance Units, Bonus Shares and Deferred Shares. The Amended and Restated 2016 Equity Incentive Plan permits the grant of performance shares, performance units, bonus shares and deferred shares. Performance shares and performance units are bonuses payable in cash, common shares or a combination thereof. Each performance unit and performance share will represent the right of the participant to receive an amount based on the value of the performance unit/share, if performance goals established by the Committee are met. Bonus shares are shares awarded to a participant without cost and without restriction in recognition of past performance or as an incentive to become an employee of our Company or any of its subsidiaries, in such amounts and subject to such terms as established by the Committee. Deferred shares are shares awarded to a participant on a deferred basis, in such amounts and subject to such terms as established by the Committee. Deferred shares may be awarded in lieu of or in substitution for any other compensation which a participant may be eligible to receive from our Company or any of its subsidiaries.

Performance Awards

Awards subject to performance goals as discussed below (referred to in this proposal as, collectively, the “Performance Awards”) may be granted to participants in the Amended and Restated 2016 Equity

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Incentive Plan. Performance Awards will have a value based on such measurements or criteria as the Committee determines pursuant to the plan. When Performance Awards are granted, the Committee will establish a performance period during which performance will be measured. At the end of each performance period, the Committee will determine to what extent the performance goals and other conditions of the Performance Awards are met.

Performance Goals

Performance Awards may be made subject to the attainment of performance goals relating to one or more business criteria as selected by the Committee in its sole discretion. The Board or Committee may elect to grant Awards under the plan even if all or less than all of the compensation resulting from the exercise, vesting or settlement of such Awards is non-deductible under Code Section 162(m).

Clawback Policy

The Amended and Restated 2016 Equity Incentive Plan provides that any Award granted under the plan may be subject to certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any other compensation clawback policy that is adopted by the Committee and that will require the Company to be able to recoup compensation paid to its executives under certain circumstances.

Individual Maximum Amounts

Under the Amended and Restated 2016 Equity Incentive Plan, the maximum number of shares with respect to which an Award or Awards may be granted to any participant in any one taxable year of the Company may not exceed 500,000 shares, subject to certain adjustments discussed below.

Non-Employee Trustee Sublimit

The Amended and Restated 2016 Equity Incentive Plan includes a sublimit under which the maximum number of shares with respect to which certain Awards that may be granted to any non-employee trustee in any one calendar year of the Company (excluding awards made at the election of the non-employee trustee in lieu of all or a portion of annual and committee cash retainers pursuant to the plan) may not exceed 20,000 shares, subject to certain adjustments discussed below.

Transfer Restrictions

Awards under the Amended and Restated 2016 Equity Incentive Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and generally are exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Committee may permit awards to be transferred to certain persons or entities, including members of the recipient’s immediate family and charitable institutions.

Changes in Capital or Corporate Structure

Under the Amended and Restated 2016 Equity Incentive Plan, if, without the receipt of consideration by our Company, there is any change in the number or kind of our common shares outstanding by reason of a share dividend or any other distribution upon the shares payable in shares, or through a share split, spin-off, extraordinary cash dividend, subdivision, consolidation, combination, reclassification or recapitalization or any similar corporate event or transaction, the maximum number of our common shares available for grants, the maximum number of our common shares that any individual participating in the plan may be granted in any year, the number and kind of shares covered

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by outstanding grants, the numbers, rights and privileges and kinds of shares that may be issued under the plan or particular forms of Awards and the exercise prices of outstanding share options and SARs shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of our issued common shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such grants. Any fractional shares resulting from such adjustment will be eliminated. Adjustments determined by the Committee are final, binding and conclusive.

Under the Amended and Restated 2016 Equity Incentive Plan, if our Company undergoes a “change in control,” each outstanding Award that is assumed or for which an equivalent option or right is substituted by the successor corporation or a corporate parent or subsidiary of the successor corporation, will remain in effect and be subject to its original terms (as modified to reflect the assumption or substitution). In the event that the successor corporation does not assume or substitute for the Award, the Award will, without regard to any vesting schedule, restriction or performance target, automatically become fully exercisable or payable, as the case may be, as of the date of the change of control. Under the Amended and Restated 2016 Equity Incentive Plan, a “change in control” is deemed to have occurred if:

•

Incumbent trustees (defined as the trustees of the Company on the effective date of the Amended and Restated 2016 Equity Incentive Plan, plus trustees who are subsequently elected or nominated with the approval of two-thirds of the incumbent trustees then on the Board) cease for any reason to constitute a majority of the Board;

•

Any person becomes the beneficial owner of 25% or more of our voting securities, other than an acquisition by an underwriter in an offering of shares by the Company, a “non-qualifying transaction” (as that term is defined in the Amended and Restated 2016 Equity Incentive Plan) or the acquisition of our voting securities directly from the Company in a transaction approved by a majority of the incumbent trustees;

•

A merger, consolidation, acquisition, sale of all or substantially all of the Company’s assets or properties or similar transaction that requires the approval of our shareholders, other than a “non-qualifying transaction” (as that term is defined in the Amended and Restated 2016 Equity Incentive Plan), is consummated;

•	A complete plan of liquidation or dissolution of the Company is consummated;

•	The acquisition of direct or indirect control of the Company by any person; or

•

Any transaction or series of transactions resulting in the Company being “closely held” within the meaning of the REIT provisions of the Code and with respect to which the Board has either waived or failed to enforce the “excess share” provisions of our amended and restated declaration of trust.

In addition, if there is a corporate merger (other than one in which outstanding Awards are assumed or for which equivalent options or rights are substituted by the successor corporation or a corporate parent or subsidiary of the successor corporation as described above) or if certain other corporate transactions occur in which a “change in control” does not occur, the Committee or the board of directors of any corporation assuming the obligations of the Company, may, in its sole discretion:

•	Allow the Award to continue with any necessary adjustments to reflect the corporate transaction;

•

Cancel the Award in exchange for a payment equal to the fair market value of the shares underlying the Award or, in the case of a share option or SAR, an amount equal to the greater of the spread between the current share value and the Award’s exercise price or the fair value of the share option or SAR;

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•	Modify the terms and conditions for the exercise of, or settlement of, outstanding Awards;

•	Purchase outstanding Awards at, generally, the then current value of the Award;

•	Provide that share options or SARs must be exercised in connection with the closing of such transactions, and that if not so exercised such share options or SARs will expire; or

•	Cause any Award then outstanding to be assumed or exchanged for new awards of equivalent economic value.

Employee Retirement Income Security Act of 1974

The Amended and Restated 2016 Equity Incentive Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

Amendment, Modification and Termination

Except as specifically provided for in the Amended and Restated 2016 Equity Incentive Plan, the Committee or our Board may amend or terminate the Amended and Restated 2016 Equity Incentive Plan at any time without obtaining the approval of our shareholders, unless shareholder approval is required to enable the Company to satisfy any applicable statutory or regulatory requirements, to comply with the requirements for listing on any exchange where our Company’s shares are listed, or if the Company, on advice of counsel, determines that shareholder approval is otherwise necessary or desirable. The Amended and Restated 2016 Equity Incentive Plan will expire on May 28, 2031 (extended from May 12, 2026 under the current 2016 Equity Incentive Plan) unless the Amended and Restated 2016 Equity Incentive Plan is extended with the approval of the shareholders and our Board. Our Company reserves the right to amend, change or terminate the Amended and Restated 2016 Equity Incentive Plan, in whole or in part, as permitted under the plan, at any time for any reason.

U.S. Federal Income Tax Consequences

The following is a brief description of the U.S. federal income tax treatment that will generally apply to Awards under the Amended and Restated 2016 Equity Incentive Plan based on current U.S. federal income tax rules. Other tax consequences of the Amended and Restated 2016 Equity Incentive Plan (including U.S. federal estate and gift tax consequences and all state, local and foreign tax consequences) are not disclosed. This brief description is based on U.S. federal income tax laws in effect as of the date hereof. The description does not constitute tax advice and does not address possible state, local or foreign tax consequences.

Share Options. The grant of a share option will have no immediate tax consequences for the grantee or the Company. Upon exercising a non-qualified share option, the recipient will recognize ordinary income in an amount equal to the difference between the fair market value on the date of exercise of the shares acquired on exercise and the aggregate share option exercise price, and the Company will be entitled to a deduction in the same amount. In general, if applicable holding period requirements are satisfied, the recipient will have no taxable income upon the exercise of an incentive share option (except that the alternative minimum tax may apply), and the Company will have no deduction. Upon a disposition of shares acquired through the exercise of a share option, the difference in the amount received on the disposition over the participant’s tax basis in the disposed shares will be taxed as a capital gain or loss, either short-term or long-term, depending on how long the shares were held and on whether the shares were acquired by exercising an incentive share option or a non-qualified share option. Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired on exercise of a share option, except that the Company may be entitled to a deduction upon disposition of shares acquired on exercise of an incentive share option before the applicable holding period has been satisfied.

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Under current rulings of the Internal Revenue Service, a recipient who pays the exercise price for a share option with the Company’s shares does not recognize gain or loss with respect to the disposition of the shares transferred in payment of the share option price. However, the recipient will recognize ordinary income upon the exercise of a non-qualified share option in the manner discussed above. The recipient’s basis in a number of acquired shares equal to the number surrendered will be the same as the recipient’s basis in the surrendered shares, and the recipient’s basis in any additional share option shares will be equal to the amount of income the recipient recognizes upon the exercise of the share option.

Share Appreciation Rights. A SAR recipient will not recognize taxable income upon the grant or vesting of a SAR. Upon the exercise of a SAR, a recipient generally will recognize as compensation, and taxable as ordinary income, the amount of property (cash or shares) paid, which will generally be equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Restricted Common Shares. Generally, no taxes are due when an Award of restricted common shares is made, but the Award becomes taxable when it vests or becomes transferable, unless the recipient elects, under Code Section 83(b) within 30 days of receiving the grant, to be taxed in the year the restricted common share Award is granted. Income tax is paid on the value of the shares at ordinary rates when the Award vests or becomes transferable (or, if a Code Section 83(b) election is made, at the time of grant), and then at long- or short-term capital gains rates when the shares are sold. The Company is entitled to a tax deduction (subject to the limitations of Code Section 162(m)) at the time and in the amount the recipient recognizes as income. Generally, the only type of Award for which a recipient will be eligible to make a Code Section 83(b) election is a restricted common share Award.

Restricted Share Units, Performance Shares, Bonus Shares, Performance Units, Deferred Shares and Other Share-Based Awards. Generally, no income is recognized nor is there any tax due when an Award of restricted share units, performance shares, performance units, bonus shares, deferred shares or other share-based award is made. Upon the issuance of a share pursuant to a restricted share unit, performance share, performance unit, bonus share, deferred share or other share-based award, the recipient recognizes ordinary income in an amount equal to the value of the shares delivered in satisfaction of the Award. The Company is entitled to a tax deduction (subject to the limitations of Code Section 162(m)) at the time and in the amount the recipient recognizes as income. While the Company considers the deductibility of Awards as one factor in determining executive compensation, the Company also considers other factors in approving compensation and retains the flexibility to grant Awards, such as service-based restricted common shares, that it determines to be consistent with the Company’s goals for its executive compensation program even if the Award is potentially not deductible by the Company for tax purposes. Rules relating to the timing of payment of deferred compensation under Code Section 409A may be applicable to restricted share units, performance shares, performance units and deferred shares and any violation of Code Section 409A could trigger interest and penalties applicable to the recipient.

New Plan Benefits

We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to eligible participants under the Amended and Restated 2016 Equity Incentive Plan because the grant of awards and terms of such awards are to be determined in the sole discretion of the Committee. However, current benefits granted to our non-employee trustees, named executive officers and all other employees would not have increased if they had been made under the Amended and Restated 2016 Equity Incentive Plan. Grants of equity awards in fiscal year 2020 to our named executive officers are shown in the Grants of Plan-Based Awards table in this Proxy Statement.

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The closing price of our common shares on the New York Stock Exchange on March 25, 2021 was $46.39 per share

Equity Compensation Plan Information

A table setting forth information with respect to the Company’s common shares that may be issued under the Company’s equity compensation plans is provided on page 76.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of our common shares under the Amended and Restated 2016 Equity Incentive Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Amended and Restated 2016 Equity Incentive Plan by our shareholders.

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Proposal No. 4 – Ratification of Appointment of Independent Registered Public Accounting Firm

What are you voting on?	We are asking our shareholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for 2021.

At the Annual Meeting, the shareholders are being asked to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2021. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its shareholders. Representatives of KPMG LLP are expected to be present at the annual meeting and will be available to make a statement and respond to appropriate questions about their services. Neither the trustees, nor the nominees for trustee have a personal interest in the approval of this proposal.

Vote Required	The affirmative vote of a majority of the votes cast on this proposal is required to approve this proposal.

Your Board recommends a vote “FOR” ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2021.

Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth the fees billed or expected to be billed to the Company by KPMG LLP for services rendered for the years ended December 31, 2020 and December 31, 2019.

	2020	2019
Audit Fees(1)	$1,070,000	$1,016,600
Audit-Related Fees	—	—
Tax Fees(2)	340,476	460,437
All Other Fees	—	—
Total	$1,410,476	$1,477,037

(1)

Audit fees relate to professional services rendered in connection with the audit of the Company’s annual consolidated financial statements and internal controls over financial reporting, the review of quarterly condensed consolidated financial statements included in the Company’s Form 10-Q reports, consents, comfort letters and audit services provided in connection with other statutory and regulatory filings.

(2)

Tax fees relate to professional services rendered in connection with tax preparation and compliance, tax consulting and advice and tax planning, including REIT tax compliance, and U.S. and Canadian tax compliance, as well as fees for tax advisory, planning or consulting services for certain nonrecurring capital structure events. Tax fees for the year ended December 31, 2020 includes $259,480 for tax return preparation and compliance and $80,996 for tax consulting. Accordingly, the Company’s audit and tax return preparation and compliance fees for fiscal 2020 totaled $1,329,480, or 94.3% of total fees, and non-audit fees for fiscal 2020 totaled $80,996, or 5.7% of total fees. Tax fees for the year ended December 31, 2019 includes $281,504 for tax return preparation and compliance and

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$178,933 for tax consulting. Accordingly, the Company’s audit and tax return preparation and compliance fees for fiscal 2019 totaled $1,298,104, or 87.9% of total fees, and non-audit fees for fiscal 2019 totaled $178,933, or 12.1% of total fees.

Pre-Approval Policies

The Audit Committee has adopted policies which require that the provision of services by the independent registered public accounting firm, and the fees therefore, be pre-approved by the Audit Committee. The policies are more particularly described in the section of this Proxy Statement titled “Company Governance – Audit Committee.” The services provided by KPMG LLP in 2020 and 2019 were pre-approved by the audit committee in accordance with those policies.

The Audit Committee considered whether KPMG LLP’s provision of tax services in 2020 and 2019 was compatible with maintaining its independence from management and the Company, and determined that the provision of those services was compatible with its independence.

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SHARE OWNERSHIP

Share Ownership of Trustees and Management

The following table shows as of March 8, 2021, the number of our shares beneficially owned by each of our trustees, the nominees for trustee and our named executive officers, and by all of the trustees and executive officers as a group. All information regarding beneficial ownership was furnished by the trustees, nominees and executive officers listed below. Unless otherwise indicated, each of our trustees and executive officers listed below has sole voting power and sole investment power with respect to the shares indicated as beneficially owned. In addition, unless otherwise indicated, the mailing address for each of our trustees and executive officers listed below is EPR Properties, 909 Walnut Street, Suite 200, Kansas City, Missouri 64106.

Title of Class	Name of Beneficial Owners	Amount and Nature of Beneficial Ownership(1)	Percent of Shares Outstanding(2)
Common Shares	Gregory K. Silvers(3)	565,114	*
Common Shares	Mark A. Peterson(4)	190,084	*
Common Shares	Craig L. Evans(5)	68,033	*
Common Shares	Michael L. Hirons(6)	81,210	*
Common Shares	Barrett Brady(7)	57,915	*
Common Shares	Gregory E. Zimmerman(8)	54,483	*
Common Shares	Robert J. Druten(9)	53,449	*
Common Shares	Jack A. Newman, Jr.(10)	49,015	*
Common Shares	Thomas M. Bloch(11)	33,406	*
Common Shares	Robin P. Sterneck(12)	25,127	*
Common Shares	Virginia E. Shanks(13)	13,400	*
Common Shares	James B. Connor(14)	12,956	*
Common Shares	Peter C. Brown(15)	12,645	*
Common Shares	All trustees, nominees and executive officers as a group (13 persons)(16)	1,176,266	1.57%

* Less than 1 percent.

(1)

Includes common shares which the named individuals hold and have the right to acquire within 60 days after March 8, 2021 under existing options and common shares issuable to the named individuals upon settlement of restricted share units that settle (or can settle) within 60 days after March 8, 2021. Also includes nonvested restricted common shares which the named individuals hold because the individuals have voting rights with respect to such shares.

(2)	Applicable percentages are based on 74,766,645 of our common shares outstanding as of March 8, 2021, adjusted as required by the rules promulgated by the SEC.

(3)	Amount includes 61,554 common shares indirectly held in a trust, 24,361 common shares issuable upon the exercise of options and 152,603 nonvested restricted common shares.

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(4)	Amount includes 99,026 common shares indirectly held in a trust with Mr. Peterson’s spouse, 21,295 common shares issuable upon the exercise of options and 69,763 nonvested restricted common shares.

(5)	Amount includes 20,000 common shares held in trust, 6,018 common shares held jointly with Mr. Evans’ spouse and 42,015 nonvested restricted common shares.

(6)

Mr. Hirons retired from the Company effective December 31, 2020. In connection of his retirement, all of Mr. Hirons’ previously issued and outstanding nonvested restricted common shares and performance shares vested. The information reported is based on information available to the Company and may not reflect his current beneficial ownership.

(7)	Amount includes 14,900 common shares indirectly held in a trust, 2,448 common shares issuable upon the exercise of options and 40,567 common shares issuable upon settlement of restricted share units.

(8)	Amount includes 8,284 common shares held indirectly in a trust and 46,199 nonvested restricted common shares.

(9)	Amount includes 2,448 common shares issuable upon the exercise of options, 18,680 common shares issuable upon settlement of restricted share units.

(10)	Amount includes 2,448 common shares issuable upon the exercise of options, 40,128 common shares issuable upon settlement of restricted share units.

(11)	Amount includes 1,000 common shares indirectly held in a trust and 10,187 nonvested restricted common shares.

(12)	Amount includes 25,127 common shares issuable upon settlement of restricted share units.

(13)	Amount includes 10,795 common shares issuable upon settlement of restricted share units.

(14)	Amount includes 12,956 common shares issuable upon settlement of restricted share units.

(15)	Amount includes 4,860 common shares issuable upon settlement of restricted share units.

(16)

Shares held by all trustees, nominees and executive officers as a group reported in the table include 53,000 common shares that the individuals have the right to acquire under options, 163,300 common shares issuable to the individuals upon settlement of restricted share units and 310,580 nonvested restricted common shares. The shares held by Mr. Hirons have been excluded from the total ownership because he no longer serves as an executive officer.

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Principal Shareholders

The following table shows as of March 8, 2021, the number of our common shares beneficially owned by each person or group that we know beneficially owns more than 5% of our common shares. Except as stated below, we know of no single person or group that is the beneficial owner of more than 5% of our common shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Shares Outstanding(1)
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	12,347,659(2)	16.5%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	10,400,198(3)	13.9%
Redwood Capital Management, LLC 910 Sylvan Avenue Suite 130 Englewood Cliffs, NJ 07632	7,201,623(4)	9.6%
Invesco Ltd. 1555 Peachtree Street NE Suite 1800 Atlanta, GA 30309	5,479,464(5)	7.3%

(1)	Applicable percentages are based on 74,766,645 of our common shares outstanding as of March 8, 2021, adjusted as required by the rules promulgated by the SEC.

(2)

Based solely on disclosures made by BlackRock, Inc. (“BlackRock”) in a report on Schedule 13G/A filed with the SEC on January 25, 2021. In the Schedule 13G/A filed by BlackRock, BlackRock reports having sole voting power over 11,515,327 common shares and sole dispositive power over 12,347,659 common shares. Additionally, the Schedule 13G/A filed by BlackRock reports that BlackRock is the parent holding company or control person for certain subsidiaries that have acquired our common shares and that are listed in that Schedule 13G/A.

(3)

Based solely on disclosures made by The Vanguard Group, Inc. (“Vanguard”) in a report on Schedule 13G/A filed with the SEC on February 10, 2021. In the Schedule 13G/A filed by Vanguard, Vanguard reports having sole dispositive power over 10,126,522 common shares, shared voting power over 211,469 common shares and shared dispositive power over 273,676 common shares. Additionally, the Schedule 13G/A filed by Vanguard reports that Vanguard is the parent holding company or control person for certain subsidiaries that have acquired our common shares and that are listed in that Schedule 13G/A.

(4)

Based solely on disclosures made by Redwood Capital Management, LLC (“Redwood”) in a report on Schedule 13G filed with the SEC on February 16, 2021. In the Schedule 13G filed by Redwood, Redwood reports having shared voting power over 7,201,623 common shares and shared dispositive power over 7,201,623 common shares. Additionally, the Schedule 13G filed by Redwood reports that its advisory clients, Redwood Capital Management Holdings, LP, Double Twins K, LLC and Ruben Kliksberg each have shared voting power over 7,201,623 common shares and shared dispositive power over 7,201,623 common shares. In addition, Redwood reports that its advisory client, Redwood

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Master Fund, Ltd., has shared voting power over 4,539,406 common shares and shared dispositive power of 4,539,406 common shares.

(5)

Based solely on disclosures made by Invesco Ltd. (“Invesco”) in a report on Schedule 13G filed with the SEC on February 16, 2021. In the Schedule 13G filed by Invesco, Invesco reports having sole voting power over 5,422,894 common shares and sole dispositive power over 5,479,464 common shares. Additionally, the Schedule 13G filed by Invesco reports that Invesco is the parent holding company or control person for certain subsidiaries that have acquired our common shares and that are listed in that Schedule 13G.

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SHAREHOLDER PROPOSALS, TRUSTEE NOMINATIONS

AND RELATED BYLAW PROVISIONS

What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders?

You may submit proposals for consideration at future shareholder meetings. For a shareholder proposal to be considered for inclusion in the Company’s proxy statement for the annual meeting next year, the Secretary must receive the written proposal at our principal executive offices no later than December 17, 2021. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. Proposals should be addressed to:

Secretary

EPR Properties

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

For a shareholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8, the shareholder must provide the information required by the Company’s Bylaws and give timely notice to the Secretary in accordance with the Company’s Bylaws, which, in general, require that the notice be received by the Secretary:

•	Not earlier than the close of business on February 27, 2022; and

•	Not later than the close of business on March 29, 2022.

If the date of the shareholder meeting is moved more than 30 days before or 60 days after the anniversary of the Company’s annual meeting for the prior year, then notice of a shareholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8 must be received no earlier than the close of business 90 days prior to the meeting and not later than the close of business 60 days prior to the meeting.

How may I recommend or nominate individuals to serve as trustees?

You may propose trustee candidates for consideration by the Board’s Nominating/Company Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the Secretary at the address of our principal executive offices set forth above.

In addition, the Company’s Bylaws permit shareholders to nominate trustees for election at an annual shareholder meeting. To nominate a trustee, the shareholder must deliver the information required by the Company’s Bylaws.

What is the deadline to propose or nominate individuals to serve as trustees?

A shareholder may send a proposed trustee’s candidate’s name and information to the Board at any time. Generally, such proposed candidates are considered at the Board meeting prior to the annual meeting.

To nominate an individual for election at an annual shareholder meeting, the shareholder must give timely notice to the Secretary in accordance with the Company’s Bylaws, which, in general, require that the notice be received by the Secretary between the close of business on February 27, 2022 and the close of business on March 29, 2022, unless the date of the shareholder meeting is moved more than 30 days before or 60 days after the anniversary of the Company’s annual meeting for the prior year, then notice of a shareholder nomination must be received no earlier than the close of business 90 days prior to the meeting and not later than the close of business 60 days prior to the meeting.

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How may I obtain a copy of the Company’s Bylaw provisions regarding shareholder proposals and trustee nominations?

You may contact the Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating trustee candidates. The Company’s Bylaws also are available on the Company’s website at www.eprkc.com.

Must the Board of Trustees approve my proposal?

Our Declaration of Trust provides that the submission of any action to the shareholders for their consideration must first be approved by the Board of Trustees.

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OTHER MATTERS

As of the date of this Proxy Statement, we have not been presented with any other business for consideration at the Annual Meeting. If any other matter is properly brought before the meeting for action by the shareholders, your proxy (unless revoked) will be voted in accordance with the recommendation of the Board of Trustees, or the judgment of the proxy holders if no recommendation is made.

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MISCELLANEOUS

Proxy Solicitation

The Company has made these proxy materials available to shareholders in connection with our Board of Trustees’ solicitation of proxies for use at the Annual Meeting. We will bear all costs of the solicitation. After the initial mailing of the Notice, proxies may be solicited by mail, telephone, telegram, facsimile, e-mail or personally by trustees, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the Notice to the beneficial owners of shares held of record by them, forward printed proxy materials by mail to such beneficial owners who specifically request them and obtain such beneficial owners’ voting instructions, and their reasonable out-of-pocket expenses, together with those of our transfer agent, will be paid by us.

Annual Report

We refer you to our Annual Report, containing consolidated financial statements for the year ended December 31, 2020, filed with the SEC. Alternatively, you may access our Annual Report on our website at www.eprkc.com. You must not regard the Annual Report as additional proxy solicitation material.

We will provide without charge, upon written request to the Secretary of the Company at the address listed on the cover page of this proxy statement, a copy of our annual report on Form 10-K, including the consolidated financial statements and financial statement schedules, filed with the Securities and Exchange Commission for the year ended December 31, 2020.

BY ORDER OF THE BOARD OF TRUSTEES

Craig L. Evans Executive Vice President, General Counsel and Secretary April 16, 2021

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APPENDIX A

EPR PROPERTIES

2016 EQUITY INCENTIVE PLAN

(As amended and restated effective May 28, 2021)

(Continued)

EPR PROPERTIES

2016 EQUITY INCENTIVE PLAN

(As amended and restated effective May 28, 2021)

INTRODUCTION

1.1

Establishment. EPR Properties, a Maryland real estate investment trust (the “Company”), hereby amends and restates the EPR Properties 2016 Equity Incentive Plan (the “Plan”). The Plan was originally approved by the Company’s Board on March 24, 2016, and the Plan was subsequently approved by the Company’s shareholders on May 12, 2016. The Company’s Board approved this amendment and restatement to the Plan on March 22, 2021, which amended and restated Plan will become effective with respect to grants of Awards made on or after the Effective Date. Since May 12, 2016, no new equity awards have been granted under the Company’s 2007 Equity Incentive Plan (the “Prior Plan”) or any other Company, shareholder-approved equity incentive plan and all equity awards granted under the Prior Plan before May 12, 2016 shall remain subject to the terms of the Prior Plan.

1.2

Purpose. The purpose of this Plan is to encourage employees of the Company and its affiliates and subsidiaries, and non-employee trustees of the Company to acquire or increase a proprietary and vested interest in the growth and performance of the Company. The Plan also is designed to assist the Company in attracting and retaining employees, non-employee trustees and consultants by providing them with the opportunity to participate in the success and profitability of the Company.

1.3

Duration. The Plan, as amended and restated herein, shall apply as of the Effective Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 15 hereof, until all Shares subject to the Plan shall have been issued, delivered, purchased or acquired according to the Plan’s provisions. Unless the Plan shall be reapproved by the shareholders of the Company and the Board renews the continuation of the Plan, no Awards shall be issued pursuant to the Plan after the tenth (10th) anniversary of the Effective Date. The amendment and restatement of the Plan shall not, unless otherwise expressly provided, adversely affect any Former Plan Awards. The termination or expiration of the Plan shall not adversely affect any Awards outstanding on the date of termination or expiration.

SECTION 2

DEFINITIONS

2.1	Definitions. The following terms shall have the meanings set forth below.

“1933 Act” means the Securities Act of 1933.

“1934 Act” means the Securities Exchange Act of 1934.

“Affiliate” of the Company means any Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with the Company.

“Award” means a grant made under this Plan in any form, which may include but is not limited to, Options, Dividend Equivalents, Restricted Shares, Restricted Shares Units, Bonus Shares, Deferred Shares, Other Share-Based Awards, Performance Shares, Share Appreciation Rights and Performance Units.

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“Award Agreement” means a written or electronic agreement or instrument between the Company and a Holder which evidences an Award and sets forth such applicable terms, conditions, and limitations (including treatment as a Performance Award) as the Committee establishes for the Award.

“Beneficiary” means the person, persons, trust or trusts which have been designated by a Holder in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Holder, or, if there is no designated beneficiary or surviving designated beneficiary, the Person or Persons entitled by will or the laws of descent and distribution to receive such benefits.

“Board” means the Board of Trustees of the Company.

“Bonus Shares” means Shares that are awarded to a Participant without cost and without restriction in recognition of past performance (whether determined by reference to another employee benefit plan of the Company or otherwise) or as an incentive to become an employee of the Company or a Subsidiary.

“Cause” means, unless otherwise defined in an Award Agreement or otherwise defined in a Participant’s employment agreement (in which case such definition will apply) any of the following:

(i)	Participant’s conviction of, plea of guilty to, or plea of nolo contendere to a felony or other crime that involves fraud or dishonesty;

(ii)

Any willful action or omission by a Participant which would constitute grounds for immediate dismissal under the employment policies of the Company by which Participant is employed, including intoxication with alcohol or illegal drugs while on the premises of the Company, or violation of sexual harassment laws or the internal sexual harassment policy of the Company by which Participant is employed;

(iii)	Participant’s habitual neglect of duties, including repeated absences from work without reasonable excuse; or

(iv)	Participant’s willful and intentional material misconduct in the performance of his duties that results in financial detriment to the Company;

provided, however, that for purposes of clauses (ii), (iii) and (iv), “Cause” shall not include any one or more of the following: bad judgment, negligence or any act or omission believed by the Participant in good faith to have been in or not opposed to the interest of the Company (without intent of the Participant to gain, directly or indirectly, a profit to which the Participant was not legally entitled). A Participant who agrees to resign from his affiliation with the Company in lieu of being terminated for Cause may be deemed, in the sole discretion of the Committee, to have been terminated for Cause for purposes of this Plan.

“Change in Control” means the first to occur of the following events:

(i)	Incumbent Trustees cease for any reason to constitute at least a majority of the Board.

(ii)

Any “person” (as defined in Section 3(a)(9) of the 1934 Act and as used in Sections 13(d)(3) and 14(d)(2) of the 1934 Act) or “group” (within the contemplation of Section 13(d)(3) of the 1934 Act and Rule 13d-5 thereunder) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act) or controls the voting power, directly or indirectly, of shares of the Company representing 25% or more of the Company Voting Securities, other than (1) an acquisition of Company Voting Securities by an underwriter pursuant to an offering of shares by the Company, (2) a Non-Qualifying Transaction, or

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(3) an acquisition of Company Voting Securities directly from the Company which is approved by a majority of the Incumbent Trustees.

(iii)	A Business Combination, other than a Non-Qualifying Transaction, is consummated.

(iv)	The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

(v)	The acquisition of direct or indirect Control of the Company by any “person” or “group.”

(vi)

Any transaction or series of transactions which results in the Company being “closely held” within the meaning of the REIT provisions of the Code, after any applicable grace period, and with respect to which the Board has either waived or failed to enforce the “Excess Share” provisions of the Company’s Amended and Restated Declaration of Trust.

For purposes of this Change in Control definition:

A.	“Company Voting Securities” shall mean the outstanding shares of the Company eligible to vote in the election of trustees of the Company.

B.	“Company 25% Shareholder” shall mean any “person” or “group” which beneficially owns or has voting control of 25% or more of the Company Voting Securities.

C.

“Business Combination” shall mean a merger, consolidation, acquisition, sale of all or substantially all of the Company’s assets or properties, statutory share exchange or similar transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s shareholders, whether for the transaction itself or the issuance or exchange of securities in the transaction.

D.

“Incumbent Trustees” shall mean (1) the trustees of the Company as of the Effective Date or (2) any trustee elected subsequent to the Effective Date whose election or nomination was approved by a vote of at least two-thirds of the Incumbent Trustees then on the Board (either by specific vote or approval of a proxy statement of the Company in which such person is named as a nominee for trustee).

E.

“Parent Corporation” shall mean the ultimate parent entity that directly or indirectly has beneficial ownership or voting control of a majority of the outstanding voting securities eligible to elect directors or trustees of a Surviving Corporation.

F.	“Surviving Corporation” shall mean the entity resulting from a Business Combination.

G.

“Non-Qualifying Transaction” shall mean a Business Combination in which all of the following criteria are met: (1) more than 50% of the total voting power of the Surviving Corporation or, if applicable, the Parent Corporation, is represented by Company Voting Securities that were outstanding immediately prior to the Business Combination (or, if applicable, is represented by shares into which the Company Voting Securities were converted pursuant to the Business Combination and held in substantially the same proportion as the Company Voting Securities were held immediately prior to the Business Combination), (2) no “person” or “group” (other than a Company 25% Shareholder or any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation) would become the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and no Company 25% Shareholder would increase its percentage of such total voting power as a result of the transaction, and (3) at least a majority of the members of the board of directors or similar governing body of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the

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consummation of the Business Combination were Incumbent Trustees at the time of the Board’s approval of the Business Combination.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any “person” or “group” acquires beneficial ownership or voting control of more than 25% of the Company Voting Securities as a result of any acquisition of Company Voting Securities by the Company, but if after that acquisition by the Company the “person” or “group” becomes the beneficial owner or obtains voting control of any additional Company Voting Securities, a Change in Control shall be deemed to occur unless otherwise exempted as set forth above.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, and the rules and regulations promulgated thereunder.

“Committee” means (i) the Board, or (ii) one or more committees of the Board to whom the Board has delegated all or part of its authority under this Plan. Initially, the Committee shall be the Compensation and Human Capital Committee of the Board which is delegated all of the Board’s authority under this Plan as contemplated by clause (ii) above.

“Company” means EPR Properties, a Maryland real estate investment trust, and any successor thereto.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

“Date of Grant” or “Grant Date” means, with respect to any Award, the date as of which such Award is granted under the Plan.

“Deferred Shares” means Shares that are awarded to a Participant on a deferred basis pursuant to Section 9.4.

“Disabled” or “Disability” means an individual (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than 3 months under a Company-sponsored accident and health plan. Notwithstanding the above, with respect to an Incentive Share Option and the period of time following a separation from service in which a Holder may exercise such Incentive Share Option, “disabled” shall have the same meaning as defined in section 22(e)(3) of the Code.

“Dividend Equivalents” has the meaning ascribed in Section 4.6.

“Effective Date” means May 28, 2021.

“Eligible Employees” means all Employees (including officers and trustees who are also Employees) of the Company or an Affiliate upon whose judgment, initiative and efforts the Company depends, or will depend, for the successful conduct of the Company’s business.

“Employee” means a common law employee of the Company or an Affiliate.

“Executive Officer” means (i) each of the Chief Executive Officer, Chief Financial Officer and president of the Company, any vice president of the Company, including any vice president of the Company in charge of a principal business unit, division or function (such as sales, administration, or finance), any other officer who performs a policy making function or any

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other person who performs similar policy making functions for the Company, (ii) Executive Officers (as defined in part (i) of this definition) of subsidiaries of the Company who perform policy making functions for the Company, and (iii) any Person designated or identified by the Board as being an Executive Officer for purposes of the 1933 Act or the 1934 Act, including any Person designated or identified by the Board as being a Section 16 Person.

“Fair Market Value” means, as of any date, the value of a Share determined in good faith, from time to time, by the Committee in its sole discretion, and for this purpose the Committee may adopt such formulas as in its opinion shall reflect the true fair market value of such Share from time to time and may rely on such independent advice with respect to such fair market value as the Committee shall deem appropriate. In the event that the Shares of the Company are traded on a national securities exchange, the Committee may determine that the Fair Market Value of the Share shall be based upon the closing price on the trading day before, the trading day of, or the first trading day after the applicable date, or any other reasonable method using actual transactions in such Shares as reported by such market and consistently applied.

“Holder” means a Participant, Beneficiary or Permitted Transferee who is in possession of an Award Agreement representing an Award that (i) in the case of a Participant has been granted to such individual, (ii) in the case of a Beneficiary has been transferred to such person under the laws of descent and distribution, or (iii) in the case of a Permitted Transferee, has been transferred to such person as permitted by the Committee, and, with respect to all of the above clauses (i), (ii) and (iii), such Award Agreement has not expired, been canceled, or been terminated. “Incentive Share Option” means any Option designated as such and granted in accordance with the requirements of Section 422 of the Code.

“Nonqualified Share Option” means any Option to purchase Shares that is not an Incentive Share Option.

“Option” means a right to purchase Shares at a stated price for a specified period of time. Such definition includes both Nonqualified Share Options and Incentive Share Options.

“Optionee” shall have the meaning as set forth in Section 6.2. For the avoidance of any doubt, in situations where the Option has been transferred to a Permitted Transferee or passed to a Beneficiary in accordance with the laws of descent and distribution, the Optionee will not be the same person as the Holder of the Option.

“Option Agreement” or “Option Award Agreement” means a written agreement or instrument between the Company and a Holder evidencing an Option.

“Option Exercise Price” means the price at which Shares subject to an Option may be purchased, determined in accordance with Section 6.2(b).

“Other Share-Based Award” means any award of Shares or payment of cash that is valued in whole or in part by reference to, or is otherwise based on, Shares, other property, or achievement of performance metrics or measures.

“Participant” means a Service Provider of the Company designated by the Committee from time to time during the term of the Plan to receive one or more Awards under the Plan.

“Performance Award” means any Award that will be issued or granted, or become vested or payable, as the case may be, upon the achievement of certain performance goals (as described in Section 10) to a Participant pursuant to Section 10.

“Performance Period” means the period of time as specified by the Committee during which any performance goals are to be measured.

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“Performance Shares” means an Award made pursuant to Section 9 which entitles a Holder to receive Shares, their cash equivalent, or a combination thereof based on the achievement of performance targets during a Performance Period.

“Performance Units” means an Award made pursuant to Section 9 which entitles a Holder to receive cash, Shares or a combination thereof based on the achievement of performance goals during a Performance Period.

“Permitted Transferee” has the meaning ascribed in Section 12.3.

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the 1934 Act and used in Sections 13(d) and 14(d) thereof, including “group” as defined in Section 13(d) thereof.

“Plan” means the EPR Properties 2016 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

“Restricted Shares” means Shares granted under Section 8 that are subject to those restrictions set forth therein and the Award Agreement.

“Restricted Shares Unit” means an Award granted under Section 8 evidencing the Holder’s right to receive a Share (or, at the Committee’s discretion, a cash payment equal to the Fair Market Value of a Share) at some future date and that is subject those restrictions set forth therein and the Award Agreement.

“Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act.

“SAR” or “Share Appreciation Right” means an Award that is designated as a SAR pursuant to Section 7.

“SAR Holder” shall have the meaning as set forth in Section 7.2.

“Section 16 Person” means a Person who is subject to obligations under Section 16 of the 1934 Act with respect to transactions involving equity securities of the Company.

“Service Provider” means an Eligible Employee, a non-employee trustee of the Company or consultant of the Company. Solely for purposes of Substitute Awards, the term Service Provider includes any current or former Employee or non-employee director or trustee of an Acquired Entity (as defined in the definition of Substitute Awards) who holds Acquired Entity Awards (as defined in the definition of Substitute Awards) immediately prior to the Acquisition Date (as defined in the definition of Substitute Awards).

“Shares” means the common shares, par value $.01 per share, of beneficial interest in the Company.

“Subsidiary” means (i) in the case of an Incentive Share Option a “subsidiary corporation,” whether now or hereafter existing, as defined in section 424(f) of the Code, and (ii) in the case of any other type of Award, in addition to a subsidiary corporation as defined in clause (i), a limited liability company, partnership or other entity in which the Company controls fifty percent (50%) or more of the voting power or equity interests.

“Substitute Award” means an Award granted under the Plan in substitution for shares or share-based awards (“Acquired Entity Awards”) held by current and former employees or former non-employee directors or trustees of another corporation or entity who become Service Providers as the result of a merger or consolidation of the employing corporation or other entity (the “Acquired Entity”) with the Company, a Subsidiary, or an Affiliate, or the acquisition by the Company, a Subsidiary, or an Affiliate, of property or stock of, or other ownership interest in, the Acquired Entity immediately prior to such merger, consolidation, or acquisition (“Acquisition

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Date”) as agreed to by the parties to such corporate transaction and as may be set forth in the definitive purchase agreement. The limitations of Section 4.1 and Section 5.5 on the number of Shares reserved or available for grants, and the limitations under Sections 6.2 and 7.1 with respect to the Option Exercise Prices and SAR exercise prices, shall not apply to Substitute Awards. Any issuance of a Substitute Award which relates to an Option or an SAR shall be completed in conformity with the rules under Section 409A of the Code (“Code Section 409A”) relating to the substitutions and assumptions of stock rights by reason of a corporate transaction.

“Vested Option” means any Option, or portion thereof, which is exercisable by the Holder. Vested Options remain exercisable only for that period of time as provided for under this Plan and any applicable Option Award Agreement. Once a Vested Option is no longer exercisable after otherwise having been exercisable, the Option shall become null and void.

2.2

General Interpretive Principles. (i) Words in the singular shall include the plural and vice versa, and words of one gender shall include the other gender, in each case, as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Plan and not to any particular provision of this Plan, and references to Sections are references to the Sections of this Plan unless otherwise specified; (iii) the word “including” and words of similar import when used in this Plan shall mean “including, without limitation,” unless otherwise specified; and (iv) any reference to any U.S. federal, state, or local statute or law shall be deemed to also refer to all amendments or successor provisions thereto, as well as all rules and regulations promulgated under such statute or law, unless the context otherwise requires.

SECTION 3

PLAN ADMINISTRATION

3.1

Composition of Committee. The Plan shall be administered by the Committee. To the extent the Board considers it desirable for transactions relating to Awards to be eligible to qualify for an exemption under Rule 16b-3, the Committee shall consist of two or more trustees of the Company, all of whom qualify as “non-employee directors” within the meaning of Rule 16b-3.

3.2

Authority of Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:

(a)	select the Service Providers to whom Awards may from time to time be granted hereunder;

(b)	determine the type or types of Awards to be granted to eligible Service Providers;

(c)	determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards;

(d)	determine the terms and conditions of any Award, including any vesting, payment, settlement, cancellation, exercise, forfeiture or surrender terms of any Award;

(e)	determine whether, and to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property;

(f)

determine, as to all or part of any Award as to any Participant, at the time the Award is granted or anytime thereafter, that the exercisability, vesting, payment, or settlement of an Award shall be accelerated upon a Participant’s death, disability, retirement, Change in Control, termination of employment following a Change in Control, or other special circumstance determined by the Committee;

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(g)

to determine that Awards shall continue to become exercisable, vested, settled, or paid in full or in installments after termination of employment, to extend the period for exercise of Options or SARs following termination of employment (but not beyond ten (10) years from the Grant Date of the Option or SAR) or to provide that any Restricted Share Award, Restricted Share Unit Award, Performance Unit Award, Performance Share Award, or Other Share-Based Award shall in whole or in part not be forfeited upon Participant’s death, disability, retirement, Change in Control, termination of employment following a Change in Control, or other special circumstance determined by the Committee, provided the Committee shall consider potential tax consequences in making any such determinations or taking any such actions;

(h)

if a Participant is promoted, demoted, or transferred to a different business unit of the Company during a Performance Period, make adjustments to any performance goals, the applicable Performance Period, or eliminate or cancel the Award, to the extent the Committee determines that the Award, the performance goals, or the Performance Period are no longer appropriate in order to make the outstanding Award appropriate and comparable to the initial Award;

(i)

determine whether, and to what extent, and under what circumstance Awards may be canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

(j)	correct any defect, supply an omission, reconcile any inconsistency and otherwise interpret and administer the Plan and any instrument or Award Agreement relating to the Plan or any Award hereunder;

(k)

grant Awards in replacement of Awards previously granted under this Plan or any other compensation plan of the Company, provided that any such replacement grant that would be considered a repricing shall be subject to shareholder approval;

(l)

cause the forfeiture of any Award or recover any Shares, cash, or other property attributable to an Award for violations of and in accordance with any Company ethics policy or pursuant to any Company compensation clawback policy, in each case, in effect at the time the Award was granted or as adopted or amended thereafter;

(m)

with the consent of the Holder, amend any Award Agreement at any time; provided that the consent of the Holder shall not be required for any amendment (i) that, in the Committee’s determination, does not materially adversely affect the rights of the Holder, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or change in an existing applicable law, or (iii) to the extent the Award Agreement specifically permits amendment without consent;

(n)

modify and amend the Plan, establish, amend, suspend, or waive such rules, regulations and procedures of the Plan, and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(o)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

3.3

Committee Delegation. The Committee may delegate to any member of the Board or committee of Board members such of its powers as it deems appropriate, including the power to subdelegate, except that, pursuant to such delegation or subdelegation, only a member of the Board (or a committee thereof) may grant Awards from time to time to specified categories of Service Providers in amounts and on terms to be specified by the Board or the Committee;

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provided that no such grants shall be made other than by the Board or the Committee to individuals who are then Section 16 Persons. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

3.4

Determination Under the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, adjustments, interpretations, and other decisions under or with respect to the Plan, any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all persons, including the Company, any Participant, any Holder, and any shareholder. No member of the Committee shall be liable for any action, determination or interpretation made in good faith, and all members of the Committee shall, in addition to their rights as trustees, be fully protected by the Company with respect to any such action, determination or interpretation.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1

Number of Shares. Subject to adjustment as provided in Section 4.3 and subject to the maximum amount of Shares that may be granted to an individual in a single calendar year as set forth in Sections 5.5 or 5.6, no more than a total of Three Million Nine Hundred Fifty Thousand (3,950,000) Shares (the “Maximum Share Limit”), are authorized for issuance under this Plan in accordance with its provisions and subject to such restrictions or other provisions as the Committee may from time to time deem necessary. Any Share required to satisfy Substitute Awards shall not count against the Maximum Share Limit. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. The Shares may be divided among the various Plan components as the Committee shall determine; provided, however, the maximum number of Shares that may be issued pursuant to Incentive Share Options (other than Shares issued under an Incentive Share Option which was a Substitute Award) shall be the Maximum Share Limit. Subject to Section 4.2 below, Shares that are subject to an underlying Award and Shares that are issued pursuant to the exercise of an Award shall be applied to reduce the maximum number of Shares remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Awards are outstanding retain as authorized and unissued Shares, or as treasury Shares, at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

4.2

Unused and Forfeited Shares. Any Shares that are subject to an Award under this Plan that are not used because the terms and conditions of the Award are not met, including any Shares that are subject to an Award that expires or is terminated for any reason, shall again be available for grant under the Plan. Even if an SAR is settled in Shares, the entire number of Shares subject to the SAR (and not just the Shares delivered in settlement of an SAR) shall cease to be available for grant under the Plan. Shares subject to an Award granted hereunder that are withheld or applied as payment in connection with the exercise of an Award (including the withholding of Shares on the exercise of an Option that is settled in Shares) or the withholding or payment of taxes related thereto, shall also count against the Maximum Share Limit and no longer be available for grant under the Plan. Shares used for full or partial payment of the purchase price of the Shares with respect to which an Option is exercised, and any Shares retained by the Company pursuant to Section 16.2 shall be considered as having been granted for purposes of determining whether the Maximum Share Limit provided for in Section 4.1 has been reached.

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4.3

Adjustments in Authorized Shares. If, without the receipt of consideration therefor by the Company, the Company shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares such as, but not limited to, the payment of a share dividend or any other distribution upon such Shares payable in Shares, or through a share split, spin-off, extraordinary cash dividend, subdivision, consolidation, combination, reclassification or recapitalization involving the Shares, or any similar corporate event or transaction, such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then in relation to the Shares that are affected by one or more of the above events, (i) the numbers, rights and privileges, and kinds of Shares that may be issued under this Plan or under particular forms of Awards, (ii) the number and kind of Shares subject to outstanding Awards, and (iii) the Option Exercise Price or SAR exercise price applicable to outstanding Awards, shall be increased, decreased or changed in like manner, as if the Shares underlying the Award had been issued and outstanding, fully paid and nonassessable at the time of such occurrence. The manner in which Awards are adjusted pursuant to this Section 4.3 is to be determined by the Board or the Committee; provided that all adjustments must be determined by the Board or Committee in good faith, and must be effectuated so as to preserve the value that any Participant has in outstanding Awards as of the time of the event giving rise to any potential dilution or enlargement of rights.

4.4	General Adjustment Rules.

(a)

If any adjustment or substitution provided for in this Section 4 shall result in the creation of a fractional Share under any Award, such fractional Share shall be rounded to the nearest whole Share and fractional Shares shall not be issued.

(b)

In the case of any such substitution or adjustment affecting an Option (including a Nonqualified Share Option) or an SAR, such substitution or adjustment shall be made in a manner that is in accordance with the substitution and assumption rules set forth in Treasury Regulations 1.424-1 and the applicable guidance relating to Code section 409A.

4.5

Reservation of Rights. Except as provided in this Section 4, a Participant shall have no rights by reason of (i) any subdivision or consolidation of Shares of any class, (ii) the payment of any dividend, or (iii) any other increase or decrease in the number of shares of any class. Any issuance by the Company of shares of any class, or securities convertible into shares of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to any Award (including the Option Exercise Price or SAR exercise price of Shares subject to an Option or an SAR). The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge or consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

4.6

Dividend Equivalents. Subject to the provisions of the Plan and to the extent expressly provided in the applicable Award Agreement, the recipient of an Award other than an Option or SAR may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, shares, or other property in lieu of dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that the Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the

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same extent as the Award with respect to which such Dividend Equivalents have been credited.

4.7

Clawback Policy. Any Award granted under the Plan may be subject to certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) or any other compensation clawback policy that is adopted by the Committee and that will require the Company to be able to claw back compensation paid to its executives under certain circumstances. Any Participant or Holder receiving an Award acknowledges that the Award may be clawed back by the Company in accordance with any policies and procedures adopted by the Committee in order to comply with Dodd Frank or as set forth in an Award Agreement.

SECTION 5

PARTICIPATION

5.1

Basis of Grant. Participants in the Plan shall be those Service Providers, who, in the judgment of the Committee, have performed, are performing, or during the term of their incentive arrangement will perform, important services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives.

5.2

Types of Grants; Limits. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee or its designee, and receipt of one such Award shall not result in the automatic receipt of any other Award. Written notice shall be given to such Person, specifying the terms, conditions, right and duties related to such Award. Under no circumstance shall Incentive Share Options be granted to (i) non-employee trustees, or (ii) any person not permitted to receive Incentive Share Options under the Code.

5.3

Award Agreements. Each Participant shall enter into an Award Agreement(s) with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying the applicable Award terms, conditions, rights and duties. Unless otherwise explicitly stated in the Award Agreement, Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement(s) with the Participant. Unless provided for in a particular Award Agreement that the terms of the Plan are being superseded, in the event of any inconsistency between the provisions of the Plan and any such Award Agreement(s) entered into hereunder, the provisions of the Plan shall govern.

5.4

Restrictive Covenants. The Committee may, in its sole and absolute discretion, place certain restrictive covenants in an Award Agreement requiring the Participant to agree to refrain from certain actions. Such Restrictive Covenants, if contained in the Award Agreement, will be binding on the Participant.

5.5

Maximum Annual Award. The maximum number of Shares with respect to which an Award or Awards (including any Options, SARs, Restricted Shares, Restricted Share Units, Bonus Shares, Performance Shares, Other Share-Based Awards or Performance Units (or any other Award which is denominated in Shares) may be granted to any Participant in any one taxable year of the Company (the “Maximum Annual Participant Award”) shall not exceed Five Hundred Thousand (500,000) Shares (subject to adjustment pursuant to Sections 4.3 and 4.4).

5.6

Non-Employee Trustee Sublimit. Subject to adjustment as provided in Section 4.3, notwithstanding any of the foregoing, no non-employee trustee may be granted Awards of Options, SARs, Restricted Shares, Restricted Share Units, Bonus Shares, Performance

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Shares, or Performance Units (or any other Award which is denominated in Shares) with respect to a number of Shares in any one (1) calendar year which, when added to the Shares subject to any other Award denominated in Shares granted to such non-employee trustee in the same calendar year, shall exceed Twenty Thousand (20,000) Shares; provided, however, for purposes of the foregoing limitation, (a) any Deferred Shares shall count against the limit only during the calendar year in which such Shares are initially deferred and not in the calendar year in which the Deferred Shares are ultimately issued and (b) no Shares under any Award or portion thereof which is made pursuant to an election made by a Non-Employee Trustee to receive his or her Non-Employee Trustee compensation in the form of an Award under the Plan rather than in cash shall count against the limit in this Section 5.6.

SECTION 6

SHARE OPTIONS

6.1

Grant of Options. A Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is an Incentive Share Option or a Nonqualified Share Option. The Committee may grant both an Incentive Share Option and a Nonqualified Share Option to the same Participant at the same time or at different times. Incentive Share Options and Nonqualified Share Options, whether granted at the same or different times, shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of Shares for which any other Option may be exercised.

6.2

Option Agreements. Each Option granted under the Plan shall be evidenced by an Option Award Agreement which shall be entered into by the Company and the Participant to whom the Option is granted (the “Optionee”), and which shall contain, or be subject to, the following terms and conditions, as well as such other terms and conditions not inconsistent therewith, as the Committee may consider appropriate in each case.

(a)

Number of Shares. Each Option Award Agreement shall state that it covers a specified number of Shares, as determined by the Committee. To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Share Options are exercisable for the first time by any Optionee during any calendar year exceeds $100,000 or, if different, the maximum limitation in effect at the time of grant under section 422(d) of the Code, such Options in excess of such limit shall be treated as Nonqualified Share Options. The foregoing shall be applied by taking Options into account in the order in which they were granted. For the purposes of the foregoing, the Fair Market Value of any Share shall be determined as of the time the Option with respect to such Share is granted. In the event the foregoing results in a portion of an Option designated as an Incentive Share Option exceeding the $100,000 limitation, only such excess shall be treated as a Nonqualified Share Option.

(b)

Price. Each Option Award Agreement shall state the Option Exercise Price at which each Share covered by an Option may be purchased. Such Option Exercise Price shall be determined in each case by the Committee, but, except with respect to an Option issued in connection with a Substitute Award, in no event shall the Option Exercise Price for each Share covered by an Option be less than the Fair Market Value of the Share on the Option’s Grant Date, as determined by the Committee; provided, however, that the Option Exercise Price for each Share covered by an Incentive Share Option granted to an Eligible Employee who then owns Shares possessing more than 10% of the total combined voting power of all classes of Shares of the Company or any parent or Subsidiary corporation of

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the Company must be at least 110% of the Fair Market Value of the Share subject to the Incentive Share Option on the Option’s Grant Date.

(c)

Duration of Options. Each Option Award Agreement shall state the period of time, determined by the Committee, within which the Option may be exercised by the Holder (the “Option Period”). The Option Period must expire, in all cases, not more than ten years from the Option’s Grant Date; provided, however, that the Option Period of an Incentive Share Option granted to an Eligible Employee who then owns Shares possessing more than 10% of the total combined voting power of all classes of Shares of the Company must expire not more than five years from the Option’s Grant Date. Each Option Award Agreement shall also state the periods of time, if any, as determined by the Committee, when incremental portions of each Option shall become exercisable. If any Option or portion thereof is not exercised during its Option Period, such unexercised portion shall be deemed to have been forfeited and have no further force or effect.

(d)	Post-Service Option Exercise Rules.

(i)

Each Option Agreement shall state the period of time, if any, determined by the Committee, within which the Vested Option may be exercised after an Optionee ceases to be a Service Provider and may provide for different periods of time depending upon whether such cessation as a Service Provider was on account of the Participant’s death, Disability, voluntary resignation, retirement, cessation as a trustee, or the Company having terminated such Optionee’s employment with or without Cause or for any other stated reason.

(ii)

In the case of a Participant that is an Employee, a termination of service shall not occur if the Participant is on military leave, sick leave or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed six months, or if longer, as long as the Employee’s right to reemployment with the Company or an Affiliate is provided either by statute or by contract.

(iii)

In the case of a Participant that is both an Employee and a trustee, a Participant’s cessation as an Employee but continuation as a trustee of the Company will not constitute a termination of service under the Plan. Unless an Option Agreement provides otherwise, a Participant’s change in status from serving as an employee and/or trustee will not be considered a termination of the Participant serving as a Service Provider for purposes of any Option expiration period under the Plan.

(iv)

If, within the period of time specified in the Option Award Agreement following the Option Holder’s termination of employment, an Option Holder is prohibited by law or a Company’s insider trading policy from exercising any Nonqualified Share Option, the period of time during which such Option may be exercised will automatically be extended until the thirtieth (30th) day following the date the prohibition is lifted. Notwithstanding the immediately preceding sentence, in no event shall the Option exercise period be extended beyond the tenth (10th) anniversary of the Option’s Grant Date.

(e)

Transferability. Except to the extent permitted by the Committee pursuant to 12.3, Options shall not be transferable by the Optionee except by will or pursuant to the laws of descent and distribution. Each Vested Option shall be exercisable during the Optionee’s lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative. Shares issuable pursuant to any Option shall be delivered only to or for the

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account of the Optionee, or in the event of Disability or incapacity, to his or her guardian or legal representative.

(f)	Exercise, Payments, etc.

(i)

Unless otherwise provided in the Option Award Agreement, each Vested Option may be exercised by delivery to the Corporate Secretary of the Company, or his or her designee(s), a written notice specifying the number of Shares with respect to which such Option is exercised and payment of the Option Exercise Price. Such notice shall be in a form satisfactory to the Committee or its designee and shall specify the particular Vested Option that is being exercised and the number of Shares with respect to which the Vested Option is being exercised. The exercise of the Vested Option shall be deemed effective upon receipt of such notice by the Corporate Secretary, or his or her designee(s), and payment to the Company. The purchase of such Shares shall take place at the principal offices of the Company upon delivery of such notice, at which time the purchase price of the Shares shall be paid in full by any of the methods or any combination of the methods set forth in clause (ii) below.

(ii)

The Option Exercise Price may be paid by cash or certified bank check, and, in the Committee’s sole discretion, by any other additional method permitted by the Committee including the following additional methods:

A.

By delivery to the Company Shares then owned by the Holder, the Fair Market Value of which equals the purchase price of the Shares purchased pursuant to the Vested Option, properly endorsed for transfer to the Company; provided, however, that Shares used for this purpose must have been held by the Holder for such minimum period of time as may be established from time to time by the Committee; and provided further that the Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Options shall be the Fair Market Value as of the exercise date, which shall be the date of delivery of the Shares used as payment of the Option Exercise Price;

In lieu of actually surrendering to the Company the Shares then owned by the Holder, the Committee may, in its discretion permit the Holder to submit to the Company a statement affirming ownership by the Holder of such number of Shares and request that such Shares, although not actually surrendered, be deemed to have been surrendered by the Holder as payment of the exercise price;

B.

For any Nonqualified Share Option, by a “net exercise” arrangement pursuant to which the Company will not require a payment of the Option Exercise Price but will reduce the number of Shares issued upon the exercise by the largest number of whole Shares that has a fair market value on the date of exercise that does not exceed the aggregate Option Exercise Price. With respect to any remaining balance of the aggregate option price, the Company will accept a cash payment from the Holder;

C.

For any Holder other than an Executive Officer or except as otherwise prohibited by the Committee, by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; or

D.	Any combination of the methods of consideration payment provided in this clause (ii).

(iii)	The Company may not guarantee a third-party loan obtained by a Holder to pay any portion of the entire Option Exercise Price of the Shares.

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(g)	Date of Grant. Unless otherwise specified in the Option Award Agreement, an option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

(h)	Withholding.

(A)

Nonqualified Share Options. Upon any exercise of a Nonqualified Share Option, the Optionee shall make appropriate arrangements with the Company to provide for the minimum amount of additional withholding required by applicable federal and state income tax and payroll laws, including payment of such taxes through delivery of Shares or by withholding Shares to be issued under the Option, as provided in Section 16 hereof.

(B)

Incentive Share Options. In the event that an Optionee makes a disposition (as defined in Code section 424(c)) of any Shares acquired pursuant to the exercise of an Incentive Share Option prior to the later of (i) the expiration of two years from the date on which the Incentive Share Option was granted or (ii) the expiration of one year from the date on which the Option was exercised, the Participant shall send written or electronic notice to the Company at its principal office (Attention: Corporate Secretary) of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition, and any other information relating to such disposition as the Company may reasonably request. The Optionee shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by applicable Federal and state income tax laws.

(i)

Adjustment of Options. Subject to the limitations set forth below and those contained in Section 4, Section 6 and Section 15, the Committee may make any adjustment in the Option Exercise Price, the number of Shares subject to, or the terms of, an outstanding Option and a subsequent granting of an Option by amendment or by substitution of an outstanding Option. Such amendment, substitution, or regrant may result in terms and conditions (including Option Exercise Price, number of Shares covered, vesting schedule, or exercise period) that differ from the terms and conditions of the original Option; provided, however, except as permitted under Section 11, the Committee may not, without shareholder approval (i) amend an Option to reduce its Option Exercise Price, (ii) cancel an Option and regrant an Option with an Option Exercise Price lower than the original Option Exercise Price of the cancelled Option, (iii) cancel an Option in exchange for cash or another Award, or (iv) take any other action (whether in the form of an amendment, cancellation, or replacement grant) that has the effect of “repricing” an Option, as defined under the rules of the established stock exchange or quotation system on which the Shares are then listed or traded if such Exchange’s or quotation system’s rules define what constitutes a repricing. Other than with respect to a modification that a reasonable person would not find to be a material adverse change in an Optionee’s rights under an Option, the Committee also may not adversely affect the rights of any Optionee to previously granted Options without the consent of such Optionee. If such action is affected by the amendment, the effective date of such amendment shall be the date of the original grant. Any adjustment, modification, extension, or renewal of an Option shall be effected such that the Option is either exempt from, or is compliant with, Code Section 409A.

(j)

Modification, Extension, and Assumption of Options. Within the limitations of the Plan and Code Section 409A, the Committee may modify, extend, or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options or a different type of award for the

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same or a different number of Shares and at the same or a different Option Exercise Price (if applicable). The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option.

6.3

Shareholder Privileges. No Holder shall have any rights as a shareholder with respect to any Shares covered by an Option until the Holder becomes the holder of record of such Shares, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Holder becomes the holder of record of such Shares, except as provided in Section 4.

SECTION 7

SHARE APPRECIATION RIGHTS

7.1

Grant of SARs. Subject to the terms and conditions of this Plan, an SAR may be granted to a Participant at any time and from time to time as shall be determined by the Committee in its sole discretion.

(a)	Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, subject to the limitations imposed in this Plan and by applicable law.

(b)

Exercise Price and Other Terms. Except with respect to SARs issued in connection with a Substitute Award, all SARs shall be granted with an exercise price no less than the Fair Market Value of the underlying Shares on the SARs’ Date of Grant. The Committee, subject to the provisions of this Plan, shall have complete discretion to determine the terms and conditions of SARs granted under this Plan.

(c)

Duration of SARs. Each SAR Award Agreement shall state the period of time, determined by the Committee, within which the SARs may be exercised by the Holder (the “SAR Period”). The SAR Period must expire, in all cases, not more than ten (10) years from the SAR Grant Date.

7.2

SAR Award Agreement. Each SAR granted under the Plan shall be evidenced by a written or electronic SAR Award Agreement which shall be entered into by the Company and the Participant to whom the SAR is granted (the “SAR Holder”), and which shall specify the exercise price per share, the terms of the SAR, the conditions of exercise, and such other terms and conditions as the Committee in its sole discretion shall determine.

7.3	Exercise of SARs. SARs shall be exercisable on such terms and conditions as the Committee in its sole discretion shall determine.

7.4

Expiration of SARs. Each SAR Award Agreement shall expire on the earlier of (i) the tenth (10th) anniversary of the SAR’s Date of Grant, or (ii) after the period of time, if any, determined by the Committee, within which the SAR may be exercised after an SAR Holder ceases to be a Service Provider. The SAR Award Agreement may provide for different periods of time following an SAR Holder’s cessation as a Service Provider during which the SAR may be exercised depending upon whether such cessation as a Service Provider was on account of the Participant’s death, Disability, voluntary resignation, cessation as a trustee, or the Company having terminated such SAR Holder’s employment with or without Cause.

7.5

Adjustment of SARs. Subject to the limitations set forth below and those contained in Sections 7 and 15, the Committee may make any adjustment in the SAR exercise price, the number of Shares subject to, or the terms of, an outstanding SAR and a subsequent granting of an SAR

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by amendment or by substitution of an outstanding SAR. Such amendment, substitution, or regrant may result in terms and conditions (including SAR exercise price, number of Shares covered, vesting schedule, or exercise period) that differ from the terms and conditions of the original SAR; provided, however, except as permitted under Section 11, the Committee may not, without shareholder approval (i) amend an SAR to reduce its exercise price, (ii) cancel an SAR and regrant an SAR with an exercise price lower than the original SAR exercise price of the cancelled SAR, (iii) cancel an SAR in exchange for cash or another Award, or (iv) take any other action (whether in the form of an amendment, cancellation, or replacement grant) that has the effect of “repricing” an SAR, as defined under the rules of the established stock exchange or quotation system on which the Company Shares is then listed or traded. The Committee also may not adversely affect the rights of any SAR Holder to previously granted SARs without the consent of such SAR Holder. If such action is affected by the amendment, the effective date of such amendment shall be the date of the original grant. Any adjustment, modification, extension, or renewal of an SAR shall be effected such that the SAR is either exempt from, or is compliant with, Code Section 409A.

7.6

Payment of SAR Amount. Upon exercise of a SAR relating to one or more Shares, a Holder shall be entitled to receive payment from the Company in an amount equal to the aggregate positive difference between the Fair Market Value of the Share(s) for which an SAR exercise is being made over the aggregate exercise price of such SARs. At the Committee’s discretion, the payment upon an SAR exercise may be in whole Shares of equivalent value, cash, or a combination of whole Shares and cash. Fractional Shares shall be rounded down to the nearest whole Share.

SECTION 8

AWARDS OF RESTRICTED SHARE AND RESTRICTED SHARE UNITS

8.1

Restricted Share Awards Granted by Committee. Coincident with or following designation for participation in the Plan and subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares to any Service Provider in such amounts as the Committee shall determine.

8.2

Restricted Share Unit Awards Granted by Committee. Coincident with or following designation for participation in the Plan and subject to the terms and provisions of the Plan, the Committee may grant a Service Provider Restricted Share Units in connection with or separate from a grant of Restricted Shares. Upon the vesting of Restricted Share Units, the Holder shall be entitled to receive the full value of the Restricted Share Units payable in either Shares or cash.

8.3

Restrictions. A Holder’s right to retain Restricted Shares or be paid with respect to Restricted Share Units shall be subject to such restrictions, including him or her continuing to perform as a Service Provider for a restriction period specified by the Committee, or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award. The Committee may in its sole discretion require different periods of service or different performance goals and objectives with respect to (i) different Holders, (ii) different Restricted Shares or Restricted Share Unit Awards, or (iii) separate, designated portions of the Shares constituting a Restricted Share Award. Any grant of Restricted Shares or Restricted Share Units shall contain terms such that the Award is either exempt from Code Section 409A or complies with such section.

8.4

Privileges of a Shareholder, Transferability. Unless otherwise provided in the Award Agreement, a Participant shall have all voting, dividend, liquidation and other rights with respect to Restricted Shares. The Committee may provide that any dividends paid on

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Restricted Shares prior to such Shares becoming vested shall be held in escrow by the Company and subject to the same restrictions on transferability and forfeitability as the underlying Restricted Shares. Any voting, dividend, liquidation or other rights shall accrue to the benefit of a Holder only with respect to Restricted Shares held by, or for the benefit of, the Holder on the record date of any such dividend or voting date. A Participant’s right to sell, encumber or otherwise transfer such Restricted Shares shall, in addition to the restrictions otherwise provided for in the Award Agreement, be subject to the limitations of Section 12.2 hereof. The Committee may determine that a Holder of Restricted Shares Units is entitled to receive Dividend Equivalent payments on such units. If the Committee determines that Restricted Shares Units shall receive Dividend Equivalent payments, such feature will be specified in the applicable Award Agreement. Restricted Shares Units shall not have any voting rights.

8.5	Enforcement of Restrictions. The Committee may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Section 8.2 and 8.3:

(a)	Holding the Restricted Shares in book entry form in the name of the Participant until the applicable Vesting Date(s), at which time such Shares will be delivered to the Participant;

(b)	Registering the Restricted Shares in the name of the Participant and having the Participant deposit such Restricted Shares, together with a share power endorsed in blank, with the Company;

(c)	Placing a legend on the Share certificates, as applicable, referring to restrictions;

(d)

Requiring that the Share certificates, duly endorsed, be held in the custody of a third party nominee selected by the Company who will hold such Restricted Shares on behalf of the Holder while the restrictions remain in effect; or

(e)

Inserting a provision into the Restricted Shares Award Agreement prohibiting assignment of such Award Agreement until the terms and conditions or restrictions contained therein have been satisfied or released, as applicable.

8.6

Termination of Service. Except as otherwise provided in an Award Agreement or other agreement approved by the Committee to which any Participant is a party (in which case such provisions will apply), in the event of the death or Disability of a Participant, all service period and other restrictions applicable to Restricted Shares Awards then held by him or her shall lapse, and such Awards shall become fully nonforfeitable. Subject to Section 11, in the event a Participant ceases to be a Service Provider for any other reason, any Restricted Shares Awards as to which the service period or other vesting conditions for have not been satisfied shall be forfeited.

SECTION 9

PERFORMANCE SHARES, PERFORMANCE UNITS, BONUS SHARES, OTHER SHARE-BASED AWARDS AND DEFERRED SHARES

9.1	Awards Granted by Committee. Coincident with or following designation for participation in the Plan, a Participant may be granted Performance Shares or Performance Units.

9.2

Terms of Performance Shares or Performance Units. The Committee shall establish maximum and minimum performance targets to be achieved during the applicable Performance Period. Each grant of a Performance Share or Performance Unit Award shall be subject to additional terms and conditions not inconsistent with the provisions of the Plan. The Committee shall determine what, if any, payment is due with respect to an Award and whether such payment shall be made in cash, Shares or some combination.

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9.3

Bonus Shares. The Committee is authorized, subject to limitations under applicable law, to make such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation (i) Bonus Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, or (ii) any award of Shares or payment of cash that is valued in whole or in part by reference to, or are otherwise based on, Shares, other property, or achievement of performance metrics or measures (“Other Share-Based Awards”). The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the grant of Bonus Shares or Other Share-Based Awards, subject to such minimum consideration as may be required by applicable law.

9.4

Deferred Shares. Subject to the terms and provisions of the Plan, Deferred Shares may be granted to any Participant in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. The Committee may impose such conditions or restrictions on any Deferred Shares as it may deem advisable, including time-vesting restrictions and deferred payment features. The Committee may cause the Company to establish a grantor trust to hold Shares subject to Deferred Share Awards. Without limiting the generality of the foregoing, the Committee may grant to any Participant, or permit any Participant to elect to receive, Deferred Shares in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under this Plan or otherwise) which such Participant may be eligible to receive from the Company or a Subsidiary. In no event shall any Deferred Shares relate to the exercise of an Option or a SAR. Any Award Agreement or other Company-sponsored deferred compensation plan relating to the grant of Deferred Shares shall separately contain the requisite terms and conditions such that the Deferred Shares Award complies with Code Section 409A; provided, however, in all cases except as may otherwise be expressly provided for under the other plan, any Shares issued upon the settlement and payment of any Deferred Shares shall be under and pursuant to this Plan. Unless otherwise expressly specified in another plan or agreement, any credited right to receive a Share under a Company-sponsored nonqualified deferred compensation plan or agreement, whether credited due to an election to defer compensation or due to the conversion of Dividend Equivalents into additional Shares, shall be a Deferred Share under this Plan and issuable under the terms and conditions set forth herein.

SECTION 10

PERFORMANCE AWARDS

10.1

Terms of Performance Awards. Except as provided in Section 11, Performance Awards will be issued or granted, or become vested, settled or payable, only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period and the amount of the Award to be distributed or become vested upon satisfaction of those performance goals shall be conclusively determined by the Committee. Performance goals may be based on any business criteria or other performance measures determined by the Committee in its discretion. When the Committee determines whether a performance goal has been satisfied for any Performance Period, the Committee, where the Committee deems appropriate, may make such determination using any information it deems relevant and any calculations, including calculations which alternatively include and exclude one, or more than one, event or transaction that the Committee considers to be either of an unusual nature or of a type that indicates infrequency of occurrence (under generally accepted accounting principles (United States) (“GAAP”) and as described in Financial Accounting Standards Board Accounting Standards Subtopic 225-20 (or any successor provision) or in management’s

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discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable fiscal year, and the Committee may determine whether a performance goal has been satisfied for any Performance Period taking into account the alternative which the Committee deems appropriate under the circumstances. The Committee also may take into account any other unusual or non-recurring items, including the charges or costs associated with restructurings of the Company, discontinued operations, and the cumulative effects of accounting changes and, further, may take into account any unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles or such other factors as the Committee may determine reasonable and appropriate under the circumstances (including any factors that could result in the Company’s paying non-deductible compensation to an Employee or non-employee trustee).

10.2

Performance Goals. If an Award is subject to this Section 10, then the lapsing of restrictions thereon, or the vesting thereof, and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more performance goals established by the Committee, which shall be based on the attainment of one or any combination of business metrics, and which may be established on an absolute or relative basis for the Company as a whole or any of its subsidiaries, operating divisions or other operating units and, where applicable, in the aggregate or on a per-Share basis. Possible metrics the Committee may choose to utilize are:

(a)

Earnings including earnings per share, earnings before interest, earnings before interest and taxes, earnings before interest, taxes, and depreciation, or earnings before interest, taxes, depreciation, and amortization and in the case of any of the foregoing, such goal may be adjusted to further exclude items in order to measure achievement of specific performance goals, including any one or more of the following: stock-based compensation expense; income or losses from discontinued operations; gain on cancellation of debt; debt extinguishment and related costs; restructuring, separation, and/or integration charges and costs; reorganization and/or recapitalization charges and costs; impairment charges; gain or loss related to investments or the sale of assets; extraordinary gains or losses; the cumulative effect of accounting changes; acquisitions or divestitures; foreign exchange impacts; any unusual, nonrecurring gain or loss; sales and use tax settlement; and gain on nonmonetary transactions);

(b)	Funds from Operations (FFO), Funds from Operations (as adjusted), and Adjusted Funds from Operations;

(c)	Net income or loss;

(d)	Cash available for distribution per share;

(e)	Investment spending;

(f)	Cash flow provided by operations;

(g)	Free cash flow;

(h)	Reductions in expense levels or expense management;

(i)	Operating and maintenance cost management and employee productivity;

(j)	Return measures (including on assets, equity or invested capital);

(k)	Share price (including attainment of a specified per-Share price during the Performance Period; growth measures or attainment by the Shares of a specified price for a specified period of time);

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(l)

Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, cost targets, and goals relating to acquisitions or divestitures;

(m)	Market share;

(n)	Total shareholder return;

(o)	Working capital;

(p)	Gross margin;

(q)	Operating Profit;

(r)	Book value per-Share;

(s)	Growth or rate of growth of any of the above business criteria;

(t)	Achievement of business or operational goals such as business development; or

(u)	Accomplishments of mergers, acquisitions, dispositions, public offerings, or similar extraordinary business transactions.

The applicable and selected performance goals may be applied on a pre- or post-tax basis; and provided further that the Committee may, when the applicable performance goals are established, provide that the formula for such goals may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. In addition to the foregoing performance goals, the performance goals may also include any performance goals which are set forth in a Company bonus or incentive plan. As established by the Committee, the incentive goals may include GAAP and non-GAAP financial measures.

10.3

Adjustments. Any Award that is subject to this Section 10 may be adjusted by the Committee and may, in the case of the Participant’s death, disability, Change in Control, or other special circumstance determined by the Committee, waive the achievement of the applicable performance goals.

SECTION 11

CORPORATE TRANSACTIONS

11.1

In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award that is assumed or for which an equivalent option or right is substituted by the successor corporation or a corporate parent or Subsidiary of the successor corporation, will remain in effect and be subject to its original terms (as modified to reflect the assumption or substitution). In the event that the successor corporation does not assume or substitute for the Award, the Award shall become fully exercisable, fully vested or fully payable, as the case may be, and all restrictions (other than restrictions imposed by law) and conditions on the Award then outstanding shall be deemed satisfied as of the date of the date of the Change in Control. The Committee will not be required to treat all Awards or Holders similarly in the transaction.

For the purposes of this Section 11.1, an Award will be considered assumed or substituted if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, consideration (whether stock, cash, or other securities or property) (i) having the same economic value immediately

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prior to such assumption or substitution and (ii) that is the same consideration received in the Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Share Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the Change in Control. Notwithstanding anything in this Section 11.1 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Holder’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

11.2

In addition to the foregoing, in the event of a corporate merger (other than one described above in Section 11.1), consolidation, major acquisition of property (or stock), separation, reorganization or liquidation in which the Company is a party and in which a Change in Control does not occur, the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall have the full power and discretion to take any one or more of the following actions:

(a)	Continuation of the Award by the Company (if the Company is the surviving corporation);

(b)

Cancellation of the Award and a payment to the Participant with respect to each Share subject to the portion of the Award that is vested as of the transaction date equal to the underlying Fair Market Value of the Share underlying the Award or, in the case of an Option or SAR, an amount equal to the greater of (i) the excess of (A) the value, as determined by the Board in its absolute discretion, of the property (including cash) received by a holder of a Share as a result of the transaction, over (B) the per-Share Option Exercise Price or SAR exercise price (such excess, the “Spread”) or (ii) the Black-Scholes value (or other value determined by application of a binomial option valuation model) of the Option or SAR no more than 15 trading days before the date of cancellation. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent having a value equal to such Fair Market Value or Spread, respectively. In addition, any escrow, holdback, earnout, or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Shares. If the Fair Market Value or Spread applicable to an Award is zero (0) or a negative number, then the Award may be cancelled without making a payment to the Participant.

(c)	Without reducing the economic value of outstanding Awards, modify the terms and conditions for the exercise of, or settlement of, outstanding Awards granted hereunder;

(d)

Provide for the purchase by the Company of any Award, upon the Participant’s request, for, with respect to an Option or SAR, an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable, or, in the case of Restricted Shares or Restricted Share Units, the Fair Market Value of such Shares or Units;

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(e)

Provide that Options or SARs granted hereunder must be exercised in connection with the closing of such transactions, and that if not so exercised such Options or SARs will expire. Any exercise of the Option or SAR in connection with such event may be contingent upon the closing of such transactions;

(f)	Make such adjustment to any Award that is outstanding as the Committee or Board deems appropriate to reflect such Change in Control or corporate event; or

(g)

Cause any Award then outstanding to be assumed, or new rights of equivalent economic value substituted therefore, by the acquiring or surviving corporation, and if any assumption or substitution occurs with respect to an Option or a SAR, such substitution occurs in a manner that complies with Code Section 424(a).

Any such determinations by the Committee may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants. Notwithstanding the foregoing, any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s Shares, such transaction shall not constitute a merger, consolidation, major acquisition of property for stock, separation, reorganization, liquidation, or Change in Control.

SECTION 12

RIGHTS OF EMPLOYEES; PARTICIPANTS

12.1

Employment. Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her services as a Service Provider or interfere in any way with the right of the Company, subject to the terms of any separate employment or consulting agreement to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of Participant’s services as a Service Provider shall be determined by the Committee at the time.

12.2

Nontransferability. Except as provided in Section 12.3, no right or interest of any Holder in an Award granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant’s death, a Holder’s rights and interests in all Awards shall, to the extent not otherwise prohibited hereunder, be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options or SARs may be made by, the Holder’s legal representatives, heirs or legatees. If, in the opinion of the Committee, a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his or her affairs because of a mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person’s guardian, conservator, or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status. “Transfers” shall not be deemed to include transfers to the Company or “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the authorization of the Committee.

12.3	Permitted Transfers. Pursuant to conditions and procedures established by the Committee from time to time, the Committee may permit Awards to be transferred without consideration

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other than nominal consideration to, exercised by and paid to certain persons or entities related to a Participant, including members of the Participant’s immediate family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s immediate family and/or charitable institutions (a “Permitted Transferee”). In the case of initial Awards, at the request of the Participant, the Committee may permit the naming of the related person or entity as the Award recipient. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration). Notwithstanding the foregoing, Incentive Share Options shall only be transferable to the extent permitted in section 422 of the Code, or such successor provision thereto, and the treasury regulations thereunder.

SECTION 13

GENERAL RESTRICTIONS

13.1

Investment Representations. The Company may require any person to whom an Award is granted, as a condition to receiving Shares under the Award, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Shares subject to the Award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the certificates evidencing the Shares.

13.2	Compliance with Securities Laws.

(a)

Each Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

(b)

Each Holder who is a trustee or an Executive Officer is restricted from taking any action with respect to any Award if such action would result in a (i) violation of Section 306 of the Sarbanes-Oxley Act of 2002, and the regulations promulgated thereunder, whether or not such law and regulations are applicable to the Company, or (ii) any policies adopted by the Company restricting transactions in the Shares.

13.3

Share Restriction Agreement. The Committee may provide that Shares issuable in connection with an Award shall, under certain conditions, be subject to restrictions whereby the Company has (i) a right of first refusal with respect to such Shares, (ii) specific rights or limitations with respect to the Participant’s ability to vote such Shares, or (iii) a right or obligation to repurchase all or a portion of such Shares, which restrictions may survive a Participant’s cessation or termination as a Service Provider.

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SECTION 14

OTHER EMPLOYEE BENEFITS

The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or the grant, payment or vesting of any other Award shall not constitute “earnings” with respect to which any other benefits of such Participant are determined, including benefits under (a) any pension, profit sharing, life insurance, or salary continuation plan or other employee benefit plan of the Company, or (b) any agreement between the Company and the Participant, except as such plan or agreement shall otherwise expressly provide.

SECTION 15

PLAN AMENDMENT, MODIFICATION AND TERMINATION

15.1

Amendment, Modification, and Termination. The Board may at any time terminate, and from time to time may amend or modify, the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, to comply with the requirements for listing on any exchange where the Shares are listed, or if the Company, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable.

15.2

Adjustment Upon Certain Unusual or Nonrecurring Events. The Board may make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.3) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

15.3

Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary (but subject to a Holder’s employment being terminated for Cause and Section 15.2), no termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder of such Award.

SECTION 16

WITHHOLDING

16.1

Withholding Requirement. The Company’s obligations to deliver Shares upon the exercise of an Option or SAR, or upon the vesting, settlement, or issuance of any other Award, shall be subject to the Participant’s satisfaction of all applicable federal, state and local income and other tax (including Social Security and Medicare taxes) withholding requirements.

16.2

Satisfaction of Withholding Requirement. The Committee may, in its sole discretion, provide that when taxes are to be withheld in connection with the exercise, vesting, settlement, or issuance of an Award, the Holder may elect to make payment for the withholding taxes, by one or a combination of the following methods:

(a)	payment of an amount in cash equal to the amount to be withheld;

(b)	payment by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value in an amount equal to the amount to be withheld;

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(c)	requesting that the Company withhold from the Shares otherwise issuable to the Holder Shares having a value equal to their then Fair Market Value and equal to the amount to be withheld; and

(d)	withholding from any other compensation otherwise due to the Holder.

16.3

Withholding with Shares. To the extent the Committee permits withholding through either the payment of previously acquired Shares or withholding from the Shares otherwise issuable to the Holder, any such withholding shall be in accordance with any rules or established procedures for election by Participants or Holders including any rules or restrictions relating to the period of time any previously acquired Shares have been held or owned, the timing of any elections, the irrevocability of any elections, or any special rules relating to a Participant who is an officer or trustee of the Company within the meaning of Section 16 of the 1934 Act.

SECTION 17

NONEXCLUSIVITY OF THE PLAN

17.1

Nonexclusivity of the Plan. Neither the adoption of the Plan nor the submission of the Plan to shareholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board or of the Committee to continue to maintain or adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board or the Committee, as the case may be, may deem necessary or desirable, or to preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees or non-employee trustees generally, or to any class or group of employees or non-employee trustees, which the Company now has lawfully put into effect, including any retirement, pension, savings and share purchase plan, insurance, death, and disability benefits and executive short-term incentive plans.

SECTION 18

REQUIREMENTS OF LAW

18.1

Requirements of Law. The issuance of Shares and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Holders shall not be entitled to exercise or receive benefits under any Award, and the Company shall not be obligated to deliver any Shares or other benefits to a Holder, if such exercise, receipt of benefits or delivery would constitute a violation by the Holder or the Company of any applicable law or regulation.

18.2	Code Section 409A.

(a)

This Plan is intended to meet or to be exempt from the requirements of Code Section 409A, and shall be administered, construed, and interpreted in a manner that is in accordance with and in furtherance of such intent. Any provision of this Plan that would cause an Award to fail to satisfy Code Section 409A or, if applicable, an exemption from the requirements of that Section, shall be amended (in a manner that as closely as practicable achieves the original intent of this Plan) to comply with Code Section 409A or any such exemption on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Code Section 409A.

(b)	If an Award provides for payments or benefits that (i) constitute a “deferral of compensation” within the meaning of Code Section 409A, and (ii) are triggered upon a

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termination of employment, then to the extent required to comply with Section 409A, the phrases “termination of employment,” “separation from service,” or words and phrases of similar import, shall be interpreted to mean a “separation from service” within the meaning of Code Section 409A.

(c)

If a Participant was a “specified employee,” then to the extent required in order to comply with Code Section 409A, all payments, benefits, or reimbursements paid or provided under any Award that constitute a “deferral of compensation” within the meaning of Code Section 409A, that are provided as a result of a “separation from service” within the meaning of Section 409A and that would otherwise be paid or provided during the first six (6) months following such separation from service shall be accumulated through and paid or provided (together with interest at the applicable federal rate under section 7872(f)(2)(A) of the Code in effect on the date of the separation from service) on the first business day that is more than six (6) months after the date of the separation from service (or, if the Participant dies during such six (6) month period, within ninety (90) days after the Participant’s death).

(d)

To the extent that payment of an amount that constitutes a “deferral of compensation” within the meaning of Code Section 409A is contingent upon the Participant executing a release of claims against the Company, the release must be executed by the Participant and become effective and irrevocable in accordance with its terms no later than the earlier of (i) the date set forth in the Award, or (ii) fifty-five (55) days following separation from service.

(e)

To the extent that any payment of an amount that constitutes a “deferral of compensation” within the meaning of Code Section 409A and is scheduled to be paid in the form of installment payments, such payment form shall be deemed to be a right to a series of separate payments as described in Treasury Regulations § 1.409A 2(b)(2)(iii).

(f)	To the extent that any Award is subject to Code Section 409A, any substitution of such Award may only be made if such substitution is made in a manner permitted and compliant with Code Section 409A.
(g)

In no event will the Company or any Affiliate have any liability to any Participant with respect to any penalty or additional income tax imposed under Code Section 409A even if there is a failure on the part of the Company or Committee to avoid or minimize such Section’s penalty or additional income tax.

18.3

Rule 16b-3. Each transaction under the Plan is intended to comply with all applicable conditions of Rule 16b-3 to the extent Rule 16b-3 reasonably may be relevant or applicable to such transaction. To the extent any provision of the Plan or any action by the Committee under the Plan fails to so comply, such provision or action shall, without further action by any person, be deemed to be automatically amended to the extent necessary to effect compliance with Rule 16b-3; provided, however, that if such provision or action cannot be amended to effect such compliance, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

18.4

Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the state of Maryland without giving effect to the principles of the conflict of laws to the contrary.

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SUBJECT TO THE SHAREHOLDER APPROVAL REQUIREMENT NOTED BELOW, THIS EPR PROPERTIES 2016 EQUITY INCENTIVE PLAN HEREBY IS AMENDED AND RESTATED BY THE BOARD OF TRUSTEES OF EPR PROPERTIES THIS 22nd DAY OF MARCH 2021.

THE AMENDMENTS TO THE PLAN SHALL BECOME EFFECTIVE ON THE EFFECTIVE DATE ONLY IF APPROVED BY THE SHAREHOLDERS OF THE COMPANY.

2021 Proxy Statement	Page A-28

EPR Properties tm Return on Insight 000004 ENDORSEMENT LINE SACKPACK C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters - here's how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 1:00 a.m., Central Time, on May 28, 2021. Online Go to www.envisionreports.com/EPR or scan the QR code - login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/EPR MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2021 Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals - The Board of Trustees unanimously recommends a vote FOR the election of the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4: 1. Election of Trustees: 01-Thomas M. Bloch 04-James B. Connor 07-Virginia E. Shanks For Withhold 02-Barrett Brady 05-Robert J. Druten 08-Gregory K. Silvers For Withhold 03-Peter C. Brown 06-Jack A. Newman, Jr. 09-Robin P. Sterneck For Withhold 2. To approve, on a non-binding advisory basis, the compensation of the Company's named executive officers as disclosed in these proxy materials. 4. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2021. For Against Abstain 3. To approve amendments to the Company's 2016 Equity Incentive Plan, including an increase to the number of authorized shares issuable under the plan. 5. To act upon any other matters that may properly come before the meeting or any adjournment or postponement thereof. For Against Abstain B Authorized Signatures - This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. C 1234567890 1UPX 493025 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 03EX5B

YOUR VOTE IS IMPORTANT Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/EPR Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/EPR IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy-EPR Properties This proxy is being solicited on behalf of the Board of Trustees for the Annual Meeting of Shareholders on Friday, May 28, 2021. As a shareholder of EPR Properties (the "Company"), I appoint Gregory K. Silvers, Mark A. Peterson and Craig L. Evans as my attorneys-in-fact and proxies (with full power of substitution), and authorize each of them to represent me at the Annual Meeting of Shareholders of the Company to be held at the Company's offices at 909 Walnut Street, Suite 200, Kansas City, MO 64106, on Friday, May 28, 2021 at 11:00 a.m. (local time), and at any adjournment or postponement of the meeting, and to vote the common shares of beneficial interest in the Company held by me as designated on the reverse side. This proxy revokes all prior proxies given by me. This proxy, when properly executed, will be voted in the manner directed herein by the shareholder. If no choice is indicated on the proxy, the persons named as proxies intend to vote FOR the election of the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4. If any other matters come before the meeting, the persons named as proxies will vote in their discretion. PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE Non-Voting Items Change of Address - Please print new address below. Comments - Please print your comments below. +